Filed Pursuant to Rule 424(b)(3)

Registration No. 333-237327

CANTOR FITZGERALD INCOME TRUST, INC.

SUPPLEMENT NO. 16 DATED MAY 3, 2022

TO THE PROSPECTUS DATED JUNE 3, 2021

This Supplement No. 16 supplements, and should be read in conjunction with, our prospectus dated June 3, 2021, Supplement No. 1, dated June 8, 2021, Supplement No. 2, dated June 15, 2021, Supplement No. 3 dated July 20, 2021, Supplement No. 4 dated July 30, 2021, Supplement No. 5 dated August 17, 2021, Supplement No. 6 dated September 16, 2021, Supplement No. 7 dated October 15, 2021, Supplement No. 8 dated October 22, 2021, Supplement No. 9 dated November 16, 2021, Supplement No. 10 dated December 2, 2021, Supplement No. 11 dated December 16, 2021, Supplement No. 12 dated January 18, 2022, Supplement No. 13 dated February 18, 2022, Supplement No. 14 dated March 17, 2022 and Supplement No. 15 dated April 19, 2022. Defined terms used in this Supplement No. 16 shall have the meaning given to them in the prospectus unless the context otherwise requires. The purpose of this Supplement is to enclose our Annual Report on the Form 10-K for the year ended December 31, 2021 as amended by Amendment No. 1.

Annual Report for the Year Ended December 31, 2021

On March 30, 2022, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2021 (“Form 10-K”), a copy of which is attached to this Supplement as Appendix A-1 (without exhibits). On April 29, 2022, we filed with the Securities and Exchange Commission Amendment No. 1 to Form 10-K (“Amendment No. 1”). Amendment No. 1 was filed solely to include information required by Items 10 through 14 of Part III of the Form 10-K. A copy of Amendment No. 1 is attached to this Supplement as Appendix A-2 (without exhibits).

APPENDIX A-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2021

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                 TO

Commission File Number 000-56043

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as specified in its Charter)

Maryland	81-1310268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to section 12(g) of the Act: Common Stock, $0.01 par value share.

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    YES  ☐    NO  ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    YES  ☐    NO  ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    YES  ☒    NO  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    YES  ☐    NO  ☒

The aggregate market value of the common stock held by non-affiliates of the Registrant: No established market exists for the Registrant’s common stock. As of March 25, 2022, the registrant had 3,618,311 Class AX shares, 1,209,492 Class IX shares, 1,132,974 Class TX shares, 4,371,513 Class I shares, 377,559 Class D shares, 735,856 Class T shares and 4,363 Class S shares of $0.01 par value common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Certain portions of the definitive proxy statement related to the registrant’s 2021 Annual Meeting of Stockholders to be filed hereafter are incorporated by reference into Part III (Items 10, 11, 12, 13 and 14) of this Annual Report on Form 10-K.

Auditor Firm Id: 42 Auditor Name: Ernst & Young LLP                 Auditor Location: New York, NY, US

i

PART I

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements about the Company’s business, including, in particular, statements about the Company’s plans, strategies and objectives. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review Item 1A. “Risk Factors” of this Annual Report on Form 10-K for a discussion of the risks and uncertainties that the Company believes are material to the Company’s business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These factors include, but are not limited to the following:

•	The ability of Cantor Fitzgerald Income Trust, Inc. (the “Company”) to successfully raise capital in the Offerings (as defined below);

•

the Company’s dependence on the resources and personnel of Cantor Fitzgerald Income Advisors, LLC formerly known as Rodin Global Property Advisors, LLC (the “Advisor”), Cantor Fitzgerald Investors, LLC (“CFI”), and their affiliates, including the Advisor’s ability to source and close on attractive investment opportunities on the Company’s behalf;

•	the performance of the Advisor and CFI;

•	the Company’s ability to deploy capital quickly and successfully and achieve a diversified portfolio consistent with target asset classes;

•	the Company’s ability to access financing for its investments;

•	the Company’s liquidity;

•	the Company’s ability to make distributions to its stockholders, including from sources other than cash flow from operations;

•	the effect of paying distributions to stockholders from sources other than cash flow provided by operations;

•	the lack of a public trading market for the Company’s shares;

•	the impact of economic conditions on the tenants, borrowers and others who the Company depends on to make payments to it;

•	the Advisor’s ability to attract and retain sufficient personnel to support growth and operations;

•	the Company’s limited operating history;

•	difficulties in economic conditions generally and the real estate, debt, and securities markets specifically;

•	changes in the Company’s business or investment strategy;

•	environmental compliance costs and liabilities;

•	any failure in the Advisor’s due diligence to identify all relevant facts in the Company’s underwriting process or otherwise;

•

the impact of market and other conditions influencing the availability of equity versus debt investments and performance of the Company’s investments relative to its expectations and the impact on the actual return on invested equity, as well as the cash provided by these investments;

•	defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms;

•	the degree and nature of the Company’s competition;

•	risks associated with using debt to fund the Company’s business activities, including re-financing and interest rate risks;

•	illiquidity of investments in the Company’s portfolio;

•	the Company’s ability to finance its transactions;

•	the effectiveness of the Company’s risk management systems;

•

information technology risks, including capacity constraints, failures, or disruptions in the Company’s systems or those of parties with which the Company interacts, including cybersecurity risks and incidents, privacy risk and exposure to potential liability and regulatory focus;

•	the Company’s ability to realize current and expected returns over the life of its investments;

•	the Company’s ability to maintain effective internal controls;

•	regulatory requirements with respect to the Company’s business, as well as the related cost of compliance;

•	risks associated with guarantees and indemnities related to the Company’s loans;

•

the Company’s ability to qualify and maintain its qualification as a REIT (as defined below) for U.S. federal income tax purposes and limitations imposed on the Company’s business by its status as a REIT;

•

changes in laws or regulations governing various aspects of the Company’s business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor, the Securities & Exchange Commission (the “SEC”), or FINRA and changes to laws governing the taxation of REITs;

•	the Company’s ability to maintain its exemption from registration under the Investment Company Act;

•	general volatility in domestic and international capital markets and economies;

•	effect of regulatory actions, litigation and contractual claims against the Company and its affiliates, including the potential settlement and litigation of such claims;

•	the impact of any conflicts arising among the Company and CFI and its affiliates;

•	the adequacy of the Company’s cash reserves and working capital;

•	increases in interest rates, operating costs and expenses, or greater than expected capital expenditures;

•	the full extent of the impact and effects of the outbreak of coronavirus (COVID-19) on the future financial performance of the Company and its tenants;

•	the timing of cash flows, if any, from the Company’s investments; and

•	other risks associated with investing in the Company’s targeted investments.

The foregoing list of factors is not exhaustive. Factors that could have a material adverse effect on the Company’s operations and future prospects are set forth in Item 1A. “Risk Factors” in this Annual Report on Form 10-K. The factors set forth in the Risk Factors section and described elsewhere in this Annual Report on Form 10-K could cause the Company’s actual results to differ significantly from those contained in any forward-looking statement contained in this Annual Report on Form 10-K.

Item 1. Business.

References herein to “Cantor Fitzgerald Income Trust,” “Company,” “we,” “us,” or “our” refer to Cantor Fitzgerald Income Trust, Inc., formally known as Rodin Global Property Trust, Inc., a Maryland corporation, and its subsidiaries unless the context specifically requires otherwise.

The Company is a Maryland corporation that has elected and qualified to be taxed as a real estate investment trust (“REIT”) for United States (“U.S.”) federal income tax purposes beginning with the taxable year ending December 31, 2017. The Company is externally managed by the Advisor, a Delaware limited liability company and wholly owned subsidiary of the Company’s sponsor, CFI. The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets.

The Company was incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, the Company changed its name to Rodin Global Property Trust, Inc and on July 30, 2020, the Company changed its name to Cantor Fitzgerald Income Trust, Inc.

The Company plans to own substantially all of its assets and conduct its operations through Cantor Fitzgerald Income Trust Operating Partnership, L.P., formally known as Rodin Global Property Operating Partnership, L.P. (the “Operating Partnership”). The Company is the sole general partner and limited partner of the Operating Partnership and CFI’s wholly owned subsidiary, Cantor Fitzgerald Income Trust OP Holdings, LLC, formerly known as Rodin Global Property Trust OP Holdings, LLC (the “Special Unit Holder”), is the sole special unit holder of the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $200,001 investment by CFI. The Company has registered with the SEC an offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in the Company’s primary offering (“Primary Offering”) and up to $250 million in shares pursuant to its distribution reinvestment plan (the “DRP”), and together with the Primary Offering, the “Initial Offering”). The Company’s Registration Statement was declared effective by the SEC on March 23, 2017. On May 18, 2017, the Company satisfied the minimum offering requirement as a result of the purchase of $2.0 million in Class I shares by CFI (the “Minimum Offering Requirement”).

On March 20, 2020, the Company filed a registration statement on Form S-11 with the SEC for a proposed second public offering (the “Follow-On Offering”). Subsequently, on July 31, 2020, the Company terminated the Primary Offering but is continuing to offer up to $50.0 million of common stock pursuant to the DRP. The Company’s Registration Statement for the Follow-On Offering was declared effective by the SEC in August 2020. In the Follow-On Offering, the Company is offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursued to DRP. On July 30, 2020, the Company, amended its charter (as amended, the “Charter”) to redesignate its currently issued and outstanding Class A shares of common stock, Class T shares of common stock and Class I shares of common stock as “Class AX Shares,” “Class TX Shares” and “Class IX Shares,” respectively. In addition, on July 30, 2020, as set forth in the Charter, the Company has reclassified the authorized but unissued portion of its common stock into four additional classes of common stock: Class T Shares, Class S Shares, Class D Shares, and Class I Shares. The Class AX shares, Class TX shares and Class IX shares generally have the same rights, including voting rights, as the Class T shares, Class S shares, Class D shares and Class I shares that the Company is offering pursuant to the Follow-On Offering.

As of March 25, 2022, the Company had sold 3,610,131 Class AX shares, 1,132,974 Class TX shares, 1,209,492 Class IX shares, 735,856 Class T shares, 377,559 Class D shares, 4,363 Class S shares, and 4,371,513 Class I shares of common stock in the Primary Offering and the primary portion of the Follow-On Offering, as well as 261,009 Class AX shares, 101,973 Class TX shares, 68,037 Class IX shares, 3,537 Class T shares, 3,860 Class D shares, 8 Class S shares, and 24,663 Class I shares in the DRP for aggregate net proceeds of $281,286,956 in the Initial Offering and the Follow-On Offering (collectively, the “Offerings”).

Upon commencement of the Follow-On Offering, on August 10, 2020, the Company began operating as a non-exchange traded perpetual-life REIT instead of operating as a REIT of finite duration. In connection with the determination to operate as a perpetual-life REIT, the Company’s board of directors has determined to update the Company’s investment strategy. Prior to the commencement of the Follow-On Offering, the Company’s investment strategy was focused primarily on the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries, as well as origination and investment in loans related to net leased commercial properties. Currently, the Company intends to invest in a diversified portfolio of income-producing commercial real-estate and debt secured by commercial real estate located primarily in the United States. The Company will seek to invest: (a) at least 80% of its assets in properties and real estate-related debt; and (b) up to 20% of its assets in real estate-related securities. The number and type of properties or real estate-related securities that the Company acquires will depend upon real estate market conditions, the amount of proceeds the Company raises in its offerings and other circumstances existing at the time the Company is acquiring such assets.

Prior to the commencement of the Follow-On Offering, the Company determined its net asset value as of the end of each quarter. Net Asset Value (“NAV”), as defined, is calculated consistent with the procedures set forth in the Company’s prospectus and excludes any organization and offering expenses paid by the Advisor on the Company’s behalf (other than selling commissions, dealer manager fees and distribution fees) (“O&O Costs”), with such costs to be reflected in the Company’s NAV to the extent the Company reimburses the Advisor for these costs. Upon commencement of the Follow-On Offering, the Company started determining its NAV on a monthly basis, beginning with determination of NAV as of July 31, 2020. As of December 31, 2021, the Company’s NAV was $25.70 per Class AX share, Class IX share and Class I share, $25.69 per Class D share, and $25.68 per Class TX, Class T share and Class S share. Effective February 1, 2022, the new offering price was $27.05 per Class AX share, Class IX and Class I share, $26.20 per Class TX share, $26.61 per Class T share and Class S share, and $25.69 per Class D share. For further discussion of the Company’s NAV calculation, please see “—Net Asset Value”.

As of December 31, 2021, the Company owned the following investments:

•	A retail property located in Grand Rapids, Michigan (the “GR Property”).

•	An office property located in Fort Mill, South Carolina (the “FM Property”).

•	An office property located in Columbus, Ohio (the “CO Property”).

•	A flex industrial property located in Lewisville, TX (the “Lewisville Property”).

•

A controlling interest (15.96%) in a Delaware Statutory Trust, CF Net Lease Portfolio IV DST (the “DST”), which owns seven properties (individually, a “DST Property” and collectively the “DST Properties”).

•

CF Albertsons Lancaster, LLC (the “Pennsylvania SPE”), which made a preferred equity investment (the “Lancaster PE”) through a joint venture agreement to purchase a cold storage and warehouse distribution facility located in Denver, Pennsylvania (the “PA Property”).

•

CF Albertsons Chicago, LLC (the “Illinois SPE”), which originated a fixed rate, subordinate mezzanine loan (the “Chicago Jr Mezz”) for the acquisition of a cold storage and warehouse distribution facility located in Melrose Park, Illinois (the “IL Property”).

•	A majority interest (75%) in a joint venture with an unrelated third party (the “Battery Street SF JV”) that owns an office property located in San Francisco, California (the “SF Property”).

•	An industrial property located in Phoenix, Arizona (the “Buchanan Property”).

•	Interests (15%) in a Delaware Statutory Trust, CF Station Multifamily DST (the “Station DST”), which owns a multifamily residential property located in Irving, Texas (the “Station Property”).

•

An interest (80.26%) in an affiliated joint venture that owns a majority interest (97%) in a multifamily property located in Carrolton, Texas (the “Keller Property”) through a joint venture with an unrelated third party (the “Keller JV”).

•

A controlling interest (25%) in a Delaware Statutory Trust, CF Summerfield Multifamily DST (the “Summerfield DST”), which owns a multifamily residential property located in Landover, MD (the “Summerfield Property”).

•	An industrial property located in Cleveland, OH (the “Madison Ave Property”).

•	A controlling interest (10%) in a Delaware Statutory Trust, (the “Valencia DST”), which owns a life sciences laboratory and research office property located in Valencia, CA (the “Valencia Property”).

•	An office property located in Cupertino, CA (the “De Anza Property”).

•	A controlling interest of (10%) in a Delaware Statutory Trust, (the “Kacey DST”), which owns a multifamily residential property in Kingwood, TX (the “Kacey Property”).

•	A controlling interest of (10%) in a Delaware Statutory Trust, (the “Industry DST”), which owns multifamily residential property located in Columbus, OH (the “Industry Property”).

The Company has no employees and has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor’s responsibilities include, but are not limited to, providing real estate-related services, including services related to originating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. The Advisor is a wholly owned subsidiary of CFI and therefore, the Advisor and CFI are related parties. The Advisor and its affiliates receive, as applicable, compensation, fees and expense reimbursements for services related to the investment and management of the Company’s assets. Such affiliated entities receive fees, expense reimbursements, and distributions (related to ownership of the Company’s common stock) as well as other compensation during the offering, acquisition, operational and liquidation stages.

The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Annual Report on Form 10-K.

Competition

The Company faces competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Advisor and its affiliates, particularly those with investment strategies that overlap with ours, may seek investment opportunities that would be suitable for the Company. Many of these entities may have greater access to capital to acquire properties than the Company has.

Conflicts of Interests

The Advisor faces conflicts of interest relating to performing services on the Company’s behalf and such conflicts may not be resolved in the Company’s favor, meaning that the Company could acquire less attractive assets, which could limit the Company’s ability to make distributions and reduce the investors’ overall investment return.

The Advisor is an indirect subsidiary of Cantor Fitzgerald, L.P. (“Cantor”) and is organized to provide asset management and other services to us. Cantor controls Cantor Commercial Real Estate (“CCRE”), BGC Partners, Inc. (“BGC”), Newmark Group, Inc. (“Newmark”) and a number of other financial services businesses, including the Company’s dealer manager, Cantor Fitzgerald & Co. (the “Dealer Manager”), and sponsors another non-traded REIT, Rodin Income Trust, Inc. (“RIT”) (collectively, the “Cantor Companies”).

The Company relies on the investment professionals of the Advisor and certain of its affiliates to identify suitable investment opportunities for the Company. The Company’s investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate. RIT focuses on originations of mortgage and mezzanine loans secured mainly by commercial real estate. Newmark does not currently acquire properties or interests in real estate properties, however, through its Berkeley Point business, it originates multifamily loans distributed through the GSE programs of Fannie Mae and Freddie Mac, as well as through HUD programs. In addition, in the course of Newmark’s business, it may generate fees from the referral of loan opportunities to third parties. The persons comprising CCRE’s and Newmark’s day to day management are different than the Company’s investment professionals. However, both lines of business are affiliates and under common control with CFI. Neither CCRE, RIT, nor Newmark nor any other Cantor Company is restricted from competing with the Company’s business, whether by originating or acquiring loans that might be suitable for origination or acquisition by us, or by referring investment opportunities to third parties in exchange for fees. In addition, CCRE, RIT and Newmark are not required to refer such opportunities to the Company. Investment opportunities sourced by the investment professionals of CCRE, Newmark or any other Cantor Company not controlled by CFI, to the extent not pursued by such company, will be allocated by such company in its sole discretion. The investment professionals responsible for sourcing investments for CFI are generally different than the investment professionals responsible for sourcing investments for other Cantor Companies and to the extent there is overlap, such investment professionals will first present suitable opportunities to CFI.

Item 1A. Risk Factors.

Summary Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, the following:

•	The Company may not be able to successfully raise capital in the Offerings.

•

The Company is dependent on the resources and personnel of the Advisor, CFI and their affiliates, including the Advisor’s ability to source and close on attractive investment opportunities on the Company’s behalf.

•	The performance of the Advisor and CFI may affect the Company’s performance.

•	The Company may not be able to deploy capital quickly and successfully and achieve a diversified portfolio consistent with target asset classes.

•	The Company may not have access to financing for its investments.

•

The Company may not be able to make distributions to its stockholders and may make distributions from sources other than cash flow from operations. If the Company pays distributions from sources other than cash flows from operations, it will have less funds available for investment, the overall return to the Company’s stockholders may be reduced and subsequent investors will experience dilution.

•	There is a lack of a public trading market for the Company’s shares.

•	The Company’s operating results will be affected by the impact of economic conditions on the tenants, borrowers and others who the Company depends on to make payments to it.

•	The Advisor may not be able to attract and retain sufficient personnel to support growth and operations;

•	The Company has limited operating history.

•	The Company’s operating results may be affected by the difficulties in economic conditions generally and the real estate, debt, and securities markets specifically.

•	The Company may make changes in its business or investment strategy without stockholder approval.

•	The Company’s results of operations may be affected by environmental compliance costs and liabilities.

•	The Advisor’s due diligence may fail to identify all relevant facts in the Company’s underwriting process or otherwise.

•

The Company’s performance will be subject to the impact of market and other conditions influencing the availability of equity versus debt investments and performance of the Company’s investments relative to its expectations and the impact on the actual return on invested equity, as well as the cash provided by these investments.

•

The Company’s results of operations may be affected by defaults on or non-renewal of leases by tenants, lease renewals at lower than expected rent, or failure to lease properties at all or on favorable rents and terms.

•	The Company is subject to competition in the investments it makes.

•	The Company’s performance is subject to the risks associated with using debt to fund the Company’s business activities, including re-financing and interest rate risks.

•	The investments in the Company’s portfolio are illiquid.

•	The Company’s risk management systems may not be effective.

•

The Company’s business is subject to information technology risks, including capacity constraints, failures, or disruptions in the Company’s systems or those of parties with which the Company interacts, including cybersecurity risks and incidents, privacy risk and exposure to potential liability and regulatory focus.

•	The Company may not be able to realize current and expected returns over the life of its investments.

•	The Company may not be able to maintain effective internal controls.

•	The Company’s business may be affected by regulatory requirements with respect to the Company’s business, as well as the related cost of compliance.

•	The Company’s loans are subject to risks associated with guarantees and indemnities.

•	The Company may fail to qualify or maintain its qualification as a REIT for U.S. federal income tax purposes and is subject to limitations imposed on the Company’s business by its status as a REIT.

•	The ongoing outbreak of the novel coronavirus, or COVID-19, could adversely impact or cause disruption to the Company’s financial condition and results of operations.

•

The Company’s business may be affected by changes in laws or regulations governing various aspects of the Company’s business and non-traded REITs generally, including, but not limited to, changes implemented by the Department of Labor, the SEC, or FINRA and changes to laws governing the taxation of REITs.

•	The Company may not be able to maintain its exemption from registration under the Investment Company Act.

•	The Company’s performance may be affected by general volatility in domestic and international capital markets and economies.

•

The Company’s performance may be affected by regulatory actions, litigation and contractual claims against the Company and its affiliates, including the potential settlement and litigation of such claims.

•	There may be conflicts of interests arising among the Company and CFI and its affiliates.

•	The Company’s cash reserves and working capital may not be adequate.

•	The Company’s performance may be affected by increases in interest rates, operating costs and expenses, or greater than expected capital expenditures.

•	The Company’s operating performance may be affected by timing of cash flows, if any, from the Company’s investments.

•	The Company’s performance is subject to other risks associated with investing in the Company’s targeted investments.

You should specifically consider the following material risks in addition to the other information contained in this Annual Report on Form 10-K. The occurrence of any of the following risk might have a material adverse effect on the Company’s business and financial condition. The risks and uncertainties discussed below are not only ones the Company faces, but do represent those risks and uncertainties that the Company believes are most significant to the Company’s business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to the Company’s Investments in Real Estate

The Company’s investments will be subject to the risks typically associated with real estate.

The Company intends to invest in a diverse portfolio of income-producing commercial real estate, debt secured by commercial real estate and other real estate-related assets. Each of these investments will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties;

•	the potential for uninsured or underinsured property losses; and

•	periods of high interest rates and tight money supply.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the Company’s ability to pay expenses on properties that are not triple net leased, on the ability of the Company’s tenants to pay their rent and of the Company’s borrowers to pay their loans, as well as on the value that the Company can realize from other real estate-related assets the Company originates, own or acquire.

The Company intends to invest primarily in commercial real estate-related assets; therefore, the Company’s results will be affected by factors that affect the commercial real estate industry, including volatility in economic conditions and fluctuations in interest rates.

The Company’s operating results are subject to risks generally incident to the ownership of commercial real estate, including:

•	volatility in general economic conditions;

•	changes in supply of or demand for similar or competing properties in a geographic area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

For these and other reasons, the Company cannot assure the Company’s stockholders that the Company will be profitable or that the Company will realize growth in the value of the Company’s commercial real estate properties.

The Company may have difficulty selling or re-leasing the Company’s properties, and this lack of liquidity may limit the Company’s ability to quickly change the Company’s portfolio in response to changes in economic or other conditions.

Real estate investments generally have less liquidity compared to other financial assets and this lack of liquidity may limit the Company’s ability to quickly change the Company’s portfolio in response to changes in economic or other conditions. The leases the Company may enter into or acquire may be for properties that are specially suited to the particular needs of the Company’s tenant. With these properties, if the current lease is terminated or not renewed, the Company may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if the Company is forced to sell the property, the Company may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect the Company’s ability to sell properties without adversely affecting returns to the Company’s stockholders.

The commercial real estate industry has been and may continue to be adversely affected by economic conditions in the United States and the global financial markets generally.

The Company’s business and operations are dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. A worsening of economic conditions would likely have a negative impact on the commercial real estate industry generally and on the Company’s business and operations specifically. Additionally, disruptions in the global economy, whether as a result of recent economic conditions in China and the Euro-zone, including relating to Brexit, ongoing epidemics of infectious disease (including coronavirus), tariff and trade policies, regional conflict or otherwise, may also have a negative impact on the commercial real estate market domestically. Adverse conditions in the commercial real estate industry could harm the Company’s business and financial condition by, among other factors, reducing the value of the Company’s existing assets, limiting the Company’s access to debt and equity capital, harming the Company’s ability to originate new commercial real estate debt and otherwise negatively impacting the Company’s operations.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on the Company’s stockholders’ investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, the Company may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce the Company’s stockholders’ return. The lease on SF Property expired on December 31, 2021 and the tenant did not renew the lease, as such as of March 28, 2022, the SF Property is vacant.

The Company’s inability to sell a property when the Company desires to do so could adversely impact the Company’s ability to pay cash distributions.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond the Company’s control. The Company cannot predict whether the Company will be able to sell any property for the price or on the terms set by the Company, or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

The Company may be required to expend funds to correct defects or to make improvements before a property can be sold. The Company cannot assure the Company’s stockholders that the Company will have funds available to correct such defects or to make such improvements.

Moreover, in acquiring a property, the Company may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict the Company’s ability to sell a property.

The Company may not be able to sell the Company’s properties at a price equal to, or greater than, the price for which the Company purchased such property, which may lead to a decrease in the value of the Company’s assets.

The Company’s leases may not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict the Company’s ability to sell a property, or if the Company is able to sell such property, may lead to a sale price less than the price that the Company paid to purchase the property.

The Company’s success is materially dependent upon the financial stability of the Company’s tenants.

Prior to commencement of the Follow-On Offering, the Company’s investment focus was primarily on direct equity, joint venture equity, preferred equity, and mezzanine loans related to properties that are net leased to single tenant occupants on a long term basis, and therefore the success of the Company’s investments is materially dependent on the financial stability of these tenants. Lease payment defaults by tenants could negatively impact the Company’s net income and reduce the amounts available for distributions to the Company’s stockholders. A default of a tenant on its lease payment to the Company could cause the Company to lose the revenue from the property and require the Company to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, the Company may experience delays in enforcing the Company’s rights as landlord and may incur substantial costs in protecting the Company’s investment and re-leasing the Company’s property. If a lease is terminated, there is no assurance that the Company will be able to re-lease the property for the rent previously received or sell the property without incurring a loss. A failure by any of the Company’s tenants to meet their obligations to the Company could have a material adverse effect on the Company’s financial condition and results of operations and on the Company’s ability to pay distributions to the Company’s stockholders.

The Company will depend on tenants for the Company’s revenue, and therefore the Company’s revenue will be dependent on the success and economic viability of the Company’s tenants.

The Company expects that rental income from real property will, directly or indirectly, constitute a significant portion of the Company’s income. Delays in collecting accounts receivable from tenants could adversely affect the Company’s cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect the Company’s income. Therefore, the Company’s financial success will be indirectly dependent on the success of the businesses operated by the tenants in the Company’s properties or in the properties securing loans the Company may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect the Company’s operations and the Company’s ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, the Company will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. In addition, while the specifics of the bankruptcy laws of international jurisdictions may differ from the U.S. bankruptcy laws described herein, the bankruptcy or insolvency of a significant tenant or a number of smaller tenants at any of the international properties the Company may acquire, may similarly adversely impact the Company’s operations and the Company’s ability to pay distributions.

Pandemics or other health crises may adversely affect the Company’s tenants’ financial condition and the profitability of the Company’s properties.

The Company’s business and the businesses of the Company’s tenants could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the ongoing outbreak of novel coronavirus (COVID-19).

The profitability of the Company’s properties depends, in part, on the willingness of customers to visit the Company’s tenants’ businesses. The risk, or public perception of the risk, of a pandemic or media coverage of diseases could cause employees, customers and tenants to avoid the Company’s properties, which could adversely affect foot traffic to such properties or their ability to adequately staff the businesses located at those properties. Such events could adversely impact the operations of such properties and have a material adverse effect on the Company’s business, financial condition and results of operations.

The ongoing global health crisis caused by the coronavirus (COVID-19) infectious disease, or the COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could adversely impact or cause disruption to the Company’s financial condition and results of operations as well as the financial condition and results of operations of the Company’s tenants.

Since initially being reported in December 2019, the outbreak of the coronavirus (COVID-19) infectious disease has spread around the world, including in every state in the United States. On March 11, 2020 the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to the COVID-19 pandemic.

The global impact of the COVID-19 pandemic continues to evolve and many countries, states and localities, including states and localities in the United States, have reacted by imposing measures to help control the spread of the virus, including instituting quarantines, “shelter-in-place” and “stay-at-home” orders, travel restrictions, restrictions on businesses and school closures. As a result, the COVID-19 pandemic is negatively impacting almost every industry, including the U.S. commercial real estate industry and the industries of the Company’s tenants, directly or indirectly. The COVID-19 pandemic has triggered a period of global economic slowdown. The fluidity of the COVID-19 pandemic continues to preclude any prediction as to the ultimate adverse impact the pandemic may have on the Company’s business, financial condition, results of operations, cash flows and liquidation.

The COVID-19 pandemic or a future pandemic, epidemic or outbreak of infectious disease affecting states or regions in which the Company or the Company’s tenants operate could have material and adverse effects on the Company’s business, financial condition, results of operations, cash flows and our liquidation due to, among other factors:

•

health or other government authorities requiring the closure of offices or other businesses or instituting quarantines of personnel as the result of, or in order to avoid, exposure to a contagious disease;

•

the continued service and availability of personnel, including executive officers and other leaders that are part of the management team and the ability to recruit, attract and retain skilled personnel—to the extent management or personnel are impacted in significant numbers by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work, business and operating results may be negatively impacted;

•

difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect us and the Company’s and the Company’s tenants’ ability to access capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could affect the Company’s ability to meet liquidity and capital expenditure requirements or have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows;

•	ability to operate or operate in affected areas, or delays in the supply of products or services from the vendors that are needed to operate effectively;

•	reduced economic activity, general economic decline or recession;

•	tenants’ ability to pay rent on their leases or the Company’s ability to lease space in the Company’s properties on favorable terms if the Company’s properties become vacant;

•	the Company’s ability to ensure business continuity in the event the Company’s continuity of operations plan is not effective or improperly implemented or deployed during a disruption; and

•

the Company’s or the Company’s tenant’s ability to operate, which may cause business and operating results to decline or impact the ability to comply with regulatory obligations leading to reputational harm and regulatory issues or fines.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. The full extent of the impact and effects of the COVID-19 pandemic on the future financial performance of the Company, as a whole, and, specifically, on the Company’s properties and other investments are uncertain at this time.

The ultimate impact of the COVID-19 pandemic will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, and production delays, and the uncertainty with respect to the accessibility of additional liquidity or to the capital markets. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to the Company’s performance, financial condition, results of operations and cash flows.

Leases with retail properties’ tenants may restrict the Company from re-leasing space.

The Company may invest in retail properties. Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

The Company may invest in healthcare properties. Adverse trends in healthcare provider operations may negatively affect the Company’s lease revenues and the Company’s ability to make distributions to the Company’s stockholders.

The Company may invest in healthcare properties. The healthcare industry currently is experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of the Company’s tenants and, in turn, the Company’s lease revenues and the Company’s ability to make distributions to the Company’s stockholders.

The Company or its borrowers may be unable to renew leases, lease vacant space or re-lease space as leases expire, which could adversely affect the Company’s financial condition, results of operations, cash flow, cash available for distribution and the Company’s ability to satisfy the Company’s debt service obligations.

The Company cannot assure the Company’s stockholders that leases will be renewed or that properties will be re-leased at rental rates equal to or above existing rental rates or that substantial rent abatements, tenant improvements, early termination rights or tenant-favorable renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates at properties decrease, existing tenants do not renew their leases or do not re-lease a significant portion of available space and space for which leases will expire, the Company’s financial condition, results of operations, cash flow, cash flow available to pay debt service and the Company’s ability to make distributions to the Company’s stockholders and to satisfy the Company’s principal and interest obligations would be adversely affected. Moreover, the resale value of properties could be diminished because the market value of properties depends upon the value of the leases associated with the properties. As of March 28, 2022, the Company has one vacant space from the expiration of the SF Property lease on December 31, 2021.

Adverse changes in general economic conditions can adversely affect the Company’s business.

The Company’s success is dependent upon economic conditions in the U.S. generally, and in the geographic areas internationally in which the Company’s investments are located. Adverse changes in national economic conditions or in the economic conditions of the international regions in which the Company conducts substantial business likely would have an adverse effect on real estate values and, accordingly, the Company’s financial performance, and the Company’s ability to pay distributions.

The Company is currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. The Company’s business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. The Company is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on the Company’s business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for the Company to obtain additional funds. Any of the abovementioned factors could affect the Company’s business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this Annual Report on Form 10-K.

The Company may recognize substantial impairment charges on the Company’s properties.

The Company may incur substantial impairment charges, which the Company is required to recognize whenever the Company sells a property for less than its carrying value or the Company determines that the carrying amount of the property is not recoverable and exceeds its fair value (or, for direct financing leases, that the unguaranteed residual value of the underlying property has declined). By their nature, the timing or extent of impairment charges are not predictable. Impairment charges reduce the Company’s net income, although they do not necessarily affect the Company’s cash flow from operations.

The Company has no established investment criteria limiting the geographic or industry concentration of the Company’s investments. If the Company’s investments are concentrated in an area or asset class that experiences adverse economic conditions, the Company’s investments may lose value and the Company may experience losses.

Properties that the Company acquire may be concentrated in a geographic location or in a particular asset class and certain of the Company’s investments may be secured by a single property or properties in one geographic location or asset class. These investments carry the risks associated with significant geographical or industry concentration. The Company has not established and do not plan to establish any investment criteria to limit the Company’s exposure to these risks for future investments. As a result, the Company’s properties or properties underlying the Company’s investments may be overly concentrated in certain geographic areas or industries and the Company may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which the Company’s investments may be concentrated or economic upheaval with respect to a particular asset class, could have an adverse effect on the Company’s business, including impairing the value of the Company’s properties or of the Company’s collateral or reducing the demand for new financings and limiting the ability of borrowers to pay financed amounts.

In addition, if the Company’s tenants are concentrated in any particular industry, any adverse economic developments in such industry could expose the Company to additional risks. These concentration risks could negatively impact the Company’s operating results and affect the Company’s ability to make distributions to the Company’s stockholders.

As of December 31, 2021, 23.4% of the Company’s investments were concentrated in Ohio, 21.8% in Texas, 21.5% in California, 10.6% in South Carolina, 7.6% in Maryland, 5.0% in Arizona, 3.4% in Illinois, 3.2% in Pennsylvania, 2.6% in Michigan, 0.7% in Oklahoma and 0.2% in Arkansas. In addition, the Company’s portfolio of real estate assets had the following industry concentration: 42.9% single tenant office, 27.7% multifamily, 23.2% single tenant industrial, 3.8% single tenant necessity retail and 2.4% single tenant life sciences.

The Company has no established investment criteria limiting the size of each investment the Company makes. If the Company has an investment that represents a material percentage of the Company’s assets and that investment experiences a loss, the value of the Company’s stockholders’ investment in the Company could be significantly diminished.

The Company is not limited in the size of any single investment the Company may make and certain of the Company’s investments may represent a significant percentage of the Company’s assets. The Company may be unable to raise significant capital and invest in a diverse portfolio of assets which would increase the Company’s asset concentration risk. Any such investment may carry the risk associated with a significant asset concentration. Should any investment representing a material percentage of the Company’s assets, experience a loss on all or a portion of the investment, the Company could experience a material adverse effect, which would result in the value of the Company’s stockholders’ investment in the Company being diminished. As of December 31, 2021, the Company has made twenty investments, six of which, represent more than 10% of the NAV.

The Company’s joint venture partners could take actions that decrease the value of an investment to the Company and lower the Company’s stockholders’ overall potential return.

The Company has and may continue to enter into joint ventures with one or more of the Company’s affiliates or third parties to make investments. The Company may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that the Company’s co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with the Company’s business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to the Company’s instructions or requests or contrary to the Company’s policies or objectives.

Any of the above might subject the Company to liabilities and thus reduce the Company’s returns on the Company’s investment with that co-venturer or partner.

If the Company enters into long-term leases with tenants, those leases may not result in market rental rates over time, which could adversely affect the Company’s revenues and ability to make distributions.

With respect to the Company’s net-lease investments, the Company expects that the majority of the Company’s leases will be long-term operating leases. Long-term leases, as well as leases with renewal options that specify a maximum rent increase, may not allow for market-based or significant increases in rental payments during the term of the lease. If the Company does not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, the Company may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. These circumstances could negatively impact the Company’s operating results and affect the Company’s ability to make distributions.

Highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, the Company’s revenues may be reduced and could cause the Company to reduce distributions to stockholders.

The Company may incur costs to finish build-to-suit properties.

With respect to the Company’s net-lease investments, the Company may acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective tenant. The primary risks of a build-to-suit project are potential for failing to meet an agreed-upon delivery schedule and cost overruns, which may among other things, cause the total project costs to exceed the original budget. In some cases, the prospective tenant will bear these risks. However, in other instances the Company may be required to bear these risks, which means that the Company may have to advance funds to cover cost-overruns that the Company would not be able to recover through increased rent payments or that the Company may experience delays in the project that delay commencement of rent. The Company will attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs described above or any non-occupancy by the tenant upon completion may reduce the project’s and the Company’s portfolio’s returns or result in losses to the Company.

The Company’s operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

The Company may use proceeds from the Offerings to acquire properties upon which the Company will construct improvements. If the Company engages in development or construction projects, the Company will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and the Company’s builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, the Company may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. The Company may incur additional risks if the Company makes periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of the Company’s investment. The Company also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time the Company acquires the property. If the Company’s projections are inaccurate, the Company may pay too much for a property, and the Company’s return on the Company’s investment could suffer.

Lease agreements may have specific provisions that create risks to the Company’s business and may adversely affect the Company.

The Company’s lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for the Company: if the Company planned to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with the Company’s strategy; and if the Company desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. The Company would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of the Company’s lease agreements and/or the judicial review of the Company’s lease prices may adversely affect the Company’s cash flow and the Company’s operating results.

Certain of the Company’s lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. The Company will be exposed to higher maintenance, taxes, and property management expenses with respect to all of the Company’s leases that are not “triple net.”

Environmentally hazardous conditions may adversely affect the Company’s operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of the Company’s properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect the Company’s ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of the Company’s properties, the Company may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the Company’s business, assets or results of operations and, consequently, amounts available for distribution to the Company’s stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of the Company’s properties may contain asbestos-containing building materials.

The Company may invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of the Company’s investment, or may have contained prior to the Company’s investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of the properties that the Company acquires may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of the properties that the Company acquires may be on or adjacent to or near other properties upon which others, including former owners or tenants of the Company’s properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, the Company may acquire properties, or interests in properties, with known adverse environmental conditions. In such an instance, the Company will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, the Company may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of the Company’s properties will have been subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with the Company’s acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. Nonetheless, an environmental liability that would have a material adverse effect on the Company’s business, financial condition or results of operations taken as a whole, may exist at the time of acquisition or may arise in the future, with respect to any properties that the Company acquires. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, it is possible that (i) future laws, ordinances or regulations may impose a material environmental liability or (ii) the then current environmental condition of the properties that the Company acquires may be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to the Company.

Costs of complying with environmental laws and regulations may adversely affect the Company’s income and the cash available for any distributions.

All property and the operations conducted on property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause the Company to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect the Company’s ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require the Company to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, the Company’s tenants’ operations, the existing condition of land when the Company buy it, operations in the vicinity of the Company’s properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect the Company’s properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which the Company may be required to comply and which may subject the Company to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages the Company must pay will reduce the Company’s ability to make distributions.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require the Company to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any monies the Company use to comply with the act will reduce the amount of cash available for distribution.

The Company may not have funding for future tenant improvements which may adversely affect the value of the Company’s assets, the Company’s results of operations and returns to the Company’s stockholders.

If a tenant at one of the Company’s properties does not renew its lease or otherwise vacates its space in one of the Company’s buildings, it is likely that, in order to attract one or more new tenants, the Company will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from the Offerings will be used to acquire property, debt and other investments, and the Company does not anticipate that the Company will maintain permanent working capital reserves. The Company does not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If the Company does not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, the Company may be required to defer necessary or desirable improvements to the Company’s properties. If the Company defers such improvements, the applicable properties may decline in value, and it may be more difficult for the Company to attract or retain tenants to such properties or the amount of rent the Company can charge at such properties may decrease. There can be no assurance that the Company will have any sources of funding available to the Company for repair or reconstruction of damaged property in the future.

The Company’s properties are subject to property and other taxes that may increase in the future, which could adversely affect the Company’s cash flow.

The properties that the Company acquires will be subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of the Company’s leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy while other leases will generally provide that the Company is responsible for such taxes. In any case, as the owner of the properties, the Company is ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, the Company’s tenants may be unable to make the required tax payments, ultimately requiring the Company to pay the taxes even if otherwise stated under the terms of the lease. If the Company fails to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, the Company will generally be responsible for property taxes related to any vacant space.

The Company depends on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect the Company.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of the Company’s assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in the Company’s costs, as the Company may be forced to use backup generators, which also could be insufficient to fully operate the Company’s facilities and could result in the Company’s inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect the Company.

The Company’s operating expenses may increase in the future and to the extent such increases cannot be passed on to the Company’s tenants, the Company’s cash flow and the Company’s operating results would decrease.

Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, the Company may not be able to pass these increases on to the Company’s tenants. To the extent such increases cannot be passed on to the Company’s tenants, any such increases would cause the Company’s cash flow and the Company’s operating results to decrease.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

The Company may acquire retail properties in the future. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to the Company as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, the Company may experience delays and costs in enforcing the Company’s rights as landlord to recover amounts due to the Company under the terms of the Company’s agreements with those parties.

The Company’s industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect the Company’s industrial tenants and therefore the demand for and profitability of the Company’s industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of the Company’s industrial tenants and the demand for and profitability of the Company’s industrial properties.

The hospitality or leisure industry is seasonal.

The hospitality or leisure industry is seasonal in nature. Seasonal slowdown is generally in the third quarter and, to a lesser extent, in the fourth quarter of each year. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that the Company may own. In addition, any such properties that the Company may own may be adversely affected by factors outside the Company’s control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases (including coronavirus), airline strikes, economic factors and other considerations affecting travel.

The hospitality or leisure market is highly competitive and generally subject to greater volatility than the Company’s other market segments.

The hospitality or leisure business is highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to the Company. Competition also comes from non-traditional hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of the Company’s hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that the Company may acquire will change much more rapidly than the demand for space at other properties that the Company acquires. This volatility in room demand and occupancy rates could have a material adverse effect on the Company’s financial condition, results of operations and ability to pay distributions to stockholders.

If the Company invests in hospitality properties like student housing, the Company’s results of operations will be subject to risks inherent in the student housing industry, including a concentrated lease-up period, seasonal cash flows and a potential decrease in enrollment.

Leases at off-campus properties typically require 12 monthly rental installments, whereas leases at residence hall properties typically correspond to the university’s academic year and require ten monthly rental installments. As a result, the Company may experience significantly reduced cash flows during the summer months if the Company invests in residence hall properties. Furthermore, all of the student housing properties must be entirely re-leased each year during a limited leasing season.

In addition, if the Company invests in hospitality properties like student housing, a decrease in enrollment at the universities at which such properties are located could adversely affect the Company’s financial results. University enrollment can be affected by a number of factors including, but not limited to, the current macroeconomic environment, students’ ability to afford tuition and/or the availability of student loans, competition for international students, the impact of visa requirements for international students, higher demand for distance education, and budget constraints that could limit a University’s ability to attract and retain students. If a University’s enrollment were to significantly decline as a result of these or other factors, the Company’s ability to achieve the Company’s leasing targets and thus the Company’s properties’ financial performance could be adversely affected.

The Company faces competition for the investments the Company makes.

In raising funds for investment, the Company faces competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds and private funds. This competition, as well as any change in the attractiveness to investors of an investment in the types of assets to be held by the Company, relative to other types of investments, could adversely affect the Company’s ability to raise funds for future investments. The Company faces competition for the acquisition of commercial properties and real estate-related assets from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. The Company also faces competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, the Advisor’s evaluation of the acceptability of rates of return on the Company’s behalf will be affected by the Company’s relative cost of capital. Thus, to the extent the Company’s fee structure and cost of fundraising is higher than the Company’s competitors, the Company may be limited in the amount of new acquisitions the Company is able to make.

Valuations that the Company obtains may include leases in place on the property being appraised, and if the leases terminate, the value of the property may become significantly lower.

The valuations that the Company obtains on the Company’s properties may be based on the value of the properties when the properties are leased. If the leases on the properties terminate, the value of the properties may fall significantly below the appraised value.

Risks Related to The Company’s Commercial Real Estate Debt and Securities Investments

The commercial real estate debt the Company may originate and invest in and the commercial real estate loans underlying the commercial real estate securities the Company invests in could be subject to delinquency, foreclosure and loss, which could result in losses to the Company.

Commercial real estate loans are secured by commercial real estate and are subject to risks of delinquency, foreclosure, loss and bankruptcy of the borrower, all of which are and will continue to be prevalent if the overall economic environment does not continue to improve. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property can be affected by, each of the following factors, among other things:

•	macroeconomic and local economic conditions;

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	effects on a particular industry applicable to the property, such as hotel vacancy rates;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	branding, marketing and operational strategies;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates;

•	real estate tax rates and other operating expenses;

•	acts of God;

•	pandemics;

•	social unrest and civil disturbances;

•	terrorism; and

•	increases in costs associated with renovation and/or construction.

Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, the Company will suffer a loss.

In the event of any default under a commercial real estate loan held directly by the Company, the Company will bear a risk of loss of principal or accrued interest to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the commercial real estate loan, which could have a material adverse effect on the Company’s cash flow from operations. In the event of a default by a borrower on a non-recourse commercial real estate loan, the Company will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the commercial real estate loan. If a borrower defaults on one of the Company’s commercial real estate investments and the underlying property collateralizing the commercial real estate debt is insufficient to satisfy the outstanding balance of the debt, the Company may suffer a loss of principal or interest. In addition, even if the Company has recourse to a borrower’s assets, the Company may not have full recourse to such assets in the event of a borrower bankruptcy as the loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The Company is also exposed to these risks though the commercial real estate loans underlying a commercial real estate security the Company holds may result in the Company not recovering a portion or all of the Company’s investment in such commercial real estate security.

The B Notes in which the Company may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to the Company.

The Company may invest in B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. The Company cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

The mezzanine loans which the Company may originate or in which the Company may invest would involve greater risks of loss than senior loans secured by the same properties.

The Company has and may continue to originate or invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Company may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the Company’s mezzanine loan. If a borrower defaults on the Company’s mezzanine loan or debt senior to the Company’s loan, or in the event of a borrower bankruptcy, the Company’s mezzanine loan will be satisfied only after the senior debt. As a result, the Company may not recover some or all of the Company’s investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Transitional mortgage loans may involve a greater risk of loss than conventional mortgage loans.

The Company may provide transitional mortgage loans secured by mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional mortgage loan, and the Company may not recover some or all of the Company’s investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a transitional mortgage loan. The Company may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay the Company’s transitional mortgage loan, which could depend on market conditions and other factors. Transitional mortgage loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional mortgage loans held by the Company, the Company bears the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the transitional mortgage loan. To the extent the Company suffers such losses with respect to the Company’s investments in transitional mortgage loans, the value of the Company and of the Company’s common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans the Company may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, non-conforming and non-investment grade loans the Company acquires or originates may have a higher risk of default and loss than conventional loans. Any loss the Company incurs may reduce distributions to stockholders and adversely affect the value of the Company’s common stock.

The Company’s investments in subordinated loans and subordinated commercial mortgage-backed securities may be subject to losses.

The Company may acquire or originate subordinated loans and may invest in subordinated commercial mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy the Company’s loan, the Company may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, the Company may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on the Company’s loan or on debt senior to the Company’s loan, or in the event of a borrower bankruptcy, the Company’s loan will be satisfied only after the senior debt is paid in full. Where debt senior to the Company’s loan exists, the presence of intercreditor arrangements may limit the Company’s ability to amend the Company’s loan documents, assign the Company’s loans, accept prepayments, exercise the Company’s remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which the Company invests, the Company may not be able to recover all of the Company’s investment in the securities the Company purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related residential and commercial mortgage-backed securities, the securities in which the Company invests may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to the Company.

Construction loans involve a high risk of loss if the Company is unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project.

The Company may invest in construction loans. If the Company is unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against the Company for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. The occurrence of such events may have a negative impact on the Company’s results of operations. Other loan types may also include unfunded future obligations that could present similar risks.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans the Company makes or acquires may materially and adversely affect the Company’s investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on the Company’s investment.

Investments that are not United States government insured involve risk of loss.

The Company expects to originate and acquire uninsured loans and assets as part of the Company’s investment strategy. Such loans and assets may include mortgage loans and mezzanine loans. While holding such interests, the Company is subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, the Company bears the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent the Company suffers such losses with respect to the Company’s investments in such loans, the value of the Company and the price of the Company’s common stock may be adversely affected.

The commercial mortgage-backed securities in which the Company may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of commercial mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate residential and commercial mortgage-backed securities will not be fully paid. Subordinate residential and commercial mortgage-backed securities are also subject to greater credit risk than those residential and commercial mortgage-backed securities that are more highly rated.

Interest rate fluctuations could increase the Company’s financing costs and reduce the Company’s ability to generate income on the Company’s investments, either of which could lead to a significant decrease in the Company’s results of operations and cash flows and the market value of the Company’s investments.

The Company’s primary interest rate exposures will relate to the yield on the Company’s investments and the financing cost of the Company’s debt, as well as the Company’s interest rate swaps that the Company utilizes for hedging purposes. Changes in interest rates will affect the Company’s net interest income, which is the difference between the interest income the Company earns on the Company’s interest-earning investments and the interest expense the Company incurs in financing these investments. Interest rate fluctuations resulting in the Company’s interest expense exceeding interest income would result in operating losses for the Company. Changes in the level of interest rates also may affect the Company’s ability to invest in investments, the value of the Company’s investments and the Company’s ability to realize gains from the disposition of investments. Changes in interest rates may also affect borrower default rates.

To the extent that the Company’s financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, the Company’s credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, the Company’s interest expense on floating rate debt would increase, while any additional interest income the Company earns on the Company’s floating rate investments may not compensate for such increase in interest expense. At the same time, the interest income the Company earns on the Company’s fixed-rate investments would not change, the duration and weighted average life of the Company’s fixed-rate investments would increase and the market value of the Company’s fixed-rate investments would decrease. Similarly, in a period of declining interest rates, the Company’s interest income on floating-rate investments would decrease, while any decrease in the interest the Company is charged on the Company’s floating-rate debt may not compensate for such decrease in interest income and interest the Company is charged on the Company’s fixed-rate debt would not change. Any such scenario could materially and adversely affect the Company.

The Company’s operating results will depend, in part, on differences between the income earned on the Company’s investments, net of credit losses, and the Company’s financing costs. For any period during which the Company’s investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of the Company’s borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease the Company’s results of operations and cash flows and the market value of the Company’s investments.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may adversely affect the value of the financial obligations to be held or issued by us that are linked to LIBOR.

LIBOR and other indices which are deemed “benchmarks” are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. It currently appears that, over time, U.S. Dollar LIBOR may be replaced by the Secured Overnight Financing Rate (“SOFR”) published by the Federal Reserve Bank of New York. However, the manner of this shift is currently unknown. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our assets and liabilities will transition away from LIBOR at the same time, and it is possible that not all of our assets and liabilities will transition to the same alternative reference rate, in each case increasing the difficulty of hedging. For example, switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in a manner that minimizes the possibility of value transfer between counterparties, borrowers, and lenders by virtue of the transition, but there is no assurance that the calculated spread will be fair and accurate or that all asset types and all types of securitization vehicles will use the same spread. The Company and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management. The process of transition involves operational risks. As of December 31, 2021, the ICE Benchmark Association, or IBA, announced that one-week and two-week month USD LIBOR maturities and non-USA LIBOR maturities will cease publication. While all remaining USD LIBOR maturities will cease immediately after June 30, 2023. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the market for or value of any securities on which the interest or dividend is determined by reference to LIBOR, loans, derivatives and other financial obligations or on our overall financial condition or results of operations. More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national or other proposals for reform or other initiatives, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark.”

Prepayments can adversely affect the yields on the Company’s investments.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans may reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect the Company’s ability to maintain targeted amounts of leverage to the extent that the Company has a portfolio of residential mortgage-backed security (“RMBS”) and may result in reduced earnings or losses for the Company and negatively affect the cash available for distribution to the Company’s stockholders.

The yield of the Company’s other assets may be affected by the rate of prepayments. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the Company’s control, and consequently, such prepayment rates cannot be predicted with certainty. If the Company is unable to invest the proceeds of any prepayments the Company receives in assets with at least an equivalent yield, the yield on the Company’s portfolio will decline. In addition, the Company may acquire assets at a discount or premium and if the asset does not repay when expected, the Company’s anticipated yield may be impacted. Under certain interest rate and prepayment scenarios the Company may fail to recoup fully the Company’s cost of acquisition of certain investments.

If credit spreads widen before the Company obtains long-term financing for the Company’s assets, the value of the Company’s assets may suffer.

The Company will price the Company’s assets based on the Company’s assumptions about future credit spreads for financing of those assets. The Company expects to obtain longer-term financing for the Company’s assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates the Company charges on the Company’s assets to be securitized are not increased accordingly, the Company’s income may be reduced or the Company may suffer losses.

The Company’s investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

The Company’s investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the senior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to the Company.

The Company’s dependence on the management of other entities in which the Company invests may adversely affect the Company’s business.

The Company will not control the management, investment decisions or operations of the companies in which the Company may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to the Company. The Company will have no ability to affect these management decisions and the Company may have only limited ability to dispose of the Company’s investments.

Many of the Company’s investments will be illiquid and the Company may not be able to vary the Company’s portfolio in response to changes in economic and other conditions.

Certain of the securities that the Company may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the residential and commercial mortgage-backed securities that the Company may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine loans the Company may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, the Company’s ability to vary the Company’s portfolio in response to changes in economic and other conditions may be relatively limited.

Some of the Company’s investments will be carried at an estimated fair value and the Company will be required to disclose the fair value of other investments monthly. The estimated fair value will be determined by the Advisor and, as a result, there may be uncertainty as to the value of these investments.

Some of the Company’s investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. In addition, the Company must disclose the fair value of the Company’s investments in loans each quarter. Such estimates are inherently uncertain. The fair value of securities and other investments, including loans that have limited liquidity or are not publicly traded, may not be readily determinable. The Company will estimate the fair value of these investments on a monthly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, the Company’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of the Company’s common stock could be adversely affected if the Company’s determinations regarding the fair value of these investments are materially higher than the values that the Company ultimately realizes upon their disposal.

The Company’s due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, the Company will assess the strength and skills of such entity’s management and other factors that the Company believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, the Company will rely on the resources available to the Company and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that the Company’s due diligence processes will uncover all relevant facts or that any investment will be successful.

The Company may depend on debtors for the Company’s revenue, and, accordingly, the Company’s revenue and the Company’s ability to make distributions to the Company’s stockholders will be dependent upon the success and economic viability of such debtors.

The success of the Company’s investments in debt secured by commercial properties and other real estate-related assets materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Delays in restructuring or liquidating non-performing debt-related securities could reduce the return on the Company’s stockholders’ investment.

Debt-related securities may become non-performing after acquisition for a wide variety of reasons. In addition, the Company may acquire non-performing debt-related investments. Such non-performing debt-related investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such debt-related security, the borrower under the security may not be able to negotiate replacement “takeout” financing to repay the principal amount of the securities owed to the Company. The Company may find it necessary or desirable to foreclose on some of the collateral securing one or more of the Company’s investments. Intercreditor provisions may substantially interfere with the Company’s ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive as discussed above.

If the Company forecloses on the collateral that will secure the Company’s investments in loans receivable, the Company may incur significant liabilities for deferred repairs and maintenance, property taxes and other expenses, which would reduce cash available for distribution to stockholders.

Some of the properties the Company may acquire in foreclosure proceedings may face competition from newer, more updated properties. In addition, the overall condition of these properties may have been neglected prior to the time the Company would foreclose on them. In order to remain competitive, increase occupancy at these properties and/or make them more attractive to potential tenants and purchasers, the Company may have to make significant capital improvements and/or incur deferred maintenance costs with respect to these properties. Also, if the Company acquires properties through foreclosure, the Company will be responsible for property taxes and other expenses which will require more capital resources than if the Company held a secured interest in these properties. To the extent the Company has to make significant capital expenditures with respect to these properties, the Company will have less cash available to fund distributions and investor returns may be reduced.

Failure to obtain or maintain required approvals and/or state licenses necessary to operate the Company’s mortgage-related activities may adversely impact the Company’s investment strategy.

The Company may in the future be required to obtain various other approvals and/or licenses from federal or state governmental authorities, government sponsored entities or similar bodies in connection with some or all of the Company’s mortgage-related activities. There is no assurance that the Company can obtain any or all of the approvals and licenses that the Company desires or that the Company will avoid experiencing significant delays in seeking such approvals and licenses. Furthermore, the Company will be subject to various disclosures and other requirements to obtain and maintain these approvals and licenses, and there is no assurance that the Company will satisfy those requirements. The Company’s failure to obtain or maintain licenses will restrict the Company’s options and ability to engage in desired activities, and could subject the Company to fines, suspensions, terminations and various other adverse actions if it is determined that the Company has engaged without the requisite approvals or licenses in activities that require an approval or license, which could have a material and adverse effect on the Company’s business, results of operations, financial condition and prospects.

Risks Related to The Company’s Financing Strategy

The Company will incur debt to finance the Company’s operations, which may subject the Company to an increased risk of loss.

The Company will incur debt to finance the Company’s operations. The leverage the Company employs will vary depending on the Company’s ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of the Company’s assets, the yield on the Company’s assets, the targeted leveraged return the Company expects from the Company’s investment portfolio and the Company’s ability to meet ongoing covenants related to the Company’s asset mix and financial performance. The Company’s return on the Company’s investments and cash available for distribution to the Company’s stockholders may be reduced to the extent that changes in market conditions cause the cost of the Company’s financing to increase relative to the income that the Company can derive from the assets the Company acquires.

Debt service payments will reduce the net income available for distributions to the Company’s stockholders. Moreover, the Company may not be able to meet the Company’s debt service obligations and, to the extent that the Company cannot, the Company risks the loss of some or all of the Company’s assets to foreclosure or sale to satisfy the Company’s debt obligations. The Company’s charter or bylaws do not restrict the form of indebtedness the Company may incur.

Hedging against interest rate exposure may adversely affect the Company’s earnings, limit the Company’s gains or result in losses, which could adversely affect cash available for distribution to the Company’s stockholders.

The Company has entered into interest rate swap agreements or pursue other interest rate hedging strategies. The Company’s hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect the Company because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs the Company’s ability to sell or assign the Company’s side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	the Company may purchases a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity the Company engages in may adversely affect the Company’s earnings, which could adversely affect cash available for distribution to the Company’s stockholders. Therefore, while the Company may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if the Company had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, the Company may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Company from achieving the intended accounting treatment and may expose the Company to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. The Company may increase the Company’s hedging activity and thus increase the Company’s hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom the Company enters into a hedging transaction will most likely result in a default. Default by a party with whom the Company enters into a hedging transaction may result in the loss of unrealized profits and force the Company to cover the Company’s resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve the right to terminate the Company’s hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and the Company may not be able to enter into an offsetting contract in order to cover the Company’s risk. The Company cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us, subject us to increased competition or otherwise adversely affect our business.

The laws and regulations governing our operations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business. Furthermore, if regulatory capital requirements-whether under the Dodd-Frank Act, Basel III (i.e., the framework for a comprehensive set of capital and liquidity standards for internationally active banking organizations, which was adopted in June 2011 by the Basel Committee on Banking Supervision, an international body comprised of senior representatives of bank supervisory authorities and central banks from 27 countries, including the United States) or other regulatory action-are imposed on private lenders that provide us with funds, or were to be imposed on us, they or we may be required to limit, or increase the cost of, financing they provide to us or that we provide to others. Among other things, this could potentially increase our financing costs, reduce our ability to originate or acquire loans and reduce our liquidity or require us to sell assets at an inopportune time or price.

Various laws and regulations currently exist that restrict the investment activities of banks and certain other financial institutions but do not apply to us, which we believe creates opportunities for us to participate in certain investments that are not available to these more regulated institutions. However, in 2018, President Trump signed into law a bill easing the regulation and oversight of certain banks under the Dodd-Frank Act. Efforts by the current administration could have further impacts on our industry if previously enacted laws are amended or if new legislative or regulatory reforms are adopted. In addition, the change in administration has led and will lead to leadership changes at a number of U.S. federal regulatory agencies with oversight over the U.S. financial services industry. This poses uncertainty with respect to such agencies’ policy priorities and may lead to increased regulatory enforcement activity in the financial services industry. Although there is a substantial lack of clarity regarding the likelihood, timing and details of potential changes or reforms by the new administration and U.S. Congress, such changes or reforms may impose additional costs on our current or future investments, require the attention of senior management or result in other limitations on our business or investments. We are unable to predict at this time the effect of any such reforms.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business

The Company’s use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on the Company’s operations and cash flow.

The Company has and intends to continue to rely in part on borrowings under credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, the Company is subject to the risks that the Company’s cash flow will not be sufficient to cover required debt service payments and that the Company will be unable to meet other covenants or requirements of the Company’s borrowings.

If the Company cannot meet the Company’s required obligations under the Company’s borrowings, the Company’s property or commercial real estate debt and securities could be foreclosed upon by, or otherwise transferred to, the Company’s lender, with a consequent loss of income and asset value to the Company. Additionally, the Company may be required to refinance the Company’s debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time the Company would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase the Company’s debt service payments, which would decrease the amount of cash the Company would have available for operations, new investments and distribution payments and may cause the Company to determine to sell one or more investments at a time when the Company would not otherwise do so.

The Company has broad authority to incur borrowings and high levels of borrowings could hinder the Company’s ability to make distributions and could decrease the value of the Company’s stockholders’ investment.

The Company expects that in most instances, the Company will make real estate investments by using either existing or new borrowings. In addition, the Company may incur mortgage notes and pledge all or some of the Company’s real estate investments as security for that debt to obtain funds to acquire additional real estate investments. The Company may borrow if the Company needs funds to satisfy the REIT tax qualification requirement that the Company distributes at least 90% of the Company’s annual REIT taxable income to the Company’s stockholders. The Company also may borrow if the Company otherwise deems it necessary or advisable to assure that the Company maintains the Company’s qualification as a REIT.

The Company’s charter does not limit the Company from utilizing financing until the Company’s borrowings exceed 300% of the Company’s net assets, which is generally expected to approximate 75% of the aggregate cost of the Company’s real estate investments and other assets, the Company cash, before deducting loan loss reserves, other non-cash reserves and depreciation. Further, the Company can incur financings in excess of this limitation with the approval of a majority of the Company’s independent directors. High leverage levels could cause the Company to incur higher interest charges and higher debt service payments and the agreements governing the Company’s borrowings may also include restrictive covenants. These factors could limit the amount of cash the Company has available to distribute to the Company’s stockholders or invest in the Company’s business and could result in a decline in the value of the Company’s stockholders’ investment.

If there is a shortfall between the revenues from the Company’s real estate investments and the cash flow needed to service the Company’s borrowings, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, the Company could lose the investment securing the Company’s borrowings that is in default, thus reducing the value of the Company’s stockholders’ investment. The Company may give full or partial guarantees to lenders of the Company’s borrowings to the entities that own the Company’s investments. When the Company provides a guaranty on behalf of an entity that owns one of the Company’s investments, the Company will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single investment could affect multiple investments. If any of the Company’s investments are foreclosed upon due to a default, the Company’s ability to pay cash distributions to the Company’s stockholders will be adversely affected which could result in the Company’s losing the Company’s REIT status and would result in a decrease in the value of the Company’s stockholders’ investment. As of December 31, 2021, the Company’s debt to tangible assets ratio was 55.3%.

Lenders may require the Company to enter into restrictive covenants relating to the Company’s operations, which could limit the Company’s ability to make distributions.

When providing financing, a lender may impose restrictions on the Company that affect the Company’s distribution and operating policies and the Company’s ability to incur additional borrowings. Financing agreements that the Company may enter into may contain covenants that limit the Company’s ability to further incur borrowings, restrict distributions or that prohibit the Company from discontinuing insurance coverage or replacing the Advisor. These or other limitations would decrease the Company’s operating flexibility and the Company’s ability to achieve the Company’s operating objectives, including making distributions.

The Company may not be able to access financing sources on attractive terms, if at all, which could adversely affect the Company’s ability to execute the Company’s business plan.

The Company will require significant outside capital to fund and grow the Company’s business. The Company’s business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been and will continue to be the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis and, despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, the Company does not know whether any sources of capital will be available to the Company in the future on terms that are acceptable to the Company, if at all. If the Company cannot obtain sufficient debt and equity capital on acceptable terms, the Company’s business and the Company’s ability to operate could be severely impacted.

Increases in interest rates could increase the amount of the Company’s payments on the Company’s borrowings and adversely affect the Company’s ability to pay distributions to the Company’s stockholders.

The Company has and may continue to incur borrowings in the future. To the extent that the Company incurs variable rate borrowings, increases in interest rates would increase the Company’s interest costs, which could reduce the Company’s cash flow and the Company’s ability to pay distributions. In addition, if the Company needs to repay existing borrowings during periods of rising interest rates, the Company could be required to liquidate one or more of the Company’s investments at times that may not permit realization of the maximum return on such investments.

Risks Related to Conflicts of Interest

The Advisor and its affiliates, including all of the Company’s executive officers and some of the Company’s directors and other key real estate professionals, will face conflicts of interest caused by their compensation arrangements with the Company, which could result in actions that are not in the best interests of the Company’s stockholders.

The Company’s executive officers and the key real estate professionals relied upon by the Advisor are compensated by the Advisor and its affiliates. The Advisor and its affiliates will receive substantial fees from the Company. These fees could influence the Advisor’s advice to the Company as well as the judgment of affiliates of the Advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of the Company’s agreements with the Advisor and its affiliates, including the Advisory Agreement (as defined below) and the dealer manager agreement;

•	offerings of equity by the Company, which entitle the Dealer Manager to dealer-manager fees and will likely entitle the Advisor to increased asset management fees;

•

acquisitions of investments and originations of loans, which entitle the Advisor to asset management fees and, in the case of acquisitions of investments from other Cantor Companies or affiliates, might entitle affiliates of the Advisor to disposition fees and other fees in connection with its services for the seller;

•	borrowings to acquire investments and to originate loans, which borrowings will increase the asset management fees payable to the Advisor;

•

whether and when the Company seeks to list the Company’s common stock on a national securities exchange, which listing could entitle an affiliate of the Advisor to have their special units redeemed; and

•

whether and when the Company seeks to sell the Company or its assets, which sale could entitle CFI to reimbursement of the Sponsor Support and an affiliate of the Advisor to a disposition fee and/or have their special units redeemed.

The fees the Advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence the Advisor to recommend riskier transactions to us.

The Company may compete with other Cantor Companies for investment opportunities for the Company, which could negatively impact the Company’s ability to locate suitable investments.

The Company’s investment strategy may overlap with some of the strategies of other Cantor Companies. CCRE is primarily in the business of originating and securitizing whole mortgage loans secured by commercial real estate. RIT primarily focuses on the origination of mortgage and mezzanine loans secured mainly by commercial real estate. Opportunities to originate or acquire such loans by CCRE or RIT may be competitive with some of the Company’s potential investments. Although Newmark does not currently acquire properties or interests in real estate properties, through its Berkeley Point business, it originates multifamily loans distributed through the GSE programs of Fannie Mae and Freddie Mac, as well as through HUD programs. In addition, in the course of Newmark’s business, it may generate fees from the referral of loan opportunities to third parties. Members of CCRE’s and Newmark’s day to day management teams are generally different than the Company’s investment professionals. However, both lines of business are under common control with the Company. CCRE, RIT, and Newmark and their respective subsidiaries are not restricted from competing with the Company’s business, whether by originating or acquiring loans that might be suitable for origination or acquisition by the Company, or by referring loan opportunities to third parties in exchange for fees. CCRE, RIT, and Newmark are not required to refer any such opportunities to the Company. The Advisor and its affiliates face conflicts of interest relating to performing services on the Company’s behalf and allocating investment opportunities to the Company, and such conflicts may not be resolved in the Company’s favor, meaning the Company could acquire less attractive assets, which could limit the Company’s ability to make distributions and reduce the Company’s stockholders’ overall investment return.

The Company’s affiliation with Cantor and the relationships of the Company’s executive officers, CFI and the Advisor may not lead to investment opportunities for the Company.

There can be no assurance that the Company’s affiliation with affiliates of CFI or the relationships of the Company’s executive officers, CFI and the Advisor will result in investment opportunities or service relationships for the Company on favorable terms, if at all. If the Company is unable to generate attractive investment opportunities, the Company will have fewer investments and the Company’s ability to pay distributions will be limited. In addition, certain of the Company’s affiliates may be constrained by approvals and/or obligations with respect to third-party investors and as a result may not be able to provide services to the Company.

The Advisor will face conflicts of interest relating to joint ventures that the Company may form with affiliates of the Advisor, which conflicts could result in a disproportionate benefit to the other venture partners at the Company’s expense.

If approved by a majority of the Company’s independent directors, the Company may enter into joint venture agreements with other Cantor Companies or affiliated entities for the acquisition, development or improvement of properties or other investments. The Advisor and its affiliates, the advisors to the other Cantor Companies and the investment advisers to institutional investors in real estate and real estate-related assets, have some of the same executive officers, directors and other key real estate professionals, and these persons will face conflicts of interest in determining which program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between the Company’s interests and the interests of the Cantor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between the Company and a Cantor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Cantor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with the Company’s business interests or goals. As a result, these co-venturers may benefit to the Company’s and the Company’s stockholders’ detriment. As of December 31, 2021, a majority of the Company’s investments have been initially structured as joint ventures with Cantor Companies and their affiliates.

The fees the Company pays to the Advisor and its affiliates in connection with the Offerings and in connection with the management of the Company’s investments were not determined on an arm’s length basis; therefore, the Company does not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to the Advisor, the Company’s dealer manager and other affiliates for services they provide for the Company were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that the Company would otherwise pay to third parties for such services.

The Advisor faces a conflict of interest because the fees it receives for services performed are based in part on the Company’s NAV, which the Advisor is ultimately responsible for determining.

The Advisor is paid an asset management fee for its services based on the Company’s NAV, which the Advisor is ultimately responsible for determining. In addition, the distributions to be received by the special unit holder with respect to its performance participation interest in the operating partnership will be based in part upon the operating partnership’s net assets (which is a component of the Company’s NAV). The calculation of the Company’s NAV includes certain subjective judgments with respect to estimating, for example, the value of the Company’s portfolio and the Company’s accrued expenses, net portfolio income and liabilities, and therefore, the Company’s NAV may not correspond to realizable value upon a sale of those assets. The Advisor may benefit by the Company retaining ownership of the Company’s assets at times when the Company’s stockholders may be better served by the sale or disposition of the Company’s assets in order to avoid a reduction in the Company’s NAV. If the Company’s NAV is calculated in a way that is not reflective of the Company’s actual NAV, then the purchase price of shares of the Company’s common stock or the price paid for the repurchase of the Company’s stockholders’ shares of common stock on a given date may not accurately reflect the value of the Company’s portfolio, and the Company’s stockholders’ shares may be worth less than the purchase price or more than the repurchase price.

The Advisor’s asset management fee and the performance participation allocation may not create proper incentives or may induce the Advisor and its affiliates to make certain investments, including speculative investments, that increase the risk of the Company’s real estate portfolio.

The Company pays the Advisor an asset management fee regardless of the performance of the Company’ portfolio. The Advisor’s entitlement to an asset management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for the Company’s portfolio. The Company may be required to pay the Advisor a management fee in a particular period despite experiencing a net loss or a decline in the value of the Company’s portfolio during that period.

The existence of the 12.5% performance participation interest in the Company’s operating partnership to which the special unit holder is entitled, is based on the Company’s total distributions plus the change in NAV per share, may create an incentive for the Advisor to make riskier or more speculative investments on the Company’s behalf than it would otherwise make in the absence of such performance-based compensation. In addition, the change in NAV per share will be based on the value of the Company’s investments on the applicable measurement dates and not on realized gains or losses. As a result, the special unit holder may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains ultimately may not be realized when those assets are eventually disposed of.

Because the asset management fee and the performance participation interest are based on the Company’s NAV, the Advisor may also be motivated to accelerate acquisitions in order to increase NAV, which would increase amounts payable to the Advisor and the special unit holder.

The Advisor, the real estate professionals assembled by the Advisor, their affiliates and the Company’s officers will face competing demands on their time and this may cause the Company’s operations and the Company’s stockholders’ investment to suffer.

The Company relies on the Advisor and the real estate professionals the Advisor has assembled, including Messrs. Lutnick, Milner and Griffin, for the day-to-day operation of the Company’s business. Messrs. Lutnick, Milner and Griffin are also executive officers or managers of certain other Cantor Companies and affiliates. As a result of their interests in other Cantor Companies and affiliates, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Lutnick, Milner and Griffin will face conflicts of interest in allocating their time among the Company, the Advisor and its affiliates, other Cantor Companies as well as other business activities in which they are involved. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to the Company’s business than are desirable. As a result, the returns on the Company’s investments, and the value of investment in the Company, may decline.

Certain of the Company’s executive officers and certain of the Advisor’s and its affiliates’ key real estate professionals who perform services for the Company may perform services for other entities to whom they may also owe duties that will conflict with their duties to the Company.

The Company’s executive officers and the Advisor’s and its affiliates’ key real estate professionals may provide services for other Cantor Companies. To the extent they do so, they will owe duties to each of these entities, their members and limited partners and investors, which duties may from time-to-time conflict with the fiduciary duties that they owe to the Company and stockholders. In addition, CFI may grant equity interests in the Advisor and the special unit holder, to certain management personnel performing services for the Advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to the Company’s business, which could harm the implementation of the Company’s business strategy and the Company’s investment opportunities. If the Company does not successfully implement the Company’s business strategy, the Company may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of the Company’s assets.

Because other real estate programs may be offered through the Company’s dealer manager concurrently with the Offerings, the Company’s Dealer Manager may face potential conflicts of interest arising from competition among the Company and these other programs for investors and investment capital, and such conflicts may not be resolved in the Company’s favor.

The Company’s Dealer Manager may also act as the dealer manager for the public and private offerings of other programs sponsored by CFI, other Cantor Companies or unaffiliated sponsors. For example, future programs sponsored by CFI, other Cantor Companies or unaffiliated sponsors may seek to raise capital through public offerings conducted concurrently with the Company’s Follow-On Offering. As a result, the Company’s Dealer Manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. CFI will generally seek to avoid simultaneous offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and strategies. Nevertheless, there may be periods during which one or more programs sponsored by CFI will be raising capital and may compete with the Company for investment capital. Such conflicts may not be resolved in the Company’s favor and the Company’s stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment.

Risks Related to Investment in The Company’s Common Stock

The Company has limited operating history which makes the Company’s future performance difficult to predict.

The Company has limited operating history and may not be able to meet the Company’s investment objectives. If the Company’s capital resources are insufficient to support the Company’s operations, the Company will not be successful.

The Company’s stockholders should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like the Company, in their early stage of development. To be successful in this market, the Company or the Advisor must, among other things:

•	identify and acquire or originate investments that further the Company’s investment strategies;

•	respond to competition for the Company’s targeted investments, as well as for potential investors in the Company; and

•	capitalize the Company’s business operations with sufficient debt and equity.

The Company cannot guarantee that the Company will succeed in achieving these goals, and the Company’s failure to do so could cause the Company’s stockholders to lose all or a portion of their investment.

Because the Offerings are a blind-pool offering, the Company’s stockholders will not have the opportunity to evaluate the Company’s investments before the Company makes them, which makes their investment in the Company more speculative.

The Company will seek to invest substantially all of the net proceeds from the Offerings after the payment of fees and expenses in a diversified portfolio of income-producing commercial real estate. Because the Company has only made a limited number of investments to date and have not identified any other investments that the Company may make, the Company is not able to provide stockholders with any information to assist them in evaluating the merits of any specific investments that the Company may make. Because the Company’s stockholders will be unable to evaluate the economic merit of assets before the Company invests in them, they will have to rely entirely on the ability of the Advisor to select suitable and successful investment opportunities. The Company cannot predict the Company’s actual allocation of assets at this time because such allocation will also be dependent, in part, upon the amount of financing the Company is able to obtain, if any, with respect to each asset class in which the Company invests. Furthermore, the Company’s board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and the Company’s stockholders will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the speculative nature of an investment in the Company.

If the Company pays cash distributions from sources other than the Company’s cash flow from operations, the Company will have less funds available for investments and the Company’s stockholders’ overall return may be reduced.

The Company’s organizational documents do not restrict the Company from paying distributions from any source and do not restrict the amount of distributions the Company may pay from any source, including proceeds from the Offerings or the proceeds from the issuance of securities in the future, other third party borrowings, advances from the Advisor or CFI or from the Advisor’s deferral or waiver of its fees under the Advisory Agreement. Distributions paid from sources other than current or accumulated earnings and profits, particularly during the period before the Company has substantially invested the net proceeds from the Offerings, may constitute a return of capital for tax purposes. From time to time, particularly during the period before the Company has substantially invested the net proceeds from the Offerings, the Company may generate taxable income greater than the Company’s taxable income for financial reporting purposes, or the Company’s taxable income may be greater than the Company’s cash flow available for distribution to stockholders. In these situations the Company may make distributions in excess of the Company’s cash flow from operations, investment activities and strategic financings to satisfy the REIT distribution requirement. In such an event, the Company would look first to other third party borrowings to fund these distributions. If the Company funds distributions from financings, the net proceeds from the Offerings or sources other than the Company’s cash flow from operations, the Company will have less funds available for investment in income-producing commercial real estate and the Company’s stockholders’ overall return may be reduced. In addition, if the aggregate amount of cash the Company distributes to stockholders in any given year exceeds the amount of the Company’s taxable income generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in the Company’s common stock equals or is reduced to zero as the result of the Company’s current or prior year distributions. Such distributions may effectively dilute or reduce the value of the stockholders remaining interest in the Company’s net asset value.

Pursuant to the Distribution Support Agreement, in certain circumstances where the Company’s cash distributions exceed MFFO, CFI will purchase up to $5.0 million of shares in the Company’s public offerings (including the $2.0 million of shares purchased to satisfy the Minimum Offering). The sponsor has purchased Class IX shares in the Company’s Initial Offering and will purchase Class I shares in this Follow-On Offering at the then current Follow-On Offering price per such class of shares. The sale of these shares will result in the dilution of the ownership interests of the Company’s public stockholders. Upon termination or expiration of the distribution support agreement, the Company may not have sufficient cash available to pay distributions at the rate the Company had paid during preceding periods or at all. As of December 31, 2021, CFI’s remaining obligation pursuant to the Distribution Support Agreement is limited to $1,867,720. If the Company pay distributions from sources other than the Company’s cash flow from operations, the Company will have less cash available for investments, the Company may have to reduce the Company’s distribution rate, the Company’s net asset value may be negatively impacted and the Company’s stockholders overall return may be reduced. As of December 31, 2021, the Company has declared distributions of $30,781,216, of which 29% were paid using proceeds from the Offerings, including $1,132,280 from the purchase of additional shares by CFI.

Because no public trading market for the Company’s shares currently exists, it will be difficult for the Company’s stockholders to sell their shares and, if they are able to sell their shares, they will likely sell them at a substantial discount to the Follow-On Offering price.

There is no public market for the Company’s shares and the Company currently has no plans to list the Company’s shares on a national securities exchange. Until the Company’s shares are listed, if ever, it will be difficult for the Company’s stockholders to sell their shares. In addition, the Company’s charter prohibits the ownership of more than 9.8% in value or number of shares, whichever is more restrictive, of the Company’s outstanding common stock, unless exempted (prospectively or retroactively) by the Company’s board of directors, which may discourage large investors from purchasing the Company’s shares. In its sole discretion, the Company’s board of directors could amend, suspend or terminate the Company’s share repurchase program without stockholder approval. Further, the share repurchase program includes numerous restrictions that will severely limit stockholders’ ability to sell their shares. Therefore, it will be difficult for the Company’s stockholders to sell their shares promptly or at all. If they are able to sell their shares, they would likely have to sell them at a substantial discount to their public Follow-On Offering price. It is also likely that the Company’s shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of the Company’s shares, investors should purchase the Company’s shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The availability and timing of distributions to the Company’s stockholders is uncertain and cannot be assured.

There is no assurance that distributions will be authorized and paid. The Company cannot assure the Company’s stockholders that the Company will have sufficient cash to pay distributions or that the amount of any such distributions will increase over time. In addition, the distribution fees payable with respect to Class T shares, Class S shares and Class D shares will reduce the amount of funds available for distribution with respect to all Class T shares, Class S shares and Class D shares, as applicable (including Class T shares, Class S shares and Class D shares issued pursuant to our distribution reinvestment plan). Further, because the distribution fees payable with respect to Class T shares and Class S shares are higher than those payable with respect to Class D shares, distributions with respect to Class T shares and Class S shares will be lower than distributions with respect to Class D shares; also, because there are no distribution fees payable with respect to Class I shares, distributions with respect to Class T shares, Class S shares and Class D shares will be lower than distributions with respect to Class I shares. Should the Company fail for any reason to distribute at least 90% of the Company’s REIT taxable income, the Company would not qualify for the favorable tax treatment accorded to REITs absent qualifying remedial action.

If the Company raises substantial Follow-On Offering proceeds in a short period of time, the Company may not be able to invest all of the Company’s Follow-On Offering proceeds promptly, which may cause the Company’s distributions and the Company’s stockholders’ investment returns to be lower than they otherwise would be.

The more shares the Company sells in the Company’s Follow-On Offering, the greater the Company’s challenge will be to invest all of the Company’s net Follow-On Offering proceeds. The large size of the Company’s Follow-On Offering increases the risk of delays in investing the Company’s net proceeds promptly and on attractive terms. Pending investment, the net proceeds of the Company’s Follow-On Offering may be invested in permitted temporary investments, which include short-term United States government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on these investments, which affects the amount of cash available to make distributions to stockholders, has fluctuated in recent years and most likely will be less than the return obtainable from the type of investments in the real estate industry the Company seeks to acquire or originate. Therefore, delays the Company encounters in the selection, due diligence and acquisition or origination of investments would likely limit the Company’s ability to pay distributions to the Company’s stockholders and lower their overall returns. In addition, cash and cash equivalents may potentially subject the Company to concentration of risk and at times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation insurance limits. As of December 31, 2021, the Company had approximately $19 million in cash.

The transaction price for shares of the Company’s common stock is based on the Company’s NAV and will not be based on any public trading market. Neither NAV nor the transaction price may be an accurate reflection of the fair market value of the Company’s assets and liabilities and likely will not represent the amount of net proceeds that would result if the Company were liquidated or dissolved or the amount the Company’s stockholders would receive upon the sale of their shares.

The NAV per share and the transaction price per share of each class of shares, if different than NAV, may not be an accurate reflection of the fair value of the Company’s assets and liabilities in accordance with GAAP, may not reflect the price at which the Company would be able to sell all or substantially all of the Company’s assets or the outstanding shares of the Company’s common stock in an arm’s length transaction, may not represent the value that the Company’s stockholders could realize upon a sale of the Company or upon the liquidation of the Company’s assets and settlement of the Company’s liabilities, and may not be indicative of the price at which shares of the Company’s common stock would trade if they were listed on a national securities exchange. In addition, such values may not be the equivalent of the disclosure of a market price by an open-ended real estate fund.

Any methodologies used to determine a NAV per share may be based upon assumptions, estimates and judgments that may not be accurate or complete, such that, if different property-specific and general real estate and capital market assumptions, estimates and judgments were used, it could result in an NAV per share that is significantly different.

The SEC has approved an amendment to National Association of Securities Dealers, or “NASD”, Conduct Rule 2340, which became effective on April 11, 2016 and sets forth the obligations of FINRA members to provide per share values in customer account statements calculated in a certain manner. Because the Company will use a portion of the proceeds from the Offerings to pay sales commissions, dealer manager fees and organization and Follow-On Offering expenses, which will reduce the amount of funds available for investment, unless the Company’s aggregate investments increase in value to compensate for these up-front fees and expenses, it is likely that the value shown on the Company’s stockholders’ account statement will be lower than the purchase price paid by them in the Offerings.

Valuations and appraisals of the Company’s properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value the Company’s properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. In addition, the Company generally does not undertake to mark to market the Company’s debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in the Company’s determination of NAV at an amount determined in accordance with GAAP. As a result, valuations and appraisals of the Company’s properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond the Company’s control and the control of the Independent Valuation Firm and other parties involved in the valuation of the Company’s assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining the Company’s NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of the Company’s properties, the Company’s investments in real estate-related assets and the Company’s liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. The Company’s NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which the Company’s assets could be liquidated on any given day, the value a third party would pay for all or substantially all of the Company’s shares, or the price that the Company’s shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of the Company’s shares of common stock, or the price the Company paid to repurchase shares of the Company’s common stock to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price stockholders will pay for the Company’s shares, and the price at which the stockholders’ shares may be repurchased by the Company pursuant to the Company’s share repurchase program, will be based on the Company’s NAV per share, the stockholder may pay more than realizable value or receive less than realizable value for the stockholder’s investment.

In order to disclose a monthly NAV, the Company is reliant on the parties that the Company engages for that purpose, in particular Robert A. Stanger & Co. (the “Independent Valuation Firm”) and the appraisers that the Company will hire to value and appraise the Company’s real estate portfolio.

In order to disclose a monthly NAV, the Company’s board of directors, including a majority of the Company’s independent directors, has adopted valuation procedures and has engaged the Independent Valuation Firm to value the Company’s investment assets and liabilities and to calculate the Company’s NAV on a monthly basis. The Company may also engage other independent third parties to assist in the valuation of the Company’s investment assets and liabilities. The Company’s board of directors, including a majority of the Company’s independent directors, may replace the Independent Valuation Firm with another third party or retain another third-party firm to calculate the NAV for each of the Company’s share classes, if it is deemed appropriate to do so. Although the Company’s board of directors, with the assistance of the Advisor, oversees all of these parties and the reasonableness of their work product, the Company will not independently verify the Company’s NAV or the components thereof, such as the appraised values of the Company’s properties. The Company’s management’s assessment of the market values of the Company’s properties may also differ from the appraised values of the Company’s properties as determined by the Independent Valuation Firm. If the parties engaged by the Company to determine the Company’s monthly NAV are unable or unwilling to perform their obligations to the Company, the Company’s NAV could be inaccurate or unavailable, and the Company could decide to suspend the Offerings and the Company’s share repurchase program.

The Company’s NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing the Company’s assets and liabilities.

The Company’s valuation procedures and the Company’s NAV are not subject to GAAP and will not be subject to independent audit. The Company’s NAV may differ from equity (net assets) reflected on the Company’s audited financial statements, even if the Company is required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, the Company dependent on the Advisor to be reasonably aware of material events specific to the Company’s properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in the calculation of the Company’s NAV. In addition, the implementation and coordination of the Company’s valuation procedures include certain subjective judgments of the Advisor, such as whether the Independent Valuation Firm should be notified of events specific to the Company’s properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties the Company engages, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, stockholders must rely entirely on the Company’s board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties the Company engages in order to arrive at the Company’s NAV, which may not correspond to realizable value upon a sale of the Company’s assets.

The Company’s board of directors, including a majority of the Company’s independent directors, may adopt changes to the valuation procedures.

Each year the Company’s board of directors, including a majority of the Company’s independent directors, will review the appropriateness of the Company’s valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, the Company currently excludes amounts owed to the Advisor for reimbursement of O&O Costs, consistent with the Company’s valuation procedures. The Company also does not generally undertake to mark to market the Company’s real estate-related liabilities, but rather these liabilities are usually included in the Company’s determination of NAV at an amount determined in accordance with GAAP. As a result, the realizable value of specific debt investments and real property assets encumbered by debt that are used in the calculation of the Company’s NAV may be higher or lower than the value that would be derived if such property-related liabilities were marked to market. In some cases such difference may be significant. If the Company acquires real property assets as a portfolio, the Company may pay a premium over the amount that the Company would pay for the assets individually. Other public REITs may use different methodologies or assumptions to determine their NAV. As a result, it is important that the Company’s stockholders pay particular attention to the specific methodologies and assumptions the Company uses to calculate the Company’s NAV. The Company’s board of directors may change these or other aspects of the Company’s valuation procedures, which changes may have an adverse effect on the Company’s NAV and the price at which shares may be repurchased under the Company’s share repurchase program. See the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus for more details regarding the Company’s valuation methodologies, assumptions and procedures.

The Company’s NAV per share may materially change if the valuations of the Company’s properties materially change from prior valuation or the actual operating results materially differ from what the Company originally budgeted, including as a result of the Company’s advisor invoicing the Company for previously unbilled operating expenses.

It is possible that the annual appraisals of the Company’s properties may not be spread evenly throughout the year and may differ from the prior valuation utilized in the most recent prior valuation. As such, when these appraisals are reflected in the Company’s Independent Valuation Firm’s valuation of the Company’s real estate portfolio, there may be a material change in the Company’s NAV per share for each class of the Company’s common stock. Property valuation changes can occur for a variety of reasons, such as local real estate market conditions, the financial condition of the Company’s tenants, or lease expirations. For example, the Company will regularly face lease expirations across the Company’s portfolio, and as the Company moves further away from lease commencement toward the end of a lease term, the valuation of the underlying property will be expected to drop depending on the likelihood of a renewal or a new lease on similar terms. Such a valuation drop can be particularly significant when closer to a lease expiration, especially for single tenant buildings or where an individual tenant occupies a large portion of a building. The Company is at the greatest risk of these valuation changes during periods in which the Company has a large number of lease expirations as well as when the lease of a significant tenant is closer to expiration. Similarly, if a tenant will have an option in the future to purchase one of the Company’s properties from the Company at a price that is less than the current valuation of the property, then if the value of the property exceeds the option price, the valuation will be expected to decline and begin to approach the purchase price as the date of the option approaches.

In addition, actual operating results may differ from what the Company originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. The Company accrues estimated income and expenses on a quarterly basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. On a periodic basis, the Company adjusts the income and expense accruals the Company estimated to reflect the income and expenses actually earned and incurred. The Company will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what the Company previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of the Company’s common stock to increase or decrease.

The Advisory Agreement provides that any operating expenses which have not been invoiced by the Advisor will not become the Company’s obligations. Without these provisions in the Advisory Agreement, such operating expenses, if invoiced, would likely be recorded as liabilities of ours, which, in turn, would likely have a negative effect on the Company’s NAV per share. The Advisory Agreement provides that the Advisor will not invoice the Company for any reimbursement if the impact of such would result in the incurrence of an obligation in an amount that would result in the Company’s NAV per share for any class of shares to be less than $25.00. The Company may, however, incur and record an obligation to reimburse the Advisor, even if it would result in the Company’s NAV per share for any class of shares for such quarter to be less than $25.00, if the Company’s board of directors determines that the reasons for the decrease of the Company’s NAV per share below $25.00 were unrelated to the Company’s obligation to reimburse the Advisor for operating expenses. The Advisory Agreement also provides that the Advisor may be reimbursed for previously unbilled operating expenses for prior periods in any subsequent quarter, subject to certain limitations, including the limitation related to the NAV per share of $25.00 referenced above and the 2%/25% limitation described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Party Transactions – Fees and Expenses – Other Operating Expenses” below. The incurrence of previously unbilled operating expenses likely will have a negative effect on the Company’s NAV per share. As of December 31, 2021, the Advisor has incurred $12,728,245 of Unreimbursed Operating Expenses (as defined below), including $11,493,992 of Unreimbursed Operating Expenses that have not been invoiced to the Company.

It may be difficult to reflect, fully and accurately, material events that may impact the Company’s monthly NAV.

The Advisor’s determination of the Company’s monthly NAV per share will be based in part on appraisals of each of the Company’s properties provided annually by the Company’s Independent Valuation Firm or independent third-party appraisal firms in individual appraisal reports reviewed by the Independent Valuation Firm in accordance with valuation guidelines approved by the Company’s board of directors. As a result, the Company’s published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. The Advisor will review appraisal reports and monitor the Company’s properties and real estate-related securities, and is responsible for notifying the Independent Valuation Firm of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Company’s properties and real estate-related securities or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that the Company’s NAV may be appropriately adjusted in accordance with the Company’s valuation guidelines. Depending on the circumstance, the resulting potential disparity in the Company’s NAV may be in favor of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.

The Company’s stockholders will experience dilution.

The Company’s stockholders will incur immediate dilution equal to the costs of the Follow-On Offering the Company incurs in selling such shares. This means that investors who purchase the Company’s shares of common stock will pay a price per share that exceeds the amount available to the Company to invest in assets.

In addition, the Company’s stockholders do not have preemptive rights. The Company’s board may elect to (i) sell additional shares in the Offerings or future public offerings, including through the DRP, (ii) issue equity interests in private offerings, (iii) issue shares to the Advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of the Company’s common stock to sellers of assets the Company acquires in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent the Company issues additional equity interests, investors who purchase shares in the Offerings who do not participate in those other stock issuances will experience dilution in their percentage ownership of the Company’s outstanding shares. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of the Company’s investments, investors may also experience dilution in the book value and fair value of their shares and in the earnings and distributions per share. Furthermore, investors may experience a dilution in the value of their shares depending on the terms and pricing of any share issuances (including the shares being sold in the Follow-On Offering) and the value of the Company’s assets at the time of issuance.

Payments to the Advisor or the special unit holder in respect of any common stock or operating partnership units they elect to receive in lieu of fees or distributions will dilute future cash available for distribution to the Company’s stockholders.

The Advisor and the special unit holder may choose to receive the Company’s common shares or operating partnership units in lieu of certain fees or distributions. The holders of all operating partnership units will be entitled to receive cash from operations pro rata with the distributions being paid to the Company and such distributions to the holders of operating partnership units will reduce the cash available for distribution to the Company and to the Company’s stockholders. Furthermore, under certain circumstances the operating partnership units held by the Advisor or the special unit holder are required to be repurchased, in cash at the holder’s election, and there may not be sufficient cash to make such a repurchase payment; therefore, the Company may need to use cash from operations, borrowings, offering proceeds or other sources to make the payment, which will reduce cash available for distribution to the Company’s stockholders or for investment in the Company’s operations. Repurchases of any of the Company’s shares or operating partnership units that were received by the Company’s advisor in lieu of a cash asset management fee are not subject to the monthly and quarterly volume limitations or the 5% holding discount under the Company’s share repurchase program, and such sales receive priority over other shares being put for repurchase during such period. Repurchases of any of the Company’s shares or operating partnership units that were received by the special unit holder in lieu of a cash distribution with respect to its performance participation allocation are not subject to the 5% holding discount under the Company’s share repurchase program, but, in the case of shares, such repurchases are subject to the monthly and quarterly volume limitations and do not receive priority over other shares being put for repurchase during such period.

The Company’s ability to implement the Company’s investment strategy is dependent, in part, upon the ability of the Company’s Dealer Manager to successfully conduct the Offerings, which makes an investment in the Company more speculative.

The Company has retained Cantor Fitzgerald & Co., an affiliate of CFI and the Advisor, to conduct the Offerings as the Company’s Dealer Manager. The Dealer Manager has not previously acted as a dealer manager for this type of Follow-On Offering or raised proceeds through a similar distribution system. The success of the Offerings, and the Company’s ability to implement the Company’s business strategy, is dependent upon the ability of the Dealer Manager to build and maintain a network of broker-dealers to sell the Company’s shares to their clients. If the Dealer Manager is not successful in establishing, operating and managing this network of broker-dealers, the Company’s ability to raise proceeds through the Offerings will be limited and the Company may not have adequate capital to implement the Company’s investment strategy. In addition, if the Dealer Manager has difficulties selling the Company’s shares of common stock, the amount of proceeds the Company raises in the Offerings may be substantially less than the amount the Company would need to create a diversified portfolio of investments, which could result in less diversification in terms of the type, number and size of investments that the Company makes. If the Company is unsuccessful in implementing the Company’s investment strategy, stockholders could lose all or a part of their investment. As of December 31, 2021, the Company raised $240,504,096 in the Offerings.

The loss of or the inability to obtain key real estate professionals at the Advisor could delay or hinder implementation of the Company’s investment strategies, which could limit the Company’s ability to make distributions and decrease the value of the Company’s stockholders’ investment.

The Company’s success depends upon the contributions of Messrs. Lutnick, Milner and Griffin. The Advisor does not have an employment agreement with any of these key personnel and the Company cannot guarantee that all, or any particular one, will remain affiliated with the Company and/or the Advisor. If any of these persons were to cease their association with the Company, whether because they are internalized into other Cantor sponsored programs, or otherwise, the Company’s operating results could suffer. The Company does not intend to maintain key person life insurance on any person. The Company believes that the Company’s future success depends, in large part, upon the Advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. There is competition for such professionals, and the Advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If the Company loses or are unable to obtain the services of highly skilled professionals the Company’s ability to implement the Company’s investment strategies could be delayed or hindered, and the value of the Company’s stockholders’ investment may decline.

If the Company internalizes the Company’s management functions, stockholders’ interests in the Company could be diluted and the Company could incur other significant costs associated with being self-managed.

The Company’s board of directors may decide in the future to internalize the Company’s management functions. If the Company does so, the Company may elect to negotiate to acquire assets of the Advisor and/or to directly employ the personnel of CFI or its affiliates that the Advisor utilizes to perform services on its behalf for the Company.

Additionally, while the Company would no longer bear the cost of the various fees and expenses the Company expects to pay to the Advisor under the Advisory Agreement, the Company’s additional direct expenses would include general and administrative costs, including certain legal, accounting and other expenses related to corporate governance, SEC reporting and compliance matters that otherwise would be borne by the Advisor. The Company would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of the Company’s officers and other employees and consultants that will be paid by the Advisor or its affiliates. The Company may issue equity awards to officers, employees and consultants of the Advisor or its affiliates in connection with an internalization transaction, which awards would decrease net income and MFFO and may further dilute stockholders’ investment. The Company cannot reasonably estimate the amount of fees to the Advisor the Company would save or the costs the Company would incur if the Company became self-managed. If the expenses the Company assumes as a result of an internalization are higher than the expenses the Company avoids paying to the Advisor, the Company’s net income and MFFO would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to the Company’s stockholders and the value of the Company’s shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, the Company could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for the Company to invest and cash available to pay distributions.

If the Company internalizes the Company’s management functions, the Company could have difficulty integrating these functions as a stand-alone entity. Currently, the Advisor and/or its affiliates perform portfolio management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides the Company with economies of scale. The Company may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become the Company’s employees but may instead remain employees of CFI or its affiliates. An inability to manage an internalization transaction effectively could result in the Company’s incurring excess costs and suffering deficiencies in the Company’s disclosure controls and procedures or the Company’s internal control over financial reporting. Such deficiencies could cause the Company to incur additional costs and the Company’s management’s attention could be diverted from most effectively managing the Company’s investments.

The Company’s rights and the rights of the Company’s stockholders to recover claims against the Company’s independent directors are limited, which could reduce the Company’s stockholders and the Company’s recovery against the Company’s independent directors if they negligently cause the Company to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in the Company’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. The Company’s charter provides that no independent director shall be liable to the Company or the Company’s stockholders for monetary damages and that the Company will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, the Company’s stockholders and the Company may have more limited rights against the Company’s independent directors than might otherwise exist under common law, which could reduce the Company’s stockholders and the Company’s recovery from these persons if they act in a negligent manner. In addition, the Company may be obligated to fund the defense costs incurred by the Company’s independent directors (as well as by the Company’s other directors, officers, employees (if the Company ever has employees) and agents) in some cases, which would decrease the cash otherwise available for distribution.

The Company’s board of directors may change the Company’s investment policies generally and at the individual investment level without stockholder approval, which could alter the nature of the Company’s stockholders’ investment.

The Company’s charter requires that the Company’s independent directors review the Company’s investment policies at least annually to determine that the policies the Company is following are in the best interests of the stockholders. In addition to the Company’s investment policies, the Company also may change the Company’s stated strategy for any particular investment. These policies may change over time. The methods of implementing the Company’s investment policies also may vary, as new investment techniques are developed. The Company’s investment policies, the methods for their implementation, and the Company’s other strategies, policies and procedures may be altered by the Company’s board of directors without the approval of the Company’s stockholders except to the extent that the policies are set forth in the Company’s charter. As a result, the nature of the Company’s stockholders’ investment could change without their consent. Prior to commencement of the Follow-On Offering, the Company’s investment strategy was focused primarily on the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom, and other European countries, as well as origination and investment in loans related to net leased commercial properties.

The Company will provide investors with information using FFO and MFFO, which are non-GAAP financial measures that may not be meaningful for comparing the performances of different REITs and that have certain other limitations.

The Company will provide investors with information using FFO and MFFO, which are non-GAAP measures, as additional measures of the Company’s operating performance. The Company expects to compute FFO in accordance with the standards established by NAREIT. The Company expects that the Company will compute MFFO in accordance with the definition established by the IPA. However, the Company’s computation of FFO and MFFO may not be comparable to other REITs that do not calculate FFO or MFFO using these definitions without further adjustments.

FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements. Neither FFO nor MFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP and should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of the Company’s liquidity.

Stockholders’ ability to have their shares repurchased is limited under the Company’s share repurchase program. If stockholders are able to have their shares repurchased, it may be at a price that is less than the price they paid for the shares and the then-current market value of the shares.

The Company’s share repurchase program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from the Company or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate and if holders of shares do not hold their shares for a minimum of one year, then they will only be eligible for repurchase at 95% of the transaction price that would otherwise apply. The Company may choose to redeem fewer shares than have been requested in any particular month to be repurchased under the Company’s share repurchase program, or none at all, in the Company’s discretion at any time. The Company may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond the Company’s control, the need to maintain liquidity for the Company’s operations or because the Company has determined that investing in real property or other illiquid investments is a better use of the Company’s capital than the repurchase of the Company’s shares. In addition, the total amount of shares that may be repurchased under the Company’s share repurchase program is limited, in any calendar month, to shares whose aggregate value (based on the transaction price per share on the date on the repurchase) is 2% of the Company’s aggregate NAV as of the last calendar day of the previous month and during any calendar quarter whose aggregate value (based on the transaction price per share in effect when the repurchase is effected) is up to 5% of the Company’s aggregate NAV as of the last calendar day of the prior calendar quarter.

The vast majority of the Company’s assets will consist of properties or other assets which cannot generally be readily liquidated on short notice without impacting the Company’s ability to realize full value upon their disposition. Therefore, the Company may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Further, the Company may invest in real estate-related securities and other securities with the primary goal of maintaining liquidity in support of the Company’s share repurchase program. Any such investments may result in lower returns than an investment in real estate assets, which could adversely impact the Company’s ability to pay distributions and the stockholders’ overall return. In addition, the Company’s board of directors may modify, suspend or terminate the Company’s share repurchase program at any time in its sole discretion. As a result of these limitations, stockholders’ ability to have their shares repurchased by the Company may be limited, the Company’s shares should be considered as having only limited liquidity and at times may be illiquid. In addition, the repurchase price stockholders may receive upon any such repurchase may not be indicative of the price they would receive if the Company’s shares were actively traded or if the Company were liquidated, and stockholders should not assume that they will be able to sell all or any portion of their shares back to the Company pursuant to the Company’s share repurchase program or to third parties at a price that reflects the then current market value of the shares or at all.

Because the Dealer Manager is one of the Company’s affiliates, investors will not have the benefit of an independent due diligence review of the Company, the absence of which increases the risks and uncertainty they face as stockholders.

The Company’s Dealer Manager, Cantor Fitzgerald & Co., is one of the Company’s affiliates. Because the Company’s Dealer Manager is an affiliate, its due diligence review and investigation of the Company and the prospectus for the Offerings cannot be considered to be an independent review. Therefore, the Company’s stockholders do not have the benefit of an independent review and investigation of the Offerings of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Payment of fees to the Advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that the Company’s stockholders will not be able to recover the amount of their investment in the Company’s shares.

The Advisor and its affiliates will perform services for the Company in connection with the selection, acquisition, origination, management, and administration of the Company’s investments. The Company will pay them substantial fees for these services, which will result in immediate dilution to the value of the Company’s stockholders’ investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to the Advisor may be increased, subject to approval by the Company’s board of directors, including a majority of the Company’s independent directors, and the other limitations in the Advisory Agreement and charter, which would further dilute the Company’s stockholders’ investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares of each class the Company sells in the Company’s Offerings, the Company estimates that the Company will use 96.6% (assuming the full payment of Sponsor Support and all shares available pursuant to the Company’s DRP are sold) of the gross proceeds from the Primary Offering for investments.

These fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of the Company’s portfolio would be less than the purchase price of the shares in the Offerings. These substantial fees and other payments also increase the risk that stockholders will not be able to resell their shares at a profit, even if the Company’s shares are listed on a national securities exchange.

Risks Related to The Company’s Follow-On Offering and he Company’s Corporate Structure

The Company’s charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to the Company’s stockholders.

The Company’s charter, with certain exceptions, authorizes the Company’s directors to take such actions as are necessary and desirable to preserve the Company’s qualification as a REIT. To help the Company comply with the REIT ownership requirements of the Internal Revenue Code, the Company’s charter prohibits a person from directly or constructively owning more than 9.8% in value of the Company’s outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the Company’s outstanding common stock, unless exempted (prospectively or retroactively) by the Company’s board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of the Company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of the Company’s assets) that might provide a premium price for holders of the Company’s common stock.

The Company’s charter permits the Company’s board of directors to issue stock with terms that may subordinate the rights of the Company’s common stockholders or discourage a third party from acquiring the Company in a manner that could result in a premium price to the Company’s stockholders.

The Company’s board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, the Company’s board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of the Company’s common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of the Company, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of the Company’s assets) that might provide a premium price to holders of the Company’s common stock.

Maintenance of the Company’s Investment Company Act exemption imposes limits on the Company’s operations.

Neither the Company nor the Operating Partnership nor any of the subsidiaries of the Operating Partnership intend to register as an investment company under the Investment Company Act. The Company intends to make investments and conduct the Company’s operations so that the Company is not required to register as an investment company. If the Company were obligated to register as an investment company, the Company would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase the Company’s operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis, which the Company refers to as the 40% test. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (“non-investment companies”).

Because the Company is a holding company that conducts its businesses through subsidiaries in order to comply with the 40% test, the securities issued by the Company’s subsidiaries that rely on the exclusion from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Company may own directly, may not have a combined value in excess of 40% of the value of the Company’s total assets on an unconsolidated basis. This requirement limits the types of businesses in which the Company may engage through these joint venture partnerships and subsidiaries. For the purposes of the 40% test, however, the Company takes the position that general partnership interests in joint ventures structured as general partnerships are not considered securities at all and thus are not investment securities. The Company must monitor the Company’s holdings and those of the Operating Partnership to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U. S. government securities and cash items) on an unconsolidated basis. Through the Operating Partnership’s subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.

One or more of the Company’s subsidiaries or subsidiaries of the Operating Partnership may seek to rely on the exclusion from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying interests and at least 80% of its portfolio must be comprised of qualifying interests and real estate-type interests (and no more than 20% comprised of miscellaneous assets).

Although the Company does not intend to be an investment company by virtue of the application of the 40% test discussed above, the Company, the Operating Partnership and/or the Company’s direct or indirect subsidiaries may seek to rely upon the exclusion from the definition of investment company provided by Section 3(c)(6) of the Investment Company Act, which is available for holding company-type entities “primarily engaged, directly or through majority-owned subsidiaries, in one or more of the business described in [Sections 3(c)(3), 3(c)(4) and 3(c)(5), including Section 3(c)(5)(C), of the Investment Company Act]…” In the context of a parent holding company conducting its business through its subsidiaries relying upon the Section 3(c)(5)(C) exclusion, the Company interprets “primarily engaged” element of the 3(c)(6) exclusion to require that at least 55% of the parent company’s assets to be employed in, and that at least 55% of the parent company’s income to be derived from, the parent company’s majority- and wholly-owned subsidiaries that qualify for the 3(c)(5)(C) exclusion.

Qualification for an exclusion from registration under the Investment Company Act will limit the Company’s ability to acquire or sell certain assets and also could restrict the time at which the Company may acquire or sell assets. For purposes of the exclusions provided by Sections 3(c)(5)(C), the Company will classify the Company’s investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on the Company’s view of what constitutes a qualifying interest and a real estate-type interest. For purposes of the Section 3(c)(6) exclusion, the Company will make determinations of whether or not a parent holding company is primarily engaged in the Section 3(c)(3), 3(c)(4) and 3(c)(5), including Section 3(c)(5)(C), businesses of its majority- and wholly-owned subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on the Company’s view thereof. These no-action positions were and are issued in accordance with factual situations that may be substantially different from the factual situations the Company may face and a number of these no-action positions related to Section 3(c)(5)(C) were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C) and accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force the Company to re-evaluate the Company’s portfolio and the Company’s investment strategy.

The loss of the Company’s Investment Company Act exemption could require the Company to register as an investment company or substantially change the way the Company conducts its business, either of which may have an adverse effect on the Company and the market price of the Company’s common stock.

On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which the SEC stated that it and its staff were reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the Investment Company Act, related to such investment activity (which may include one or more of the Company’s direct subsidiaries), should continue to be allowed to rely on such an exclusion from registration. Although the SEC has not taken formal action related to this release since its publication, if the SEC or its staff takes action with respect to this exclusion, any changes could mean that certain of the Company’s subsidiaries could no longer rely on the Section 3(c)(5)(C) exclusion and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that the Company’s investment in those subsidiaries would be investment securities and also may not qualify as “good” holdings for the purposes of the Section 3(c)(6) exclusion. This could result in the Company’s failure to maintain the Company’s exclusion from registration as an investment company.

If the Company fails to maintain an exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, the Company could, among other things, be required either: (i) to substantially change the manner in which the Company conducts its operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on the Company. If the Company is required to register as an investment company under the Investment Company Act, the Company would become subject to substantial regulation with respect to the Company’s capital structure (including its ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

The recently adopted SEC standard of conduct for investment professionals and proposed state legislation or regulations could impact the Company’s ability to raise capital.

On June 5, 2019, the SEC adopted “Regulation Best Interest: The Broker-Dealer Standard of Conduct,” a package of rulemakings and interpretations that address customers’ relationships with investment advisers and broker-dealers under the Securities Exchange Act of 1934, as amended, that includes: (i) the requirement, commencing on June 30, 2020, that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the client relationship summary, or Form CRS, which will be required commencing on June 30, 2020, and will require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures, as well as conflicts of interest and disciplinary history, (iii) guidance restating and clarifying the SEC’s view on the fiduciary duty owed by investment advisors to clients under Section 206 of the Investment Advisers Act of 1940, as amended, and (iv) guidance clarifying the SEC’s view as to the ability of a broker-dealer to provide advice that is “solely incidental” to its transaction execution services without being required to register as an investment advisor. As part of their duty of care, broker-dealers may have a general obligation to evaluate a variety of products before making their recommendations.

In addition, several states, including Maryland, Nevada, New Jersey, and Massachusetts, have passed laws or proposed regulations requiring investment advisers, broker-dealers and/or agents to disclose conflicts of interest to clients or to meet standards that their advice be in the customer’s best interest. These recent developments could result in additional requirements imposed on such persons related to the marketing of the Company’s shares.

While the Company continues to monitor and evaluate the various proposals, the Company cannot predict what other proposals may be made, what legislation or regulation may be introduced or become law. Therefore, until such time as final rules or laws are in place, the potential impact on the marketing of the Company’s shares through the impacted channels is uncertain.

Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that Regulation Best Interest may have on purchasing and holding Interests. Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on the Company’s ability to raise capital.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact the Company’s ability to raise capital in the Follow-On Offering, which would harm the Company’s ability to achieve the Company’s investment objectives.

Commencing June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating broker-dealers cannot be determined at this time, and it may negatively impact whether participating broker-dealers and their associated persons recommend this Follow-On Offering to certain retail customers. If Regulation Best Interest reduces the Company’s ability to raise capital in this Follow-On Offering, it would harm the Company’s ability to create a diversified portfolio of investments and ability to achieve the Company’s investment objectives.

The Company’s stockholders will have limited control over changes in the Company’s policies and operations, which increases the uncertainty and risks they face as a stockholder.

The Company’s board of directors determines the Company’s major policies, including the Company’s policies regarding financing, growth, debt capitalization, REIT qualification and distributions. The Company’s board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and the Company’s charter, the Company’s stockholders have a right to vote only on the following limited matters:

•	the election or removal of directors;

•

the amendment of the Company’s charter, except that the Company’s board of directors may amend the Company’s charter without stockholder approval to (a) increase or decrease the aggregate number of the Company’s shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue, (b) effect certain reverse stock splits, and (c) change the Company’s name or the name or other designation or the par value of any class or series of the Company’s stock and the aggregate par value of the Company’s stock;

•	the Company’s liquidation or dissolution;

•	the Company’s conversion;

•	statutory share exchanges;

•	certain reorganizations of the Company, as provided in the Company’s charter; and

•	certain mergers, consolidations or sales or other dispositions of all or substantially all the Company’s assets, as provided in the Company’s charter.

The Company’s board’s broad discretion in setting policies and the Company’s stockholders’ inability to exert control over those policies increases the uncertainty and risks the Company’s stockholders face.

If the Company does not successfully implement a liquidity transaction, the Company’s stockholders may have to hold their investment for an indefinite period.

The Company’s charter does not require the Company’s board of directors to pursue a transaction providing liquidity to the Company’s stockholders. If the Company’s board of directors determines to pursue a liquidity transaction, the Company would be under no obligation to conclude the process within a set time. If the Company adopts a plan of liquidation and/or sale, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which the Company’s investments are located and federal income tax effects on the Company’s stockholders that may prevail in the future. The Company cannot guarantee that the Company will be able to liquidate all of the Company’s assets on favorable terms, if at all. In addition, the Company is not restricted from effecting a liquidity transaction with a company affiliated with Cantor, which may result in certain conflicts of interest. After the Company adopts a plan of liquidation and/or sale, the Company would likely remain in existence until all the Company’s investments are liquidated. If the Company does not pursue a liquidity transaction or delay such a transaction due to market conditions, the Company’s common stock may continue to be illiquid and the Company’s stockholders may, for an indefinite period of time, be unable to convert their shares to cash easily, if at all, and could suffer losses on their investment in the Company’s shares.

The Company’s charter includes a provision that may discourage a stockholder from launching a tender offer for the Company’s shares.

The Company’s charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with these requirements, no person may transfer any shares held by such person to the offeror without first offering the shares to the Company at the tender offer price offered in such tender offer. In addition, the noncomplying offeror person shall be responsible for all of the Company’s expenses in connection with that offeror’s noncompliance. This provision of the Company’s charter may discourage a person from initiating a tender offer for the Company’s shares and prevent the Company’s stockholders from receiving a premium price for their shares in such a transaction.

Federal Income Tax Risks

If the Company fails to qualify as a REIT, the Company’s operations and the Company’s ability to pay distributions to the Company’s stockholders would be adversely impacted.

The Company elected to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended on December 31, 2017 and intends to operate in a manner that would allow it to continue to qualify as a REIT. The Company’s qualification as a REIT depends on the Company’s satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company’s control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as the Company does. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

If the Company were to fail to qualify as a REIT in any taxable year:

•	the Company would not be allowed to deduct the Company’s distributions to the Company’s stockholders when computing the Company’s taxable income;

•	the Company would be subject to federal income tax (including any applicable alternative minimum tax) on the Company’s taxable income at regular corporate rates;

•

the Company would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•

the Company’s cash available for distribution would be reduced because the Company would be subject to entity level income taxes and the Company would have less cash to distribute to the Company’s stockholders; and

•

the Company might be required to borrow additional funds or sell some of the Company’s assets in order to pay corporate tax obligations the Company may incur as a result of the Company’s disqualification.

The Company’s stockholders may have current tax liability on distributions they elect to reinvest in the Company’s common stock.

If the Company’s stockholders participate in the Company’s DRP, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of the Company’s common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, they will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless stockholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Even if the Company qualifies as a REIT for federal income tax purposes, the Company may be subject to other tax liabilities that reduce the Company’s cash flow and the Company’s ability to make distributions.

Even	if the Company qualifies as a REIT for federal income tax purposes, the Company may be subject to some federal, state and local taxes on the Company’s income or property. For example:

•

In order to qualify as a REIT, the Company must distribute annually at least 90% of the Company’s REIT taxable income to the Company’s stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that the Company satisfies the distribution requirement but distribute less than 100% of the Company’s REIT taxable income, the Company will be subject to federal corporate income tax on the undistributed income.

•

The Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions the Company pays in any calendar year are less than the sum of 85% of the Company’s ordinary income, 95% of the Company’s capital gain net income and 100% of the Company’s undistributed income from prior years.

•

If the Company elects to treat property that the Company acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” the Company may avoid the 100% tax on the gain from a resale of that property but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•

If the Company sells an asset, other than foreclosure property, that the Company holds primarily for sale to customers in the ordinary course of business, the Company’s gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of the Company’s taxable REIT subsidiaries.

The Company’s investments in debt instruments may cause the Company to recognize taxable income in excess of cash received related to that income for federal income tax purposes even though no cash payments have been received on the debt instruments.

It is expected that the Company may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. The Company may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to the Company in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value, and could cause the Company to recognize taxable income in excess of cash received related to that income.

In general, the Company will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, the Company may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the Company may be required to accrue interest income with respect to subordinate residential and commercial mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a significant risk that the Company may recognize substantial taxable income in excess of cash available for distribution. In that event, the Company may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which the Company recognizes taxable income in excess of cash received related to that income is recognized.

REIT distribution requirements could adversely affect the Company’s ability to execute the Company’s business plan.

The Company generally must distribute annually at least 90% of the Company’s REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that the Company distributes. To the extent that the Company satisfies this distribution requirement, but distribute less than 100% of the Company’s REIT taxable income, the Company will be subject to federal corporate income tax on the Company’s undistributed REIT taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax if the actual amount that the Company pay out to the Company’s stockholders in a calendar year is less than a minimum amount specified under federal tax laws. The Company intends to make distributions to the Company’s stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, the Company may generate taxable income greater than the Company’s taxable income for financial reporting purposes, or the Company’s taxable income may be greater than the Company’s cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).

If the Company does not have other funds available in these situations the Company could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable the Company to pay out enough of the Company’s taxable income to satisfy the REIT distribution requirements and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase the Company’s costs or reduce the Company’s equity. Thus, compliance with the REIT requirements may hinder the Company’s ability to operate solely on the basis of maximizing profits.

To maintain the Company’s REIT status, the Company may be forced to forego otherwise attractive business or investment opportunities, which may delay or hinder the Company’s ability to meet the Company’s investment objectives and reduce the Company’s stockholders’ overall return.

To qualify as a REIT, the Company must satisfy certain tests on an ongoing basis concerning, among other things, the sources of the Company’s income, nature of the Company’s assets and the amounts the Company distributes to the Company’s stockholders. The Company may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in the Company’s business or when the Company does not have funds readily available for distribution. Compliance with the REIT requirements may hinder the Company’s ability to operate solely on the basis of maximizing profits and the value of the Company’s stockholders’ investment.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (i) all or a portion of the Company’s assets are subject to the rules relating to taxable mortgage pools, (ii) the Company is a “pension-held REIT,” (iii) a tax-exempt stockholder has incurred debt to purchase or hold the Company’s common stock, or (iv) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, the Company buys (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (iii), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

The “taxable mortgage pool” rules may increase the taxes that the Company or the Company’s stockholders incur and may limit the manner in which the Company conducts securitizations or financing arrangements.

The Company may be deemed to be itself or make investments in entities that own or are themselves deemed to be taxable mortgage pools. As a REIT, provided that the Company owns 100% of the equity interests in a taxable mortgage pool, the Company generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from the Company that is attributable to the taxable mortgage pool. In addition, to the extent that the Company’s stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, the Company will incur a corporate-level tax on a portion of the Company’s income from the taxable mortgage pool. In that case, the Company is authorized to reduce and intend to reduce the amount of the Company’s distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by the Company that is attributable to such stockholder’s ownership.

Similarly, certain of the Company’s securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. The Company intends to structure the Company’s securitization and financing arrangements as to not create a taxable mortgage pool. However, if the Company has borrowings with two or more maturities and (i) those borrowings are secured by mortgages or residential or commercial mortgage-backed securities and (ii) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or residential or commercial mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of the Company’s investments were to be treated as a taxable mortgage pool, then the Company’s REIT status would not be impaired, provided the Company owns 100% of such entity, but a portion of the taxable income the Company recognizes may be characterized as “excess inclusion” income and allocated among the Company’s stockholders to the extent of and generally in proportion to the distributions the Company makes to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•

be taxable (at the highest corporate tax rate) to the Company, rather than to the Company’s stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect the Company’s ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The Company intends to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to the Company’s qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize the Company’s ability to qualify as a REIT.

The tax on prohibited transactions will limit the Company’s ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. The Company might be subject to this tax if the Company were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, the Company may choose not to engage in certain sales of loans at the REIT level, and may limit the structures the Company utilizes for the Company’s securitization transactions, even though the sales or structures might otherwise be beneficial to the Company.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that the Company engages in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force the Company to liquidate otherwise attractive investments.

To qualify as a REIT, the Company must ensure that at the end of each calendar quarter, at least 75% of the value of the Company’s assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and residential and commercial mortgage-backed securities. The remainder of the Company’s investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of the Company’s assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of the Company’s total assets can be represented by securities of one or more taxable REIT subsidiaries, and no more than 25% of the Company’s assets may consist of publicly offered REIT debt instruments that do not otherwise qualify under the 75% asset test. If the Company fails to comply with these requirements at the end of any calendar quarter, the Company must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing the Company’s REIT qualification and suffering adverse tax consequences. As a result, the Company may be required to liquidate from the Company’s portfolio otherwise attractive investments. These actions could have the effect of reducing the Company’s income and amounts available for distribution to the Company’s stockholders.

Liquidation of assets may jeopardize the Company’s REIT qualification.

To qualify as a REIT, the Company must comply with requirements regarding the Company’s assets and the Company’s sources of income. If the Company is compelled to liquidate the Company’s investments to repay obligations to the Company’s lenders, the Company may be unable to comply with these requirements, ultimately jeopardizing the Company’s qualification as a REIT, or the Company may be subject to a 100% tax on any resultant gain if the Company sells assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements the Company enters into to finance the Company’s investments as sales for tax purposes rather than as secured lending transactions would adversely affect the Company’s ability to qualify as a REIT.

The Company may enter into repurchase agreements with a variety of counterparties to achieve the Company’s desired amount of leverage for the assets in which the Company invests. When the Company enters into a repurchase agreement, the Company generally sell assets to the Company’s counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to the Company at the end of the term of the transaction. The Company believes that for federal income tax purposes the Company will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the Internal Revenue Service could successfully assert that the Company did not own these assets during the term of the repurchase agreements, in which case the Company could fail to qualify as a REIT if tax ownership of these assets was necessary for the Company to meet certain income and/or asset tests.

Complying with REIT requirements may limit the Company’s ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit the Company’s ability to hedge the Company’s assets and operations. Under these provisions, any income that the Company generates from transactions intended to hedge the Company’s interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate or (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, the Company may have to limit the Company’s use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than the Company would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which the Company’s stockholders might receive a premium for their shares.

In order for the Company to qualify as a REIT, no more than 50% in value of the Company’s outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and some entities such as private foundations. To preserve the Company’s REIT qualification, the Company’s charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the Company’s outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the Company’s outstanding common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of the Company’s common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

The Company’s ownership of and relationship with the Company’s taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize the Company’s REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

The Company’s ability to deduct business interest paid or accrued may be limited.

Under the tax legislation passed by Congress in December, 2017, and referred to as the Tax Cuts and Jobs Act (“TJIA”), in general, the deductibility of the “net interest” paid or accrued, as applicable, of a business, other than certain small businesses, is limited to 30% of the business’s adjusted taxable income, defined generally to mean business taxable income computed without regard to business interest income or deductions or net operating loss deductions. For tax years beginning after December 31, 2017 and before January 1, 2022, the TCJA calculates adjusted taxable income using a tax EBITDA-based calculation. For tax years beginning January 1, 2022 and thereafter, the calculation of adjusted taxable income will not add back depreciation or amortization. Interest that is disallowed as a result of this limitation can be carried forward indefinitely.

If the Company determines that the Company would be negatively impacted by this rule and provided that the Company qualifies as a “real property trade or business,” an election could be made to permit the Company to deduct 100% of the interest expense. If such an election is made, the electing “real property trade or business” is thereafter required to use the less favorable alternative depreciation system to depreciate real property used in its trade or business. Under the TCJA, the alternative depreciation system lives are as follows: 30 years for residential real property (previously 40 years), 40 years for non-residential property (no change), and 20 years for qualified improvement property (previously 40 years). For this purpose, a “real estate trade or business” is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. The Company believes that the Company would qualify as a “real property trade or business”, however, the Company will not seek a tax opinion of guidance from the IRS with respect to this determination. There is no statutory provision or other authority grandfathering existing debt from this limitation.

The Company may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. The Company cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. The Company and the Company’s stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates but may be eligible for a 20% deduction if received by an individual.

Legislation enacted in 2003 and modified in 2005, 2010 and 2013 generally reduces the maximum tax rate for dividends payable to certain shareholders who are domestic individuals, trusts and estates to 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause certain investors to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including the Company’s common stock. Notwithstanding the foregoing, however, commencing with the taxable year beginning on or after January 1, 2018 and continuing through 2025, ordinary income dividends of a REIT (excluding distributions traceable to the dividends paid by a TRS of such REIT) are generally eligible for a 20% deduction from the taxable income of an individual who includes such dividends in his or her net taxable income.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an IRA) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in the Company’s stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in the Company’s shares. Fiduciaries and IRA owners investing the assets of such a plan or account in the Company’s common stock should satisfy themselves that:

    • the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

    • the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

    • the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

    • the investment in the Company’s shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

    • the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

    • the Company’s stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

    • the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, the Company will provide a NAV per share for each class of the Company’s stock on a monthly basis. The Company can make no claim whether such NAV per share will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of the Company’s common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in the Company’s shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in the Company’s common stock.

General Risks

Liability for uninsured losses could adversely affect the Company’s financial condition.

Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss or a loss in excess of the limits of the Company’s insurance occur, the Company could lose the Company’s capital investment and/or anticipated profits and cash flow from one or more investments, which in turn could cause the value of the shares and distributions to the Company’s stockholders to be reduced.

Failure to procure adequate capital and funding would negatively impact the Company’s results and may, in turn, negatively affect the Company’s ability to make distributions to the Company’s stockholders.

The Company will depend upon the availability of adequate funding and capital for the Company’s operations. The failure to secure acceptable financing could reduce the Company’s taxable income, as the Company’s investments would no longer generate the same level of net income due to the lack of funding or increase in funding costs. A reduction in the Company’s net income could reduce the Company’s liquidity and the Company’s ability to make distributions to the Company’s stockholders. The Company cannot assure the Company’s stockholders that any, or sufficient, funding or capital will be available to the Company in the future on terms that are acceptable to the Company. Therefore, in the event that the Company cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the Company’s ability to make distributions.

Defects or disruptions in the Company’s technology or services could diminish demand for the Company’s products and service and subject the Company to liability.

Because the Company’s technology, products and services are complex and use or incorporate a variety of computer hardware, software and databases, both developed in-house and acquired from third-party vendors, the Company’s technology, products and services may have errors or defects. Errors and defects could result in unanticipated downtime or failure, and could cause financial loss and harm to the Company’s reputation and the Company’s business.

If the Company experiences computer systems failures or capacity constraints, the Company’s ability to conduct the Company’s business operations could be materially harmed.

If the Company experiences computer systems failures or capacity constraints, the Company’s ability to conduct the Company’s business operations could be harmed. The Company supports and maintains many of the Company’s computer systems and networks internally. The Company’s failure to monitor or maintain these systems and networks or, if necessary, to find a replacement for this technology in a timely and cost-effective manner, could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Although all of the Company’s business critical systems have been designed and implemented with fault tolerant and/or redundant clustered hardware and diversely routed network connectivity, the Company’s redundant systems or disaster recovery plans may prove to be inadequate. The Company may be subject to system failures and outages that might impact the Company’s revenues and relationships with clients. In addition, the Company will be subject to risk in the event that systems of the Company’s clients, business partners, vendors and other third parties are subject to failures and outages.

The Company relies on third-party service providers for certain aspects of the Company’s business, including for certain information systems, stockholder services, technology and administration. The Company’s systems, or those of the Company’s third-party providers, may fail or operate slowly, causing one or more of the following, which may not in all cases be covered by insurance:

•	unanticipated disruptions in service to the Company’s clients;

•	slower response times;

•	financial losses;

•	litigation or other client claims; and

•	regulatory actions.

The Company may experience additional systems failures in the future from power or telecommunications failures, acts of God or war, weather-related events, terrorist attacks, human error, natural disasters, fire, power loss, sabotage, cyber-attacks, hardware or software malfunctions or defects, computer viruses, intentional acts of vandalism and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of the Company’s service could damage the Company’s reputation, business and brand name.

Malicious cyber-attacks and other adverse events affecting the Company’s operational systems or infrastructure, or those of third parties, could disrupt the Company’s business, result in the disclosure of confidential information, damage the Company’s reputation and cause losses or regulatory penalties.

Developing and maintaining the Company’s operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. The Company’s financial, accounting, data processing or other operating and compliance systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond the Company’s control, such as a malicious cyber-attack or other adverse events, which may adversely affect the Company’s ability to provide services.

In addition, the Company’s operations rely on the secure processing, storage and transmission of confidential and other information on the Company’s computer systems and networks. Although the Company takes protective measures such as software programs, firewalls and similar technology, to maintain the confidentiality, integrity and availability of the Company’s and the Company’s clients’ information, and endeavor to modify these protective measures as circumstances warrant, the nature of cyber threats continues to evolve. As a result, the Company’s computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability or disruption of service, computer viruses, acts of vandalism, or other malicious code, cyber-attack and other adverse events that could have an adverse security impact. Despite the defensive measures the Company has taken, these threats may come from external factors such as governments, organized crime, hackers, and other third parties such as outsource or infrastructure-support providers and application developers, or may originate internally from within the Company.

The Company also faces the risk of operational disruption, failure, termination or capacity constraints of any of the third parties that facilitate the Company’s business activities. Such parties could also be the source of a cyber-attack on or breach of the Company’s operational systems, data or infrastructure.

There have been an increasing number of cyber-attacks in recent years in various industries, and cyber-security risk management has been the subject of increasing focus by the Company’s regulators. If one or more cyber-attacks occur, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the Company’s computer systems and networks, or otherwise cause interruptions or malfunctions in the Company, as well as the Company’s clients’ or other third parties’, operations, which could result in reputational damage, financial losses and/or client dissatisfaction, which may not in all cases be covered by insurance. Any such cyber incidents involving the Company’s computer systems and networks, or those of third parties important to the Company’s business, could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Item 1B. Unresolved Staff Comments.

None.

Item 2. Properties.

Investments in Real Property

For an overview of the Company’s real estate investments, see Item 7 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Portfolio Information.”

Principal Executive Offices

The Company’s principal executive and administrative offices are located in leased space at 110 East 59th Street, New York, New York 10022. The Company considers these facilities to be suitable and adequate for the management and operations of the Company’s business.

Item 3. Legal Proceedings.

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of December 31, 2021, the Company was not involved in any material legal proceedings.

Item 4. Mine Safety Disclosures.

Not applicable.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

As of March 25, 2022, the Company had approximately 11,450,069 shares of common stock outstanding, held by a total of 4,184 stockholders of record. There is no established trading market for the Company’s common stock. Therefore, there is a risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder, or at all. Unless and until the Company’s shares are listed on a national securities exchange, the Company does not expect that a public market for the shares will develop.

On October 17, 2016, the Company filed a registration statement with the SEC on Form S-11 in connection with the Initial Offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in its Primary Offering and up to $250 million in shares pursuant to its DRP. The registration statement was subsequently declared effective by the SEC on March 23, 2017. On May 18, 2017, the Company satisfied the Minimum Offering Requirement for the Initial Offering as a result of CFI’s purchase of $2.0 million in Class IX shares. The Company terminated the Primary Offering effective July 31, 2020, but is continuing to offer up to $50.0 million of common stock pursuant to the DRP. On March 20, 2020, the Company filed a registration statement on Form S-11 with the SEC for the Follow-On Offering. The Follow-On Offering was declared effective by the SEC in August 2020. In the Follow-On Offering, the Company is offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursuant to the DRP.

Prior to the commencement of the Follow-On Offering, the Company determined its NAV as of the end of each quarter. Upon commencement of the Follow-On Offering, the Company started determining its NAV on a monthly basis, beginning with determination of NAV as of July 31, 2020. As of December 31, 2021, the Company’s NAV was $25.70 per Class AX share, Class IX share and Class I share, $25.69 per Class D share, $25.68 per Class TX share, Class T share and Class S share. The Company is offering shares related to the Follow-On Offering (the “Follow-On Offering Shares”) at the “transaction price,” plus applicable upfront selling commissions and dealer manager fees. The “transaction price” generally will be equal to the most recently determined NAV per share as of the end of the prior month. However, the Company may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where the Company believes there has been a material change (positive or negative) to the Company’s NAV per share since the end of the prior month. Subsequent to December 31, 2021, the Company has determined NAVs per share as of January 31, 2022 and February 28, 2022. As of January 31, 2022, the Company reported NAV of $25.87 per Class AX share, Class IX share, Class I share, $25.87 per Class D share, $25.85 per Class TX share, and $25.86 per Class T share and Class S share. As of February 28, 2022, the Company reported NAV of $25.90 per Class AX share, Class IX share, and Class I share, $25.88 per Class TX share, Class T share and Class S share, and $25.89 per Class D share. These NAVs per share as of January 31, 2022 and February 28, 2022 were determined in accordance with the Company’s valuation policy and procedures set forth in the Company’s prospectus for the Follow-On Offering. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Net Asset Value” for additional information regarding the Company’s NAV methodology.

The Company’s shares of common stock consist of Class AX shares, Class TX shares, Class IX shares, Class D shares, Class T shares, Class S shares and Class I shares, all of which are collectively referred to herein as shares of common stock. As of December 31, 2021, the Company’s total number of authorized common shares was 400,000,000, consisting of 10,000,000 of Class AX authorized common shares, 5,000,000 of Class TX authorized common shares, 5,000,000 of Class IX authorized common shares, 100,000,000 of Class T authorized common shares, 20,000,000 of Class S authorized common shares, 60,000,000 of Class D authorized common shares, and 200,000,000 of Class I authorized common shares. The Class AX Shares, Class IX Shares, Class I Shares, Class D Shares, Class S Shares, Class T Shares and Class TX Shares have the same voting rights and rights upon liquidation, although distributions are expected to differ due to the distribution fees payable with respect to Class D Shares, Class S Shares, Class T Shares and Class TX Shares, which will reduce distributions to the holders of such classes of shares.

Stockholders

As of March 25, 2022, the Company had sold an aggregate of 11,441,888 shares of its common stock (consisting of 3,610,131 Class AX shares, 1,132,974 Class TX shares, 1,209,492 Class IX shares, 4,371,513 Class I shares, 735,856 Class T shares, 377,559 Class D shares, 4,363 Class S shares) in the Offerings held by 4,184 stockholders of record.

Distributions

The Company’s board of directors has authorized, and the Company has declared, distributions through August 31, 2020 in an amount equal to $0.004253787, and for the period September 1, 2020 through April 1, 2022 in an amount equal to $0.004234973 per day (or approximately $1.55 on an annual basis) per each share of common stock, less, for holders of certain classes of shares, the distribution fees that are payable with respect to such classes of shares as further described in the applicable prospectus. The distributions were payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distribution payable to the Company stockholders is determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and, therefore, distribution payments are not assured.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Initial Offering, the Company and CFI entered into the Distribution Support Agreement. The terms of the agreement provide that in the event that cash distributions exceed modified funds from operations (“MFFO”), defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through the termination of the Initial Offering, CFI shall purchase Class IX Shares from the Company in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement). On August 10, 2020, the Company and CFI entered into Second Amended and Restated Distribution Support Agreement (the “Amended Distribution Support Agreement”) to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I Shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement and any shares purchased by CFI pursuant to the distribution support agreement in the Initial Offering). In addition to the shares purchased to satisfy the Minimum Offering Requirement, as of December 31, 2021, CFI has purchased $1,132,280 in Class IX shares pursuant to the Distribution Support Agreement. As of December 31, 2021, CFI’s remaining obligation pursuant to the Amended Distribution Support Agreement is limited to $1,867,720.

Under the terms of the Amended Distribution Support Agreement, if the cash distributions the Company pays for any calendar quarter exceed the Company’s MFFO for such quarter, CFI will purchase Class I Shares following the end of such calendar quarter for a purchase price equal to the distribution shortfall. The distribution shortfall is defined in the Amended Distribution Support Agreement as the amount by which the distributions paid on such shares exceed the MFFO for such quarter. In such instance, the Company may be paying distributions from proceeds of the shares purchased by CFI or its affiliates, not from cash flow from operations. Class I Shares purchased by CFI pursuant to the Amended Distribution Support Agreement will be eligible to receive all distributions payable by the Company with respect to Class I Shares.

For the years ended December 31, 2021 and December 31, 2020, the Company has declared distributions of $11,679,137 and $8,957,447, respectively, of which $1,210,652 and $809,365, respectively, was unpaid as of the respective reporting dates and has been recorded as Distributions payable on the accompanying consolidated balance sheets. All of the unpaid distributions as of December 31, 2021 and December 31, 2020 were paid during January 2022 and January 2021, respectively. For the years ended December 31, 2021, and December 31, 2020, distributions reinvested pursuant to the Company’s DRP were $3,788,095 and $3,178,135 respectively.

The following table provides information regarding distributions declared by the Company for the years ended December 31, 2021 and December 31, 2020.

	Year Ended December 31, 2020	Year Ended December 31, 2021
Distributions
Paid in cash	$5,205,536	$6,974,292
Payable	809,365	1,210,652
Reinvested in shares	2,942,546	3,494,193

Total distributions	$8,957,447	$11,679,137

Distribution Reinvestment Plan

The Company is offering up to $250 million in shares pursuant to the Company’s DRP at the then current NAV per share amount. The Company reserves the right to reallocate the shares the Company is offering among the Company’s classes of common stock and between the Follow-On Offering and the Company’s DRP. The Company will not pay any selling commissions, dealer manager fees or distribution fees on shares sold pursuant to the Company’s DRP. The amount available for distributions on all Class TX Shares, Class D shares, Class T shares and Class S shares will be reduced by the amount of distribution fees payable with respect to the Class TX shares, Class D shares, Class T shares and Class S shares issued in the Offerings. All Class TX shares, Class D shares, Class T shares and Class S shares will receive the same per share distributions. The Company may amend or terminate the DRP for any reason at any time upon 10 days’ notice to the participants. The Company may provide notice by including such information (a) in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. As of December 31, 2021, cumulative distributions reinvested pursuant to the Company’s DRP were $10,252,165.

Sales of Unregistered Securities

During the years ended December 31, 2021, 2021 and 2020 the Company did not complete any sales of unregistered securities.

Amended and Restated Share Repurchase Program

Stockholders eligible to have their shares repurchased by the Company pursuant to the Third Amendment and Restated Share Repurchase Program (“Amended SRP”).

The Amended SRP included numerous restrictions that limit stockholders’ ability to have their shares repurchased. If repurchase requests, in the business judgment of the Company’s board of directors, place an undue burden on the Company’s liquidity, adversely affect its operations or risk having an adverse impact on stockholders whose shares are not repurchased, then the Company’s board of directors may terminate, suspend or amend the share repurchase program at any time without stockholder approval, if it deems such action to be in the best interest of the stockholders. In addition, the Company’s board of directors may determine to suspend the share repurchase program due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the program will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or current report on Form 8-K filed with the SEC. Any material modifications will also be disclosed on our website. Further, the Amended SRP will be terminated in the event that the Company’s shares ever become listed on a national securities exchange or in the event a secondary market for the Company’s common stock develops.

Repurchases of shares under the Amended SRP are made on a monthly basis. Subject to the limitations of and restrictions provided for in the Amended SRP, and subject to funds being available, shares repurchased under the Amended SRP are repurchased at the transaction price in effect on the date of repurchase, which, generally will be a price equal to the NAV per share applicable to the class of shares being repurchased and most recently disclosed by the Company in a public filing with the SEC. Under the Amended SRP, the Company may repurchase during any calendar month shares of its common stock whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is 2% of the aggregate NAV as of the last calendar day of the previous month and during any calendar quarter whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is up to 5% of the Company’s aggregate NAV as of the last calendar day of the prior calendar quarter.

The table below summarizes the redemption activity for the year ended December 31, 2021:

For the Month Ended	Total Number of Shares Redeemed	Average Price Paid per Share		Total Number of Shares Redeemed as Part of Publicly Announced Plans or Programs	Maximum Number of Shares That May Yet Be Redeemed Under the Plans or Programs(1)
January 31, 2021	23,229	$	23.87	23,229	109,288
February 28, 2021	37,756	$	23.91	37,756	96,733
March 31, 2021	17,793	$	24.00	17,793	118,513
April 30, 2021	27,297	$	24.17	27,297	112,369
May 31, 2021	80,806	$	24.27	80,806	59,365
June 30, 2021	11,559	$	24.04	11,559	137,662
July 31, 2021	13,915	$	24.26	13,915	144,310
August 31, 2021	20,392	$	24.55	20,392	143,282
September 30, 2021	18,028	$	24.71	18,028	151,136
October 31, 2021	25,797	$	24.75	25,797	148,391
November 30, 2021	23,723	$	24.86	23,723	158,856
December 31, 2021	26,965	$	25.42	26,965	163,441

Total	327,260	$	24.39	327,260	1,543,346

Note: (1) The Company limits the number of shares that may be redeemed under the program as described above.

During the years ended December 31, 2021 and December 31, 2020, the Company repurchased 327,260 and 214,043 shares, respectively, in the amount of $7,980,257 and $5,061,011, respectively.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

CFI initially invested $200,001 in the Company through the purchase of 8,180 Class AX shares at $24.45 per share. CFI may not sell any of these shares during the period it serves as the Company’s sponsor. Neither the Advisor nor CFI currently has any options or warrants to acquire any of the Company’s shares.

As of December 31, 2021, CFI has invested $4,782,281 in the Company through the purchase of 191,337 shares (8,180 Class AX shares for an aggregate purchase price of $200,001 and 183,157 Class IX shares for an aggregate purchase price of $4,582,280). CFI purchased 125,157 of the Class IX shares in the amount of $3,132,280 pursuant to the Distribution Support Agreement, which provides that in certain circumstances where the Company’s cash distributions exceed the Company’s modified funds from operations, CFI will purchase up to $5.0 million of Class IX shares (including the $2.0 million of shares purchased in order to satisfy the Minimum Offering Requirement) at the then current offering price per Class I share net of dealer manager fees to provide additional cash to support distributions to the Company’s stockholders. On August 10, 2020, the Company and CFI entered into the Amended Distribution Support Agreement to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I Shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement and any shares purchased by CFI pursuant to the Distribution Support Agreement in the Initial Offering).

Item 6. Selected Financial Data.

The following selected consolidated historical financial data of the Company should be read in conjunction with Part II, Item 1A. — “Risk Factors”, “Forward Looking Statements”, Part II, Item 7. — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto that appear on pages F-1 to F-34 of this report.

	As of and for the year ended
	December 31, 2021	December 31, 2020
Operating Data:
Total revenues	$36,345,637	$15,706,206
Total operating expenses	(30,401,495)	(10,072,445)
Total other income (expense)	(8,880,670)	(3,881,266)

Net income (loss)	$(2,936,528)	$1,752,495

Per Share Data:
Net income (loss) per share of common stock	$(0.09)	$0.29

Distributions declared per share of common stock	$0.004247516	$0.004247516

Balance Sheet Data:
Total assets	$750,649,852	$241,353,438
Total liabilities	$396,708,259	$95,833,855
Total equity	$353,941,593	$145,519,583

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Annual Report on Form 10-K. In addition to historical data, this discussion contains forward-looking statements about the Company’s business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. The Company’s actual results may differ materially from those in this discussion as a result of various factors, including, but not limited to, those discussed under Part, I. Item 1A— “Risk Factors” in this Annual Report on Form 10-K.

Overview

The Company is a Maryland corporation that has elected and qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2017. The Company is externally managed by the Advisor, a Delaware limited liability company and wholly owned subsidiary of the Company’s sponsor, CFI. The Company is a commercial real estate company formed to invest in and manage a diversified portfolio of income-producing commercial properties and other real estate-related assets.

The Company was incorporated in the State of Maryland on February 2, 2016 under the name Rodin Global Access Property Trust, Inc. On September 12, 2016, the Company changed its name to Rodin Global Property Trust, Inc. and on July 30, 2020, the Company changed its name to Cantor Fitzgerald Income Trust, Inc.

The Company plans to own substantially all of its assets and conduct its operations through the Operating Partnership. The Company is the sole general partner and limited partner of the Operating Partnership and the Special Unit Holder is the sole special unit holder of the Operating Partnership.

On February 2, 2016, the Company was capitalized with a $200,001 investment by CFI through the purchase of 8,180 Class A shares. The Company has registered the Initial Offering with the SEC. The Company’s Registration Statement for the Initial Offering was declared effective by the SEC on March 23, 2017. On May 18, 2017, the Company satisfied the Minimum Offering Requirement. The Company terminated the Primary Offering effective July 31, 2020, but is continuing to offer up to $50.0 million of common stock pursuant to the DRP. On March 20, 2020, the Company filed a registration statement for the Follow-On Offering. The Company’s Registration Statement for the Follow-On Offering was declared effective by the SEC in August 2020. Additionally, upon commencement of the Follow-On Offering, the Company began operating as a non-exchange traded perpetual-life REIT.

As of March 25, 2022, the Company had sold 3,610,131 Class AX shares, 1,132,974 Class TX shares, 1,209,492 Class IX shares, 735,856 Class T shares, 377,559 Class D shares, 4,363 Class S shares, and 4,371,513 Class I shares of common stock in the Offerings, as well as 261,009 Class AX shares, 101,973 Class TX shares, 68,037 Class IX shares, 3,537 Class T shares, 3,860 Class D shares, 8 Class S shares, and 24,663 Class I shares in the DRP for aggregate net proceeds of $281,286,956 in the Offerings.

Prior to the commencement of the Follow-On Offering, the Company determined its NAV as of the end of each quarter. NAV, as defined, is calculated consistent with the procedures set forth in the Company’s prospectus and excludes any O&O Costs, with such costs to be reflected in the Company’s NAV to the extent the Company reimburses the Advisor for these costs. Upon commencement of the Follow-On Offering, the Company started determining its NAV on a monthly basis, beginning with the determination of NAV as of July 31, 2020. As of December 31, 2021, the Company’s NAV was $25.70 per Class AX share, Class IX share, and Class I share, $25.69 per Class D share, $25.68 per Class TX share, Class T share and Class S share. For further discussion of the Company’s NAV calculation, please see “—Net Asset Value”.

Prior to the commencement of the Follow-On Offering, the Company’s investment strategy was focused primarily on the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries, as well as origination and investment in loans related to net leased commercial properties. Upon commencement of the Follow-On Offering, the Company intends to invest in a diversified portfolio of income-producing commercial real-estate and debt secured by commercial real estate located primarily in the United States. The Company will seek to invest: (a) at least 80% of the Company’s assets in properties and real estate-related debt; and (b) up to 20% of the Company’s assets in real estate-related securities. The number and type of properties or real estate-related securities that the Company acquires will depend upon real estate market conditions, the amount of proceeds the Company raises in its offerings and other circumstances existing at the time the Company is acquiring such assets.

As of December 31, 2021, the Company had made the following investments:

•	the GR Property

•	the FM Property

•	the CO Property

•	the Lewisville Property

•	controlling interest in the DST

•	the Pennsylvania SPE

•	the Illinois SPE

•	majority interest in a joint venture that owns the SF Property

•	the Buchanan Property

•	interest in the Station DST

•	majority interest in the Keller Property

•	controlling interest in the Summerfield DST

•	the Madison Ave Property

•	controlling interest in the Valencia DST

•	the De Anza Property

•	controlling interest in the Kacey DST

•	controlling interest in the Industry DST

The Company has no employees and has retained the Advisor to manage its affairs on a day-to-day basis. The Advisor’s responsibilities include, but are not limited to, providing real estate-related services, including services related to originating investments, negotiating financing, and providing property-level asset management services, property management services, leasing and construction oversight services and disposition services, as needed. The Advisor is a wholly owned subsidiary of CFI and therefore, the Advisor and CFI are related parties. The Advisor and its affiliates receive, as applicable, compensation, fees and expense reimbursements for services related to the investment and management of the Company’s assets. Such affiliated entities receive fees, expense reimbursements, and distributions (related to ownership of the Company’s common stock) as well as other compensation during the offering, acquisition, operational and liquidation stages.

The Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Annual Report on Form 10-K.

Operating Highlights

2021 Activity

•	Issued approximately 3,110,379 shares of common stock in the Offerings for gross proceeds of approximately $68.3 million.

•	Acquired an 80.26% interest in Keller Member JV that owns a majority interest (97%) in the Keller Property SPE.

•	Acquired a controlling interest of 25% in the Summerfield DST.

•

Entered into an agreement with Walgreen Co. to extend the lease on seven Walgreens property locations owned by the DST. The agreement confirms Walgreens’ waiver of a termination option thereby extending the first-term lease maturity by five years to November 30, 2036. Under the terms of the agreement, Walgreen Co received $2.7 million from the Company in exchange for the waiver of a termination right by the tenant.

•	Acquired the Madison Ave property.

•	Acquired 10% interest in the amount of $3.9 million in Valencia DST.

•	Acquired the De Anza property for a contract purchase price of $63.8 million exclusive of closing costs.

•

Entered into a secured revolving credit facility with an aggregate principal amount of $100 million with the option to increase the commitment for another $100 million, subject to certain conditions under the lending agreement.

•	Acquired 10% interest in the amount of $2.8 million in Kacey DST.

•	Acquired 10% interest in the amount of $3.9 million in Industry DST.

•

Entered into a managing broker-dealer agreement (“DST Dealer Manager Agreement”) with Cantor Fitzgerald & Co. (the “DST Dealer Manager”), an affiliate of the Company’s Sponsor and Advisor, pursuant to which the DST Dealer Manager agreed to conduct a private placement offering (the “DST Offering”) of up to $21.6 million of the DST’s beneficial interests, representing 100% of the Interests, to third party investors on a “best efforts” basis.

Portfolio Information

As of December 31, 2021, the Company owned interests in 20 real properties as described below:

Portfolio	Ownership Percentage	Location	Number of Properties	Square Feet	Remaining Lease Term(1)		Annualized Rental Income(2)	Acquisition Date	Purchase Price(3)
Walgreens Grand Rapids (“GR Property”)	100%	Grand Rapids, MI	1	14,552	10.6 years		$500,000	July 2017	$7,936,508
CF Net Lease Portfolio IV DST (“DST Properties”)	15.96%	Various	7	103,537	14.9 years		$2,442,728	September 2017	$35,706,642
Daimler Trucks North America Office Building (“FM Property”)	100%	Fort Mill, SC	1	150,164	7.0 years		$2,670,638	February 2018	$40,000,000
Alliance Data Systems Office Building (“CO Property”)	100%	Columbus, OH	1	241,493	10.7 years		$3,362,844	July 2018	$46,950,000
Hoya Optical Labs of America (“Lewisville Property”)	100%	Lewisville, TX	1	89,473	6.5 years		$937,060	November 2018	$14,120,000
Williams Sonoma Office Building (“SF Property”)	75%	San Francisco, CA	1	13,907	0.0 years	(5)	$0	September 2019	$11,600,000
Martin Brower Industrial Buildings (“Buchanan Property”)	100%	Phoenix, AZ	1	93,302	10.2 years		$1,083,444	November 2019	$17,300,000
Multifamily Residential Property (“Keller Property”)	77.85%	Carrolton, TX	1	255,627	multiple	(4)	$4,647,552	February 2021	$56,500,000
Multifamily Residential Property (“Summerfield Property”)	25%	Landover, MD	1	452,876	multiple	(4)	$9,590,592	March 2021	$115,500,000
Amazon Last Mile Cleveland (“Madison Ave Property”)	100%	Cleveland, OH	1	168,750	9.3 years		$1,555,254	May 2021	$30,800,000
Valencia California (“Valencia Property”)	10%	Santa Clarita, CA	1	180,415	14.0 years		$5,323,193	July 2021	$92,000,000
De Anza Plaza Office Buildings (“De Anza Property”)	100%	Cupertino, CA	1	83,959	9.6 years		$4,206,056	July 2021	$63,750,000
Multifamily Residential Property (“Kacey Property”)	10%	Kingwood, TX	1	296,991	multiple	(4)	$5,080,188	November 2021	$67,000,000
Multifamily Residential Property (“Industry Property”)	10%	Columbus, OH	1	187,678	multiple	(4)	$4,890,864	December 2021	$81,000,000

(1)

Reflects number of years remaining until the tenant’s first termination option. On March 9, 2021 the tenant (Walgreens) of the DST waived the lease termination option and extended the first-term lease maturity by five years to November 30, 2036.

(2)	Reflects the average annualized rental income for the lease(s). Annualized rental income for Keller Property and Summerfield Property is based on full occupancy.
(3)	Reflects the contract purchase price at 100% ownership as opposed to adjusted for current ownership percentage as applicable.
(4)	Indicates individual tenant leases (with 1-year average lease term) for the multifamily residential properties.
(5)	The lease with William Sonoma expired on December 31, 2021. As of March 28, 2022, the SF Property is vacant.

As of December 31, 2021, lease expirations related to the Company’s portfolio of real estate assets, excluding those at our multifamily properties (which typically have short-term leases of one year or less), based on each asset’s fair value used in determining our NAV, were as follows:

•	2022 – 2024 – 0%

•	2025 – 2027 – 0%

•	2028 – 2030 – 22.7%

•	After 2031 – 77.3%

As of December 31, 2021, the industry concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Single Tenant Office – 42.9%

•	Multifamily – 27.7%

•	Single Tenant Industrial – 23.2%

•	Single Tenant Necessity Retail – 3.8%

•	Single Tenant Life Sciences – 2.4%

As of December 31, 2021, the geographic concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Ohio – 23.4%

•	Texas – 21.8%

•	California – 21.5%

•	South Carolina – 10.6%

•	Maryland – 7.6%

•	Arizona – 5%

•	Illinois – 3.4%

•	Pennsylvania – 3.2%

•	Michigan – 2.6%

•	Oklahoma – 0.7%

•	Arkansas – 0.2%

As of December 31, 2021, the investment type concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Common Equity – 93.5%

•	Mezzanine Loan – 3.4%

•	Preferred Equity – 3.1%

As of December 31, 2021, the tenant credit profile concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Investment Grade1 – 63%

•	Unrated – 28%

•	Non-Investment Grade – 9%

1Includes Daimler Trucks North America, LLC. Daimler Truck Holding AG, the parent company of Daimler Trucks North America, LLC, is rated BBB+ by Moody’s. Daimler Truck Holding AG does not guarantee the lease.

As of December 31, 2021 the maturity concentration of debt secured by our portfolio of real estate assets, based on principal balances and adjusted for ownership percentage, was as follows:

•	2022 – 2024 – 16.1%

•	2025 – 2027 – 0%

•	2028 – 2030 – 30.2%

•	After 2031 – 53.7%

As of December 31, 2021, the weighted average lease term remaining of the Company’s portfolio of real estate assets (excluding multifamily, mezzanine and preferred equity investments), based on each asset’s fair value used in determining our NAV, was 9.6 years.

As of December 31, 2021, the weighted average lease term remaining of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was 99.2%. For our industrial, retail and office investments, occupancy includes all leased square footage as of the date indicated. For our multifamily investments, occupancy is defined as the percentage of units leased on the date indicated.

As of December 31, 2021, the Company owned the preferred equity investment described below:

Portfolio	Original Investment Amount	Preferred Return	Number of Properties	Square Feet	Lease Expiration Date	Acquisition Date	Tenant Renewal Options
Denver, PA— Pref Equity Investment	$11,805,000	Ranging from 7.75% in 2019 to 8.74% in 2028	1	1,539,407	January 31, 2039	January 2019	9 extension options for 5 years each

As of December 31, 2021, the Company owned the mezzanine loan investment described below:

Portfolio	Original Loan Amount	Annual Interest Rate Prior to Anticipated Repayment	Number of Properties	Square Feet	Acquisition Date	Initial Maturity Date	Amortization
Melrose Park, IL—Mezz B Loan	$12,595,000	Ranging from 7.75% in 2019 to 8.74% in 2028	1	1,561,613	January 2019	January 6, 2034(1)	Interest only

(1)	Anticipated repayment date is January 6, 2029.

Related Party Transactions

The Company has entered into agreements with the Advisor, the Dealer Manager and CFI and its affiliates, whereby the Company pays certain fees and reimbursements to these entities during the various phases of the Company’s organization and operation. During the organization and offering stage, these include payments to the Dealer Manager for selling commissions, the dealer manager fee, distribution fees, and payments to the Advisor for reimbursement of organization and offering costs. During the acquisition and operational stages, these include payments for certain services related to the management and performance of the Company’s investments and operations provided to the Company by the Advisor and its affiliates pursuant to various agreements the Company has entered into with these entities. In addition, CFI has provided Sponsor Support in connection with the Initial Offering, which is subject to reimbursement under certain circumstances. See Note 9 — Related Party Transactions in the Notes to the consolidated financial statements contained elsewhere in this Annual Report on Form 10-K for additional information concerning the Company’s related party transactions and agreements.

Results of Operations

Rental Revenues

For the years ended December 31, 2021 and December 31, 2020, the Company earned rental revenues of $30,225,535 and $12,278,188, respectively.

The Company’s rental revenues consist primarily of rental income from triple net leased commercial properties and multifamily properties. The increase in rental revenues of $17,947,347 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to the acquisitions of rental income-producing properties, namely the Keller Property, the Summerfield Property, the Madison Ave Property, the Valencia Property, the De Anza Property, the Kacey Property, and the Industry Property.

Preferred Return Income

For the years ended December 31, 2021 and December 31, 2020, the Company earned preferred return income of $953,926 and $943,338, respectively.

The Company’s preferred return income consists of preferred return accrued on the Company’s investment in the Pennsylvania SPE. The increase in preferred return income of $10,588 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was due to the increase of rate of return of the Pennsylvania SPE.

Income from mezzanine loan investment

For the years ended December 31, 2021 and December 31, 2020, the Company earned income from mezzanine loan investment of $1,017,379 and $1,006,466, respectively.

The Company’s income from mezzanine loan investment consists of interest income accrued on the Company’s investment in the Illinois SPE. The increase in income from mezzanine loan investment of $10,913 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was due to the increase of the interest rate of the Illinois SPE.

Other property operating revenues

For the years ended December 31, 2021 and December 31, 2020, the Company earned other property operating revenues of $4,148,797 and $1,478,214, respectively.

Other property operating revenues consist of amounts received by the Company from the tenants of its properties for utilities and other amenities and for reimbursable expenses paid by the Company on behalf of the tenants in accordance with the provisions of the respective property leases. The increase in other property operating revenues of $2,670,583 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to the acquisition of the of the Keller Property, the Summerfield Property, the Madison Ave Property, the Valencia Property, the De Anza Property, the Kacey Property and the Industry Property.

General and Administrative Expenses

For the years ended December 31, 2021 and December 31, 2020, the Company incurred general and administrative expenses of $1,578,878 and $149,133, respectively.

The general and administrative expenses consist primarily of operating expense reimbursements to the Advisor, accounting fees and other professional fees. Pursuant to the terms of the Amended Advisory Agreement, the Company is obligated to reimburse the Advisor for certain operating expenses. Beginning October 1, 2018, the Company was subject to the limitation that it generally may not reimburse the Advisor for any amounts by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in the Amended Advisory Agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period (the “2%/25% Guidelines”).

The increase in general and administrative expenses of $1,429,745 during the year ended December 31, 2021, as compared to the year ended December 31, 2020, was mainly due to an increase in the amount of operating expenses incurred by the Company during such periods. As of December 31, 2021 the Advisor has incurred, on behalf of the Company, a total of $12,728,245 in Unreimbursed Operating Expenses, including a total of $1,659,279 during the year ended December 31, 2021 for which the Advisor has not invoiced the Company for reimbursement.

Depreciation and Amortization

For the years ended December 31, 2021 and December 31, 2020, the Company incurred depreciation and amortization of $16,311,832 and $6,518,670, respectively.

The increase in depreciation and amortization expenses of $9,793,162 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to the acquisition of the Keller Property, the Summerfield Property, the Madison Ave Property, the Valencia Property, the De Anza Property, the Kacey Property, and the Industry Property.

Management Fees

For the years ended December 31, 2021 and December 31, 2020, the Company incurred management fees of $2,843,044 and $1,809,171, respectively.

Pursuant to the terms of the Amended Advisory Agreement, the Company is required to pay the Advisor a monthly asset management fee, and may pay a monthly property management fee to the Advisor or an affiliate of the Advisor, if the Advisor or such affiliate serves as a property manager with respect to a particular property. Additionally, the Company may be required to reimburse certain expenses incurred by the Advisor in providing such asset management services, subject to limitations set forth in the Amended Advisory Agreement.

Asset management fees payable to the Advisor prior to September 2019 consisted of monthly fees equal to one-twelfth of 1.25% of the cost of the Company’s investments at the end of each month. Asset management fees payable to the Advisor as of September 2019 consist of monthly fees equal to one twelfth of 1.20% of the Company’s most recently disclosed NAV.

The increase in management fees of $1,033,873 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was due to the increase in NAV during such period.

Property Operating Expenses

For the years ended December 31, 2021 and December 31, 2020, the Company incurred property operating expenses of $9,667,741 and $1,595,471, respectively.

The property operating expenses consist of reimbursable expenses paid by the Company on behalf of its tenants in accordance with the provisions of the respective property leases and operating expenses incurred in maintaining and operating the multifamily properties. The increase in property operating expenses of $8,072,270 for the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to the acquisition of the Keller Property, the Summerfield Property, the Madison Ave Property, the Valencia Property, the De Anza Property, the Kacey Property, and the Industry Property and the increase of property operating expenses during such periods.

Income/(loss) from Investments in Real Estate-Related Assets

Loss from investments in real estate-related assets is incurred on the Company’s investment in the Station DST. For the year ended December 31, 2021 the Company incurred a loss from investments in real estate-related assets of $95,813. There was no loss from investments in real-estate related assets as of December 31, 2021.

The increase in loss from investments in real estate-related assets of $95,813 during the year ended December 31, 2021, as compared to the year ended December 31, 2020, was due to the Company’s share of losses incurred at Station DST.

Interest Income

For the years ended December 31, 2021 and December 31, 2020, the Company earned interest income of $10,511 and $57,479, respectively.

Interest income is composed of interest earned on interest bearing cash deposit accounts with banking institutions.

The decrease in interest income of $46,968 during the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to a decrease in interest rates associated with the cash held by the Company in interest bearing deposit accounts with banking institutions.

Interest Expense

For the year ended December 31, 2021 and December 31, 2020, the Company incurred interest expense of $8,795,368 and $3,938,745, respectively.

Interest expense is composed of interest paid and accrued on the Company’s outstanding loans payable, and also includes amortization of deferred financing costs.

The increase in interest expense of $4,856,623 during the year ended December 31, 2021, as compared to the year ended December 31, 2020, was primarily due to the acquisition of the Keller Property, the Summerfield Property, the Valencia Property, the Kacey Property, and the Industry Property, as well as the advances on the Credit Facility.

Funds from Operations and Modified Funds from Operations

The Company defines MFFO in accordance with the definition established by the Institute for Portfolio Alternatives, or IPA. The Company’s computation of MFFO may not be comparable to other REITs that do not calculate MFFO using the current IPA definition. MFFO is calculated using funds from operations (“FFO”). The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with accounting principles generally accepted in the United States, or U.S. GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, impairment charges on depreciable property owned directly or indirectly and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. The Company’s computation of FFO may not be comparable to other REITs that do not calculate FFO in accordance with the current NAREIT definition. MFFO excludes from FFO the following items, as applicable:

•	acquisition fees and expenses;

•	straight-line rent and amortization of above or below intangible lease assets and liabilities;

•	amortization of discounts, premiums and fees on debt investments;

•	non-recurring impairment of real estate-related investments;

•	realized gains (losses) from the early extinguishment of debt;

•

realized gains (losses) on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of the Company’s business;

•

unrealized gains (losses) from fair value adjustments on real estate securities, including CMBS and other securities, interest rate swaps and other derivatives not deemed hedges and foreign exchange holdings;

•	unrealized gains (losses) from the consolidation from, or deconsolidation to, equity accounting;

•	adjustments related to contingent purchase price obligations; and

•	adjustments for consolidated and unconsolidated partnerships and joint ventures calculated to reflect MFFO on the same basis as above.

FFO and MFFO should not be considered as an alternative to net income (determined in accordance with U.S. GAAP) as an indication of performance. In addition, FFO and MFFO do not represent cash generated from operating activities determined in accordance with U.S. GAAP and are not a measure of liquidity. FFO and MFFO should be considered in conjunction with reported net income and cash flows from operations computed in accordance with U.S. GAAP, as presented in the financial statements.

The following table presents a reconciliation of FFO to net income:

Year Ended December 31, 2021
Net income (loss)	$(2,936,528)
Net income (loss) attributable to non-controlling interest	$2,239,407

Net income (loss) attributable to common stockholders	$(697,121)
Adjustments:
Real estate depreciation and amortization	$16,311,832
Proportionate share of adjustments from non-controlling interests	(5,621,717)

Funds from Operations	$9,992,994

The following table presents a reconciliation of FFO to MFFO:

Year Ended December 31, 2021
Funds from Operations	$9,992,994
Adjustments:
Amortization of above-market lease intangibles	134,097
Amortization of below-market lease intangibles	(924,998)
Straight-line rent	(1,232,687)
Fair value adjustments on derivatives not deemed hedges	(25,607)
Proportionate share of adjustments from non-controlling interests	27,573

Modified Funds from Operations	$7,971,372

Net Asset Value

On January 18, 2022, the Company’s board of directors approved an estimated NAV as of December 31, 2021 of $25.70 for Class AX, Class IX, and Class I, $25.69 per Class D shares, $25.68 for Class TX shares, Class T, and Class S shares. The calculation of the Company’s estimated NAV was performed by Robert A. Stanger & Co., Inc. (“Stanger”), its independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus and under the oversight of the Company’s board of directors. Although the independent valuation firm performs the calculation of the Company’s estimated NAV, the Company’s board of directors is solely responsible for the determination of the Company’s estimated NAV.

Summary of Methodology

In accordance with the Company’s current valuation procedures, the Company’s NAV was based in part upon: (i) the most recent appraised value of the GR Property, the FM Property, the CO Property, the DST Properties, the SF Property, the Buchanan Property, the De Anza Property, the Keller Property, the Summerfield Property, the Lewisville Property, the Madison Ave Property, the Valencia Property, the Kacey Property and the Industry Property; (ii) the fair market value of the Company’s Debt Investments (as defined below); (iii) the fair market value of the Company’s loans payable; (iv) the estimated non-controlling interest held in the Company’s consolidated JVs (as defined below); (v) the value of the Company’s interest in the Station DST (as defined below); and (vi) the net tangible assets and liabilities of the Company (including the Advisor’s estimate of the Performance Participation Allocation as defined and discussed below) as of December 31, 2021, as outlined in more detail below.

Appraisal of Consolidated Real Estate

Pursuant to the Company’s valuation guidelines the Company engaged Stanger to provide its appraised market value of the SF Property as of September 30, 2021, the Buchanan Property as of August 31, 2021, the FM Property as of December 31, 2021, the GR Property, and the DST Properties as of March 31, 2021, the De Anza Property and the CO Property as of July 31, 2021 and the Keller Property as of November 30, 2021 (collectively, the “Stanger Appraised Properties”). In addition, Stanger reviewed and relied upon the appraised value of the Summerfield Property prepared by a third-party with an effective date of January 5, 2021, the Lewisville Property prepared by a third-party with an effective date of June 15, 2021, the Madison Ave Property prepared by a third-party with an effective date of June 18, 2021, the Valencia Property prepared by a third-party with an effective date of May 28, 2021, the Kacey Property prepared by a third-party with an effective date of September 21, 2021, and the Industry Property prepared by a third-party with an effective date of October 1, 2021 (together the “Third-Party Appraisals”) (collectively the Stanger Appraised Properties and the Third-Party Appraisals are the “Appraised Properties”). Pursuant to the Company’s engagement agreement with Stanger, the appraisals of the Stanger Appraised Properties were prepared utilizing the income approach to value, specifically using a direct capitalization analysis for the GR Property and the DST Properties and both a direct capitalization analysis and discounted cash flow analysis (“DCF”) for the FM Property, the CO Property, the SF Property, the Buchanan Property, the De Anza Property and the Keller Property. In addition, a sales comparison approach was conducted for the SF Property, given the size of the SF Property. The direct capitalization analysis is based upon the estimated net operating income of the Stanger Appraised Properties capitalized at an appropriate capitalization rate considering property characteristics and competitive position, the credit profile of the tenant/guarantor under the leases encumbering the Stanger Appraised Properties, the terms of the leases encumbering the Stanger Appraised Properties, and market conditions as of the date of value. The DCF analysis is based upon multi-year cash flow projections for each applicable property prepared in accordance with the lease which currently encumbers each property. Each property was assumed to be sold after the expiration of the initial lease term and any renewal terms deemed materially favorable to the tenant, or for which exercise was deemed likely based on other factors. The reversion value of the property which can be realized upon sale is calculated based on the current economic rental rate deemed reasonable for the property, escalated at a rate indicative of current expectations in the marketplace for the property. The projected market rate net operating income of the property for the year following the year of sale is then capitalized at an appropriate capitalization rate reflecting the age and anticipated functional and economic obsolescence and competitive position of the property to determine its reversion value. Net proceeds of sale are determined by deducting estimated costs incurred at the time of sale, estimated at 2% of the gross reversion value. Finally, the discounted present value of the cash flow stream from operations (including any estimated releasing costs at the end of the assumed current lease term) and the discounted present value of the net proceeds from sale are summed to arrive at a total estimated value for the property. The capitalization rates applied to the Stanger Appraised Properties ranged from 4.00% to 6.25%, with a weighted average of approximately 4.89%. The discount rates applied to the estimated net cash flow from operations of the Stanger Appraised Properties for which a DCF analysis was conducted ranged from 4.75% to 7.25%, with a weighted average of approximately 5.89%. The discount rates applied to the estimated residual value of the Stanger Appraised Properties for which a DCF analysis was conducted ranged from 5.75% to 7.25%, with a weighted average of approximately 6.25%. The residual capitalization rates applied to the Stanger Appraised Properties for which a DCF analysis was conducted ranged from 4.25% to 6.50%, with a weighted average of approximately 5.36%. Where both a direct capitalization analysis and DCF was utilized, the indicated value from each approach was reviewed and a final appraised value was concluded. While a sales comparison approach was not conducted, other than for the SF Property, Stanger reviewed regional property sale data for each Stanger Appraised Property in order to assist in the selection of capitalization rates applied in the appraisals and to observe transaction prices per square foot in the Stanger Appraised Properties’ regional markets. For the SF Property, the sales comparison approach conducted utilized the price per square foot from recent market sales and adjusted such indicated price per square foot to a price per square foot deemed reasonable for the SF Property, taking into account factors such as property size, location, the fact that the existing tenant has provided notice that it will not be exercising its extension option and condition/quality and the date of sale. The aggregate appraised value of the Stanger Appraised Properties was $427,040,000. The appraised values of the Stanger Appraised Properties are subject to the general assumptions and limiting conditions set forth in the appraisal reports rendered to the Company by Stanger.

The Third-Party Appraisals utilized the income approach to value (the direct capitalization analysis, discounted cash flow analysis or both) and the sales comparison approach. As with the Stanger Appraised Properties, the direct capitalization analysis utilized was based upon the estimated net operating income of the property capitalized at an appropriate capitalization rate considering property characteristics and competitive position and market conditions as of the appraisal’s date of value. The DCF analysis was based upon multi-year cash flow projections for each property employing a DCF analysis, prepared in accordance with the lease or leases which currently encumber the property. The reversion value of the property, which can be realized upon sale, is calculated based on the current economic rental rate deemed reasonable for the property, escalated at a rate indicative of current expectations in the marketplace for the property. Finally, the discounted present value of the cash flow stream from operations and the discounted present value of the net proceeds from sale are summed to arrive at a total estimated value for the property. The sales comparison approach utilized the price per square foot from recent market sales of similar properties and adjusted such indicated price per square foot to a price per square foot deemed reasonable for the property, considering such factors as property size, location, condition/quality and conditions of sale, property rights sold and date of sale.

Debt Investments

In accordance with the Company’s valuation procedures, the Lancaster PE and the Chicago Jr Mezz (individually a “Debt Investment” and collectively the “Debt Investments”) were included in the determination of NAV at their estimated fair market value as of December 31, 2021, as determined by Stanger. The Debt Investments estimated value was based upon taking, for each Debt Investment, the loan payments over the remaining anticipated term and discounting such payments to present value at a discount rate range equal to the current estimated market interest rate on financing similar to the applicable Debt Investments. To provide their opinion of value of the Debt Investments, Stanger first reviewed the terms of each of the Debt Investments as contained in the loan documents. Stanger then reviewed mezzanine loan market terms at or around December 31, 2021 to ascertain current market interest rate levels for loans similar to the Debt Investments. This review was conducted by (i) recent interviews of participants in the mezzanine/preferred equity market, (ii) reviewing recent mezzanine loan transactions, as available, and (iii) reviewing published surveys available at or around December 31, 2021. Stanger also observed changes in yields and pricing of Albertsons publicly traded debt securities from the prior valuation date and the current valuation date. Based on Stanger’s reviews above and taking into consideration the Debt Investments’ unique factors, including, but not limited to, loan-to-value (based on the appraised value of the collateral), debt service coverage/debt yield, collateral property type, age and location, financial information pertaining to the lessee of the collateral properties, prepayment terms, and loan origination date, maturity date and extension terms, a market interest rate range was determined for each Debt Investment to utilize in the determination of the fair market value of the Debt Investments. The discount rate applied to the future payments of the Company’s Debt Investments was 7.65% for both facilities. The aggregate fair value of the Debt Investments was approximately $25,472,000.

Estimated Market Value of the Consolidated JVs

In order to determine the net asset value attributable to the non-controlling interest and any promoted interest in the Battery Street SF JV, the Keller JV, the Summerfield DST, the Valencia DST, the Kacey DST, the CF Net Lease Portfolio IV DST and the Industry DST (collectively the “Consolidated JVs”), Stanger utilized the most recent property appraisal, the most recent balance sheet provided for the Consolidated JVs to determine the tangible assets and tangible liabilities of the Consolidated JVs, and determined any promote due to the Company’s third party JV partner, as applicable. This net asset value was then multiplied by the ownership interest held by parties other than us to determine the non-controlling interest adjustment related to the Consolidated JVs utilized in the Company’s December 31, 2021 NAV.

Fair Value of Long Term Debt

Stanger performed a valuation of the property-level debt by reviewing available market data for comparable liabilities and applying a selected discount rate to the stream of future debt payments. The discount rate was selected based on several factors including U.S. Treasury yields as of the valuation date, as well as loan-specific items such as loan-to-value ratio, debt service coverage ratio, collateral property location, age, type, lease term and lessee credit quality, prepayment terms, and maturity and loan origination date. The discount rates applied to the future debt payments of the Company’s long-term debt ranged from 2.10% to 4.35%, with a weighted average of approximately 3.44%. Stanger’s valuation of the long-term debt is based in part on the appraised values of the encumbered Appraised Properties, which represent the collateral associated with the long-term debt as well as certain other assumptions and limiting conditions, including: (i) Stanger was provided with loan documents and other factual loan information by the Advisor and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (ii) each collateral property is assumed to be free and clear of liens (other than the mortgage being valued); (iii) information furnished by others, upon which all or portions of Stanger’s value opinion is based, is believed to be reliable but has not been verified, and no warranty is given as to the accuracy of such information; (iv) no material change has occurred in the value of the collateral properties from the date of last appraisal through the loan valuation date and (v) each mortgage is assumed to be salable, transferable or assumable between parties and is further assumed not to be in default. Stanger’s opinion of the long-term debt value was predicated on the above assumptions.

Performance Participation Allocation – Special Unit Holder

The special unit holder in the Company’s Operating Partnership is entitled to receive an allocation equal to 12.5% of the Total Return to the Company’s shareholders, subject to a 5% Hurdle Amount and a High Water Mark, with 100% catch-up (the “Performance Participation Allocation”) based upon a full calendar year. For calculation of the Performance Participation Allocation for 2020 only, the Performance Participation Allocation was based upon the time period from July 31, 2020 (the date such Performance Participation Allocation became effective) through the December 31, 2020. The Total Return, Hurdle Amount, High Water Mark and Catch-Up are defined in the Company’s prospectus of the Follow–On Offering. While the Performance Participation Allocation is due annually, commencing with 2021, the Company accrues such fee monthly. Stanger reviewed and discussed with the Advisor its calculation of the Performance Participation Allocation. The Advisor’s Performance Participation Allocation estimate as of the Valuation Date was $785,783 for 2020 and $3,894,216 for year-to-date 2021.

The Value of Station DST Interests

The value of the beneficial interests in the Station DST was based upon the Station DST Property appraisal prepared by Stanger with an effective date of December 31, 2021 in accordance with the methodology outlined in the Appraisal of Consolidated Real Estate above, the fair market value of the mortgage loan encumbering the Station DST Property as of December 31, 2021 conducted in accordance with the methodology outlined in Fair Value of Long Term Debt above, the other tangible assets and liabilities of the Station DST such as cash and reserves, each reflecting the Company’s ownership interest in the Station DST (15%).

Estimated NAV

In performing the calculation of the estimated NAV, Stanger added the appraised values of the Appraised Properties, the appraised value of the Station DST interests, the fair value of the Debt Investments and other tangible assets of the Company, consisting of cash and equivalents, receivables and other assets, and subtracted the estimated fair market value of the Company’s long-term debt, the value of the non-controlling interest in the Consolidated JV (including any promote due to the Company’s joint venture partners), the anticipated near-term capital needs of the SF Property, the estimate of the Performance Participation Allocation and other tangible liabilities of the Company, consisting of accounts payable and accrued expenses, but excluding amounts owed to the Advisor for reimbursement of O&O Costs less the current accrued O&O Costs liability (consistent with the Company’s valuation procedures), and considered any other amounts due to the Advisor or affiliates for repayment of the Sponsor Support or amounts due to the Special Unit Holder upon certain events, including liquidation of the Company to produce an estimated NAV as of December 31, 2021, consistent with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus of $25.70 per share for Class AX, Class IX, and Class I shares, $25.69 for Class D shares and $25.68 per share for Class TX, Class T and Class S shares.

The determination of NAV involves a number of assumptions and judgments, including estimates of the Advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize the mostly recently determined NAV per share if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2021 NAV is based on appraisals of the fair market value of certain of the Company’s real estate property investments which precede December 31, 2021 and, while the Company believes no material change has occurred in the value of these real estate property investments between the appraised value dates and December 31, 2021, Stanger has assumed no material change in property value has occurred since the appraisal date for those Appraised Properties with an appraised value date that preceded December 31, 2021. Furthermore, the Company’s December 31, 2021 NAV does not consider fees or expenses that may be incurred in providing a liquidity event, including reimbursement of amounts to the Advisor for O&O Costs and any operating expenses that have not been invoiced by the Advisor in accordance with the terms of the Amended Advisory Agreement. Lastly, as discussed in “PART I — Item 1A. – Risk Factors”, the full extent of the impact and effects of COVID-19 on the Company, as a whole, and on its tenants and its consolidated real estate, loan investments and long-term debt are uncertain at this time. Due to COVID-19, observable market transactions for both real estate assets and debt are generally more limited than before the pandemic. The Company believes the methodology of determining the Company’s NAV conforms to the Institute for Portfolio Alternative’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

The following table provides a breakdown of the major components of the Company’s NAV pursuant to the Company’s valuation guidelines:

Components of NAV	December 31, 2021

Investment in real estate(1)	$718,790,000
Investments in real estate-related assets	35,121,327
Cash and cash equivalents(1)	19,026,144
Other assets(2)	6,690,758
Debt obligations (at Fair Market Value)	(357,212,043)
Due to related parties(2,3)	(1,842,549)
Accounts payable and other liabilities	(7,920,477)
Accrued performance participation allocation	(4,679,999)
Distribution fee payable the following month(4)	(43,310)
Non-controlling interests in subsidiaries	(163,687,171)
Sponsor Support repayment / special unit holder interest in liquidation	—

Net Asset Value	$244,242,680

Number of outstanding shares	9,505,648

Note:	(1) Includes a reclass of $250,000 related to capital expenditures that occurred after the 424b3 was filed on January 18, 2022. This reclass had no impact on NAV.
(2)	Includes an adjustment for $1,585,000 of Demand Notes that eliminated on consolidation that occurred after the 424b3 was filed on January 18, 2022. This elimination had no impact on NAV.
(3)	Excluding the full distribution fee liability of $267,284. Distribution fee only relates to Class TX, Class T, Class D and Class S shares of common stock.
(4)

The distribution fee that is payable as of December 31, 2021 related to Class TX, Class T, Class D and Class S shares is shown in the table below. The non-current distribution fee payable of $223,974 is not due as of December 31, 2021.

Due to rounding, numbers presented throughout this section may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

NAV Per Share	Class AX, IX & I Shares	Class TX Shares	Class T Shares	Class D Shares	Class S Shares	Total
Total Gross Assets at Fair Value	$602,954,784	$108,186,320	$45,525,707	$22,603,658	$357,760	$779,628,229
Distribution fees due and payable	—	(31,565)	(10,178)	(1,487)	(80)	(43,310)
Debt obligations (at Fair Market Value)	(276,263,353)	(49,569,084)	(20,859,085)	(10,356,602)	(163,919)	(357,212,043)
Due to related parties	(1,425,005)	(255,684)	(107,594)	(53,421)	(845)	(1,842,549)
Accounts payable and other liabilities	(6,125,598)	(1,099,097)	(462,509)	(229,638)	(3,635)	(7,920,477)
Accrued performance participation allocation	(3,619,453)	(649,427)	(273,284)	(135,687)	(2,148)	(4,679,999)
Non-controlling interests in subsidiaries	(126,593,623)	(22,714,304)	(9,558,369)	(4,745,761)	(75,114)	(163,687,171)

Quarterly NAV	188,927,752	33,867,159	14,254,688	7,081,062	112,019	244,242,680
Number of outstanding shares	7,351,550	1,319,066	555,074	275,596	4,362	9,505,648

NAV per share	$25.70	$25.68	$25.68	$25.69	$25.68

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2021

Stockholders’ equity under U.S. GAAP	$353,941,593
Adjustments:
Unrealized appreciation of real estate	35,986,760
Unrealized appreciation of real estate-related assets	3,663,001
Acquisition costs	(6,161,481)
Deferred financing costs, net	(3,798,470)
Accrued distribution fee(1)	223,974
Accumulated depreciation and amortization	26,957,999
Fair value adjustment of debt obligations	2,675,141
Deferred rent receivable	(5,716,375)
Derivative liabilities, at fair value	157,709
Non-controlling interests in subsidiaries	(163,687,171)

NAV	$244,242,680

Note:	(1) Accrued distribution fee only relates to Class TX, Class T, Class D and Class S shares of common stock.

The following details the adjustments to reconcile U.S. GAAP stockholders’ equity to the Company’s NAV:

Unrealized appreciation of real estate

The Company’s investments in real estate are presented at historical cost, including acquisition costs, in the Company’s U.S. GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of the Company’s investments in real estate are not included in the Company’s U.S. GAAP results. For purposes of determining the Company’s NAV, the Company’s investments in real estate are presented at fair value.

Unrealized appreciation of real estate-related assets

The Company’s investments in real estate-related assets are presented at historical cost, including acquisition costs, in the Company’s U.S. GAAP consolidated financial statements. As such, any increases or decreases in the fair market value of the Company’s investments in real estate-related assets are not included in the Company’s U.S. GAAP results. For purposes of determining the Company’s NAV, the Company’s investments in real estate-related assets are presented at fair value.

Acquisition costs

The Company capitalizes acquisition costs incurred with the acquisition of its investments in real estate in accordance with U.S. GAAP. Such acquisition costs are not included in the value of real estate investments for purposes of determining NAV.

Deferred financing costs, net

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan in accordance with U.S. GAAP. Such deferred financing costs are not included in the value of debt for purposes of determining NAV.

Accrued distribution fee

Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class TX, Class T, Class D and Class S shares. Under U.S. GAAP, the Company accrues the full cost of the distribution fee as an offering cost at the time it sells the Class TX, Class T, Class D and Class S shares. For purposes of NAV, the Company recognizes the distribution fees as a reduction of NAV on a monthly basis as such fees are due.

Accumulated depreciation and amortization

The Company depreciates its investments in real estate and amortizes certain other assets and liabilities in accordance with U.S. GAAP. Such depreciation and amortization is not considered for purposes of determining NAV.

Fair value adjustment of debt obligations

The Company’s debt obligations are presented at historical cost in the Company’s U.S. GAAP consolidated financial statements. As such, any increases in the fair value of the Company’s debt obligations are not included in the Company’s U.S. GAAP results. For purposes of determining the Company’s NAV, the Company’s debt obligations are presented at fair value.

Deferred rent receivable

Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the term of the lease on certain of the Company’s properties. Such deferred rent receivable is not considered for purposes of determining NAV.

Derivative liabilities, at fair value

Derivative liabilities, at fair value represents a cash flow hedge which the Company uses to hedge interest rate risk related to the Valencia Loan. Such Derivative liabilities, at fair value are not considered for purposes of the determining NAV.

Non-controlling interests in subsidiaries

Non-controlling interests in subsidiaries represents the equity ownership in a consolidated subsidiary which is not attributable to the Company. The interests are presented at fair value for purposes of determining the Company’s NAV.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the Company’s December 31, 2021 NAV for a change in the going-in capitalization rate and, where a DCF analysis was utilized, discount rates and terminal capitalization rates used in the Appraised Properties’ appraisals and the Station DST Property appraisal, a 5% change in the discount rates used to value the Company’s Debt Investments and a 5% change in the discount rates used to value the Company’s long-term debt and the mortgage debt encumbering the Station DST Property:

Sensitivity Analysis	Range of NAV (Class AX, IX and I)			Range of NAV (Class TX)			Range of NAV (Class T)
	Low	Concluded	High	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$22.93	$25.70	$28.92	$22.90	$25.68	$28.90	$22.91	$25.68	$28.91
Capitalization Rate	5.28%	5.03%	4.78%	5.28%	5.03%	4.78%	5.28%	5.03%	4.78%
Cash Flow Discount Rate	6.21%	5.92%	5.62%	6.21%	5.92%	5.62%	6.21%	5.92%	5.62%
Residual Discount Rate	6.66%	6.35%	6.03%	6.66%	6.35%	6.03%	6.66%	6.35%	6.03%
Terminal Capitalization Rate	5.91%	5.63%	5.35%	5.91%	5.63%	5.35%	5.91%	5.63%	5.35%
Discount Rate—Debt Investments	8.03%	7.65%	7.27%	8.03%	7.65%	7.27%	8.03%	7.65%	7.27%
Discount Rate—Long-Term Debt Consolidated	3.25%	3.42%	3.59%	3.25%	3.42%	3.59%	3.25%	3.42%	3.59%
Sensitivity Analysis	Range of NAV (Class D)			Range of NAV (Class S)
	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$22.92	$25.69	$28.92	$22.91	$25.68	$28.91
Capitalization Rate	5.28%	5.03%	4.78%	5.28%	5.03%	4.78%
Cash Flow Discount Rate	6.21%	5.92%	5.62%	6.21%	5.92%	5.62%
Residual Discount Rate	6.66%	6.35%	6.03%	6.66%	6.35%	6.03%
Terminal Capitalization Rate	5.91%	5.63%	5.35%	5.91%	5.63%	5.35%
Discount Rate—Debt Investments	8.03%	7.65%	7.27%	8.03%	7.65%	7.27%
Discount Rate—Long-Term Debt Consolidated	3.25%	3.42%	3.59%	3.25%	3.42%	3.59%

Liquidity and Capital Resources

The Company is dependent upon the net proceeds from its public offerings to conduct its principal operations. The Company will obtain the capital required to purchase real estate and real estate-related investments and conduct its operations from the proceeds of the Offerings, any future offerings, from secured or unsecured financings from banks and other lenders and from any undistributed funds from its operations.

If the Company is unable to raise substantial funds in its public offerings, it will make fewer investments resulting in less diversification in terms of the type, number and size of investments it makes and the value of an investment in the Company will fluctuate with the performance of the limited assets it acquires. Further, the Company will have certain fixed operating expenses, including certain expenses as a public company and a REIT, regardless of whether it is able to raise substantial funds in the offerings. The Company’s inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, reducing its net income and limiting its ability to make distributions. As of December 31, 2021, the Company has raised gross proceeds of $240,504,096 in the Offerings.

The Company uses debt financing as a source of capital. The Company’s charter limits the Company from incurring debt if the Company’s borrowings exceed 300% of the cost of the Company’s net assets, which is estimated to approximate 75% of the cost of its tangible assets (before deducting depreciation or other non-cash reserves), though the Company may exceed this limit under certain circumstances. Once the Company has fully deployed the proceeds of the Follow-On Offering, the Company expects its debt financing and other liabilities may likely be approximately 60% of the cost of its tangible assets (before adjusting for depreciation or other non-cash reserves), although it may exceed this level during the offering stage.

As of December 31, 2021, the Company’s debt to tangible assets ratio was 55.3%. See Note 7 — Loans Payable of the Company’s outstanding debt arrangement as of December 31, 2021.

In addition to making investments in accordance with its investment objectives, the Company uses its capital resources to make certain payments to the Advisor and Dealer Manager. In conjunction with the Offerings, payments are made to the Dealer Manager for selling commissions, dealer manager fees, and distribution fee payments. With regards to the total organization and offering costs, including selling commissions, dealer manager fees, distribution fees and reimbursement of other organization and offering costs, will not exceed 15% of the gross proceeds of each Offering, including proceeds from sales of shares under the Company’s distribution reinvestment plan. Additionally, the Company expects to make payments to the Advisor in connection with the management of its assets and costs incurred by the Advisor in providing services to the Company.

The Company anticipates that over time adequate cash will be generated from operations to fund its operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, the Company’s ability to finance its operations is subject to some uncertainties. The Company’s ability to generate working capital is dependent on its ability to attract and retain tenants, investments that generate cash flow, and the economic and business environments of the various markets in which the Company’s properties will be located. The Company’s ability to sell its assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.

Cash Flows

The following table provides a breakdown of the net change in the Company’s cash and cash equivalents:

Year Ended December 31, 2021
Cash flows from operating activities	$10,373,633
Cash flows from investing activities	(128,443,281)
Cash flows from financing activities	103,570,962

Decrease in cash and cash equivalents	$(14,498,686)

Operating Activities

During the year ended December 31, 2021, net cash provided by operating activities was $10,373,633, compared to $6,993,522 for the year ended December 31, 2020. The change was primarily due to a decrease in net income of $4,689,023, an increase in depreciation and amortization expenses related to real estate assets and liabilities and deferred financing costs totaling $10,073,890, a net decrease in working capital accounts of $2,506,610, and a loss from investments in real estate-related assets of $95,813, offset by an increase in proceeds from investments in real estate-related assets of $406,041 (see “—Results of Operations”).

Investing Activities

Cash used in investing activities was $128,443,281 for the year ended December 31, 2021, compared to $7,573,700 for the year ended December 31, 2020. The change was due to an increase of $128,443,281 in acquisition of real estate and a decrease of $7,573,700 in purchases of interest in real estate-related assets.

Financing Activities

During the year ended December 31, 2021, net cash provided by financing activities was $103,570,962, compared to $16,800,007 for the year ended December 31, 2020. The change was primarily due to an increase in proceeds from net borrowings under credit facility of $28,850,000, an increase in proceeds from common stock issued of $50,586,889, an increase in distributions of $1,851,713, an increase in payments from redemptions of common stock of $2,748,053, and an increase in non-controlling interest distributions of $1,508,629, an increase of $16,807,073 in the DST Offering proceeds received for the DST interests sold, offset by a payment of $3,364,612 in payment of deferred financing costs.

Distributions

The Company’s board of directors has authorized, and the Company has declared, distributions through August 31, 2020 in an amount equal to $0.004253787, and for the period September 1, 2020 through April 1, 2022 in an amount equal to $0.004234973 per day (or approximately $1.55 on an annual basis) per each share of common stock, less, for holders of certain classes of shares, the distribution fees that are payable with respect to such shares as further described in the applicable prospectus. The distributions are payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

The amount of distributions payable to the Company’s stockholders is determined by the board of directors and is dependent on a number of factors, including funds available for distribution, the Company’s financial condition, capital expenditure requirements, requirements of Maryland law and annual distribution requirements needed to qualify and maintain its status as a REIT. The Company’s board of directors may reduce the amount of distributions paid or suspend distribution payments at any time, and therefore distribution payments are not assured.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Initial Offering, the Company and CFI entered into the Distribution Support Agreement. The terms of the agreement provide that in the event that cash distributions exceed MFFO, defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through the termination of the Initial Offering, CFI shall purchase Class IX Shares from the Company in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement). On August 10, 2020, the Company and CFI entered into Second Amended and Restated Distribution Support Agreement (the “Amended Distribution Support Agreement”) to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I Shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement and any shares purchased by CFI pursuant to the distribution support agreement in the Initial Offering). In addition to the shares purchased to satisfy the Minimum Offering Requirement, as of December 31, 2021, CFI has purchased $1,132,280 in Class IX shares pursuant to the Distribution Support Agreement. As of December 31, 2021, CFI’s remaining obligation pursuant to the Amended Distribution Support Agreement is limited to $1,867,720.

Under the terms of the Amended Distribution Support Agreement, if the cash distributions the Company pays for any calendar quarter exceed the Company’s MFFO for such quarter, CFI will purchase Class I Shares following the end of such calendar quarter for a purchase price equal to the distribution shortfall. The distribution shortfall is defined in the Amended Distribution Support Agreement as the amount by which the distributions paid on such shares exceed the MFFO for such quarter. In such instance, the Company may be paying distributions from proceeds of the shares purchased by CFI or its affiliates, not from cash flow from operations. Class I Shares purchased by CFI pursuant to the Amended Distribution Support Agreement will be eligible to receive all distributions payable by the Company with respect to Class I Shares.

The following table summarizes the Company’s distributions declared during the years ended December 31, 2021 and December 31, 2020.

	Year Ended December 31, 2020		Year Ended December 31, 2021
	Amount	Percent	Amount	Percent
Distributions
Paid in cash	$5,205,536	58%	$6,974,292	60%
Payable	809,365	9%	1,210,652	10%
Reinvested in shares	2,942,546	33%	3,494,193	30%

Total distributions	$8,957,447	100%	$11,679,137	100%

Sources of Distributions:
Operating cash flows	$6,993,522	78%	$9,198,327	79%
Offering proceeds pursuant to Distribution Support Agreement(1)	24,623	0%	—	0%
Offering proceeds	1,939,302	22%	2,480,810	21%

Total sources of distributions	$8,957,447	100%	$11,679,137	100%

Note:

(1) Pursuant to the Amended Distribution Support Agreement, CFI will purchase Class I Shares to the extent cash distributions exceed MFFO within 15 business days following the Company’s filing with the SEC of its periodic report for such calendar quarter or year.

During the year ended December 31, 2021, the Company declared $11,679,137 of distributions to its shareholders (including those reinvested in shares pursuant to the DRP), compared to the Company’s total aggregate MFFO of $7,971,372 and the Company’s total aggregate net loss of $697,121 for that period.

During the quarter ended December 31, 2021, the Company had a distribution shortfall of $966,541 for which CFI will purchase Class I Shares pursuant to the Amended Distribution Support Agreement.

During the year ended December 31, 2020, the Company declared $8,957,447 of distributions to its shareholders (including those reinvested in shares pursuant to the DRP), compared to the Company’s total aggregate MFFO of $6,780,818 and the Company’s total aggregate net income of $1,765,140 for that period.

Election as a REIT

The Company has elected and qualified to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. The Company intends to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. In order to qualify and continue to qualify for taxation as a REIT, the Company generally must distribute annually at least 90% of the Company’s REIT taxable income. REITs are subject to a number of other organizational and operational requirements, including asset, income, share ownership, minimum distribution and other requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, as well as federal income and excise taxes on its undistributed income.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes are critical to the Company’s principal operations. The Company considers these policies critical because they involve significant judgments and assumptions, and they require estimates about matters that are inherently uncertain and they are important for understanding and evaluating the Company’s reported financial results. The accounting policies have been established to conform with U.S. GAAP. The preparation of the financial statements in accordance with U.S. GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in the Company’s financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of the Company’s results of operations to those of companies in similar businesses.

Reimbursement of Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all O&O Costs through the first anniversary of the date on which the Company satisfied the Minimum Offering Requirement, which was May 18, 2018 (the “Escrow Break Anniversary”). The Company was not required to reimburse the Advisor for payment of the O&O Costs prior to the Escrow Break Anniversary. After the Escrow Break Anniversary, the Advisor, in its sole discretion, may pay some or all of the additional O&O Costs incurred, but is not required to do so. To the extent the Advisor pays such additional O&O Costs, the Company is obligated to reimburse the Advisor subject to the 1% Cap. Following the Escrow Break Anniversary, the Company began reimbursing the Advisor for payment of the O&O Costs on a monthly basis, which will continue through the period ended May 18, 2021; provided, however, that the Company will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed the 1% Cap as of such payment date. Any amounts not reimbursed in any period are included in determining any reimbursement for a subsequent period. As of December 31, 2021, the Advisor has continued to pay all O&O Costs on behalf of the Company.

Variable Interest Entities

A Variable Interest Entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases the qualitative analysis on the Company’s review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. The Company reassesses the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the Company’s business activities and other interests. The Company reassesses the determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions. As of December 31, 2021, the Company concluded that it had investments in VIEs and because the Company was deemed the primary beneficiary it consolidated such entities, as described in “Note 10—Variable Interest Entities” in its accompanying consolidated financial statements included in Item 8. “Financial Statements and Supplementary Data.”

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company will not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party. The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework, and vice versa.

Accounting for Investments

Operating Real Estate

Operating real estate will be carried at historical cost less accumulated depreciation. The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life. Ordinary repairs and maintenance will be expensed as incurred. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets.

Real Estate Debt Investments

Real estate debt investments will be generally intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. Real estate debt investments that are deemed to be impaired will be carried at amortized cost less a loan loss reserve, if deemed appropriate. Real estate debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff will be classified as held for sale and recorded at the lower of cost or estimated value.

Revenue Recognition

Operating Real Estate

Rental and other income from operating real estate is derived from leasing of space to various types of tenants. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases.

Real Estate Debt Investments

Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees will be amortized over the life of the investment using the effective interest method. The amortization will be reflected as an adjustment to interest income in earnings. The amortization of a premium or accretion of a discount will be discontinued if such loan is reclassified to held for sale.

Income Taxes

The Company has elected and qualified to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will not be subject to U.S. federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows it to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. The Company will monitor the business and transactions that may potentially impact the Company’s REIT status. If the Company were to fail to meet these requirements, it could be subject to U.S. federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company would also be disqualified for the four taxable years following the year during which qualification was lost unless the Company was entitled to relief under specific statutory provisions.

The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from the Company’s estimates under different assumptions or conditions. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in “Provision for income taxes” in the consolidated statement of operations.

See Note 2 – Summary of Significant Accounting Policies in the accompanying consolidated financial statements included in Part II, Item 8 “Financial Statements and Supplementary Data” for further information on other accounting policies.

Recent Accounting Pronouncements

See Note 2 – Summary of Significant Accounting Policies in the accompanying consolidated financial statements included in Part II, Item 8. “Financial Statements and Supplementary Data.”

Emerging Growth Company

The Company is and will remain an “Emerging Growth Company,” as defined in the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which the Company’s total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the Initial Offering; (iii) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which the Company is deemed a large accelerated filer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Additionally, the Company is eligible to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company has chosen to “opt out” of that extended transition period and as a result the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. Otherwise, the Company has not yet made a decision whether to take advantage of any or all of the exemptions available to it under the JOBS Act.

Inflation

Some of the Company’s leases with tenants may contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the term of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). The Company may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. However, the Company’s net leases will generally require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce the Company’s exposure to increases in costs and operating expenses resulting from inflation.

Off-Balance Sheet Arrangements

As of December 31, 2021, the Company had no off-balance sheet arrangements that have, or are reasonably likely to have, a material effect on the Company’s financial condition, revenue and expenses, results of operations, liquidity, capital expenditures, or capital resources.

Contractual Obligations

The following table presents the future principal payment due under the Company’s GR Loan, FM Loan, CO Loan, DST Loan, Buchanan Loan, Keller Loan, Summerfield Loan, Valencia Loan, Kacey Loan, Industry Loan, and Credit Facility agreements as of December 31, 2021, which represents the Company’s aggregate contractual obligations and commitments with payments due subsequent to December 31, 2021.

Year	Amount
2022	—
2023	—
2024	28,850,000
2025	—
2026	—
Thereafter	331,037,184

Total	$359,887,184

Item 7A. Quantitative and Qualitative Disclosures About Market Risk.

Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. The Company’s interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to manage overall borrowing costs. To achieve these objectives, from time to time, the Company may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate interest rate risk with respect to various debt instruments. The Company would not hold or issue these derivative contracts for trading or speculative purposes. As of December 31, 2021, there are no such hedging contracts outstanding. The Company does not have any foreign operations and thus is not exposed to foreign currency fluctuations.

Interest Rate Risk

As of December 31, 2021, the Company had $245 million fixed rate debt and $115 million of floating rate debt. The Company uses derivative financial instruments to limit the exposure to interest rate changes associated with its borrowings. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its related parties may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations. (For further detail refer to Note 7 – Loans Payable).

Credit Risk

Concentrations of credit risk arise when a number of tenants are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations, including those to the Company, to be similarly affected by changes in economic conditions. The Company is subject to tenant, geographic and industry concentrations. Any downturn of the economic conditions in one or more of these tenants, states or industries could result in a material reduction the Company’s cash flows or material losses to the Company.

As of December 31, 2021, lease expirations related to the Company’s portfolio of real estate assets, excluding those at our multifamily properties (which typically have short-term leases of one year or less), based on each asset’s fair value used in determining our NAV, were as follows:

•	2022 – 2024 – 0%

•	2025 – 2027 – 0%

•	2028 – 2030 – 22.7%

•	After 2031 – 77.3%

As of December 31, 2021, the industry concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Single Tenant Office – 42.9%

•	Multifamily – 27.7%

•	Single Tenant Industrial – 23.2%

•	Single Tenant Necessity Retail – 3.8%

•	Single Tenant Life Sciences – 2.4%

As of December 31, 2021, the geographic concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Ohio – 23.4%

•	Texas – 21.8%

•	California – 21.5%

•	South Carolina – 10.6%

•	Maryland – 7.6%

•	Arizona – 5%

•	Illinois – 3.4%
•	Pennsylvania – 3.2%
•	Michigan – 2.6%
•	Oklahoma – 0.7%
•	Arkansas – 0.2%

As of December 31, 2021, the investment type concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Common Equity – 93.5%

•	Mezzanine Loan – 3.4%

•	Preferred Equity – 3.1%

As of December 31, 2021, the tenant credit profile concentration of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was as follows:

•	Investment Grade1 – 63%

•	Unrated – 28%

•	Non-Investment Grade – 9%

1Includes Daimler Trucks North America, LLC. Daimler Truck Holding AG, the parent company of Daimler Trucks North America, LLC, is rated BBB+ by Moody’s. Daimler Truck Holding AG does not guarantee the lease.

As of December 31, 2021 the maturity concentration of debt secured by our portfolio of real estate assets, based on principal balances and adjusted for ownership percentage, was as follows:

•	2022 – 2024 – 16.1%

•	2025 – 2027 – 0%

•	2028 – 2030 – 30.2%

•	After 2031 – 53.7%

As of December 31, 2021, the weighted average lease term remaining of the Company’s portfolio of real estate assets (excluding multifamily, mezzanine and preferred equity investments), based on each asset’s fair value used in determining our NAV, was 9.6 years.

As of December 31, 2021, the weighted average lease term remaining of the Company’s portfolio of real estate assets, based on each asset’s fair value used in determining our NAV, was 99.2%. For our industrial, retail and office investments, occupancy includes all leased square footage as of the date indicated. For our multifamily investments, occupancy is defined as the percentage of units leased on the date indicated.

The factors considered in determining the credit risk of the Company’s tenants include, but are not limited to: payment history; credit status and change in status (credit ratings for public companies are used as a primary metric); change in tenant space needs (i.e., expansion/downsize); tenant financial performance; economic conditions in a specific geographic region; and industry specific credit considerations. The credit risk of the Company’s portfolio is reduced by the high quality of the Company’s existing tenant base, reviews of prospective tenants’ risk profiles prior to lease execution and consistent monitoring of the Company’s portfolio to identify potential problem tenants.

Item 8. Financial Statements and Supplementary Data.

The financial statements required by this item and the reports of the independent accountants thereon required by Item 14(a)(2) appear on pages F-2 to F-34. See accompanying Index to the Consolidated Financial Statements on page F-1.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

An evaluation of the effectiveness of the design and operation of the Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act, as of the end of the period covered by this Annual Report on Form 10-K was made under the supervision and with the participation of the Company’s management, including its Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, the CEO and CFO have concluded that the disclosure controls and procedures (a) are effective to ensure that information required to be disclosed by the Company in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in reports filed or submitted under the Exchange Act is accumulated and communicated to the Company’s management, including its CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

Internal Control over Financial Reporting

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Under the supervision and with the participation of management, including the CEO and CFO, the Company carried out an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2021 based on the “Internal Control-Integrated Framework” (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based upon this evaluation, management has concluded that the Company’s internal control over financial reporting was effective as of December 31, 2021.

Changes in Internal Control over Financial Reporting

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the three months ended December 31, 2021 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Inherent Limitations on Effectiveness of Controls

The Company’s management, including the Company’s CEO and CFO, does not expect that the Company’s disclosure controls and procedures or the Company’s internal control over financial reporting will prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. The design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.

Item 9B. Other Information.

None.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections.

Not applicable.

PART III

Item 10. Directors, Executive Officers and Corporate Governance*

Item 11. Executive Compensation*

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters*

Item 13. Certain Relationships and Related Transactions, and Director Independence*

Item 14. Principal Accounting Fees and Services*

*

The information that is required by Items 10, 11, 12, 13 and 14 (other than the information included in this Annual Report on Form 10-K) is incorporated herein by reference from the definitive proxy statement relating to the 2022 Annual Meeting of Stockholders of the Company, which is to be filed with the U.S. Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, no later than 120 days after the end of the Company’s fiscal year ended December 31, 2021.

PART IV

Item 15. Exhibits, Financial Statement Schedules.

(a)(1)	Financial Statements

See the accompanying Index to Financial Statement Schedule on page F-1.

(a)(2)	Consolidated Financial Statement Schedules

None.

(a)(3)	Exhibits

Exhibit Index

Exhibit Number	Description

3.1	Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 12, 2017)

3.2	Articles of Amendment to the Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.), dated June 6, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2018)

3.3	Second Articles of Amendment to the Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2019)

3.4	Articles of Amendment to the Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) (incorporated by reference to Exhibit 3.5 to the Company’s Pre-Effective Amendment No. 1 to the Form S-11 Registration Statement filed with the SEC on July 31, 2020)

3.5	Articles Supplementary to the Second Articles of Amendment and Restatement of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) (incorporated by reference to Exhibit 3.6 to the Company’s Pre-Effective Amendment No. 1 to the Form S-11 Registration Statement filed with the SEC on July 31, 2020)

3.6	Second Amended and Restated Bylaws of Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed on May 12, 2017)

4.1	Form of Subscription Agreement for the Initial Offering (included as Appendix A to the Prospectus dated April 23, 2019, filed with the SEC on April 24, 2019 and incorporated by reference herein)

4.2	Amended and Restated Distribution Reinvestment Plan (included as Appendix B to the Prospectus dated August 10, 2020, filed with the SEC on August 12, 2020 and incorporated by reference herein)

4.3	Form of Subscription Agreement for the Follow-On Offering (included as Appendix A to the Prospectus dated July 31, 2020, filed with the SEC on July 31, 2020 and incorporated by reference herein)

4.4	Description of Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-K filed on March 25, 2021)

4.5	Third Amended and Restated Share Repurchase Program (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.1	Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q filed on May 12, 2017)

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form S-11 (File No. 333-221814), filed with the SEC on November 30, 2017)

10.3	Reimbursement Agreement among Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.), Cantor Fitzgerald Investors, LLC and Cantor Fitzgerald Income Trust OP Holdings, LLC (formerly known as Rodin Global Property Trust OP Holdings, LLC) dated March 23, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed on May 12, 2017)

10.4	Agreement of Purchase and Sale by and between LIC Charlotte Office Building, Inc., and Cantor Real Estate Investment Management Investments, LLC dated December 19, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 2, 2018)

10.5	Loan Agreement between 2477 Deerfield Drive, LLC and UBS AG dated February 1, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on February 2, 2018)

10.6	Agreement of Purchase and Sale by and between ADS Place Phase III, LLC, and Cantor Real Estate Investment Management Investments, LLC dated June 28, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 31, 2018)

10.7	Loan Agreement between 3075 Loyalty Circle Owner, LLC and Cantor Commercial Real Estate Lending, L.P. dated July 31, 2018 (incorporated by reference to Exhibit 10.12 to the Company’s Post-Effective Amendment No. 7 to Form S-11 (File No. 333-214130), filed on January 28, 2019

10.8	Purchase and Sale Contract dated as of September 10, 2018, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of October 10, 2018, as further amended by that certain Second Amendment to Purchase and Sale Contract dated as of October 19, 2018, by and between Mohr Whitsett, LLC and Cantor Real Estate Investment Management Investments, LLC (incorporated by reference to exhibit 10.1 to the Company’s 8-K filed on November 13, 2018)

10.9	Dealer Manager Agreement between Cantor Fitzgerald Income Trust Inc. and Cantor Fitzgerald & Co., (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-Kfiled on August 14, 2020)

10.10	Reimbursement Agreement, dated April 30, 2019, by and between Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.) and CF Real Estate Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on May 15, 2019)

10.11	Consent and Assumption Agreement, dated April 30, 2019, by and among 3596 Alpine Ave, LLC, CF Real Estate Holdings, LLC, Cantor Fitzgerald Income Trust, Inc. and Wells Fargo Bank, National Association, as Trustee for the Benefit of the Registered Holders of UBS Commercial Mortgage Trust 2017-C2, Commercial Mortgage Pass-through Certificates, Series 2017-C2, whose Master Servicer is Midland Loan Services, a division of PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on May 15, 2019)

10.12	Guaranty Agreement, dated as of April 30, 2019, by Cantor Fitzgerald Income Trust, Inc. (formerly known as Rodin Global Property Trust, Inc.), in favor of Wells Fargo Bank, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Trust 2018-L1, Commercial Mortgage Pass-through Certificates, Series 2018-L1 (incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q filed on May 15, 2019)

10.13	Environmental Indemnity Agreement, dated as of April 30, 2019, by 3075 Loyalty Circle Owner, LLC and Cantor Fitzgerald Income Trust, Inc. in favor of Wells Fargo Bank, National Association, as Trustee for the Registered Holders of Morgan Stanley Capital I Trust 2018-L1, Commercial Mortgage Pass-through Certificates, Series 2018-L1 (incorporated by reference to Exhibit 10.5 to the Company’s 10-Q filed on May 15, 2019)

10.14	Second Amended and Restated Advisory Agreement by and among Cantor Fitzgerald Income Trust, Inc., Cantor Fitzgerald Income Advisors, LLC, Cantor Fitzgerald Income Trust Operating Partnership, L.P. and Cantor Fitzgerald Investors, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on August 14, 2020)

10.15	Amended and Restated Operating Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on August 14, 2020)

10.16	Second Amended and Restated Distribution Support Agreement dated as of August 10, 2020 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on August 14, 2020)

10.17	Amendment No. 1 to Amended and Restated Limited Partnership Agreement of Cantor Fitzgerald Income Trust Operating Partnership, LP incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.18	Second Amended and Restated Trust Agreement of CF Summerfield Multifamily DST (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.19	Real Estate Sales Agreement dated as of January 26, 2021, as amended by First Amendment to the Real Estate Sales Agreement dated February 1, 2021, as further amended by Second Amendment to the Real Estate Sales Agreement dated February 4, 2021 and as further amended by Third Amendment to the Real Estate Sales Agreement dated February 5, 2021, by and among CAP Capital Partners, LLC, Keller Springs Propco, Inc. and CAF KSC Investor, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.20	Multifamily Loan and Security Agreement between Keller Springs Road Owner, LLC and CBRE Multifamily Capital Inc. dated February 25, 2021 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.21	Loan and Security Agreement by and between CF Summerfield Multifamily DST and Arbor Private Label, LLC dated as of March 26, 2021 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.22	Debt Service Reserve Replenishment Payment Guaranty by Cantor Fitzgerald Income Trust, Inc. as the Guarantor for the benefit of Arbor Private Label, LLC dated March 26, 2021 (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.23	Guaranty of Non-Recourse Obligations by Cantor Fitzgerald Income Trust, Inc.as the Guarantor for the benefit of Arbor Private Label, LLC dated March 26, 2021 (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.24	Purchase and Sale Agreement dated January 21, 2021, as amended by First Amendment to the Purchase and Sale Agreement dated January 29, 2021, as further amended by Second Amendment to the Purchase and Sale Agreement dated February 5, 2021 by and between Centennial Summerfield, LLC and AH Property Investment Company LLC (incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 17, 2021)

10.25	Credit Agreement, dated as of July 23, 2021, among Cantor Fitzgerald Income Trust Operating Partnership, L.P., Cantor Fitzgerald Income Trust, Inc., certain subsidiary guarantors, the lenders party thereto and Citizens Bank, N.A. as administrative agent. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2021)

10.26	Purchase and Sale Agreement by and between De Anza DH Properties LLC and North De Anza Boulevard, LLC, dated as of June 2, 2021, as amended on June 4, 2021, June 8, 2021, June 10, 2021, July 7, 2021 and July 14, 2021. (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021).

10.27	Managing Broker-Dealer Agreement by and among CF Net Lease Portfolio IV DST, Cantor Fitzgerald Income Trust Operating Partnership, L.P, Cantor Fitzgerald & Co, and Cantor Fitzgerald Income trust, Inc (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 30, 2021)

10.28	Second Amended and Restated Trust Agreement by and among Cantor Fitzgerald Income Trust Operating Partnership, L.P, and CF Net Lease Portfolio Manager IV, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 30, 2021)

21.1*	Subsidiaries of the Company

24*	Power of Attorney (included in the signature page)

31.1*	Certification by the Chief Executive Officer pursuant to 17 CFR 240.13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification by the Chief Financial Officer pursuant to 17 CFR 240.13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101*	The following materials from Cantor Fitzgerald Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 are formatted in inline XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Changes in Equity; (iv) Consolidated Statements of Cash Flows, and (v) Notes to Consolidated Financial Statements.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

ITEM 16.	FORM 10-K SUMMARY

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.
Date: March 30, 2022	By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard W. Lutnick and John C. Griffin, and each of them severally, his true and lawful attorney-in-fact with power of substitution and re-substitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this Annual Report on Form 10-K and any and all amendments hereto, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard W. Lutnick	Chief Executive Officer and Chairman of the Board of Directors	March 30, 2022
Howard W. Lutnick	(Principal Executive Officer)

/s/ John C. Griffin	Chief Financial Officer	March 30, 2022
John C. Griffin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Arthur F. Backal	Director	March 30, 2022
Arthur F. Backal

/s/ John M. Matteson	Director	March 30, 2022
John M. Matteson

/s/ Dean Palin	Director	March 30, 2022
Dean Palin

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Cantor Fitzgerald Income Trust, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cantor Fitzgerald Income Trust, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

New York, New York

March 30, 2022

CANTOR FITZGERALD INCOME TRUST, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Investment in real estate, net of accumulated depreciation of $18,256,155 and $8,590,986, respectively	$609,708,084	$154,790,052
Cash and cash equivalents	19,026,144	33,524,830
Investments in real estate-related assets	31,458,326	31,966,940
Intangible assets, net of accumulated amortization of $10,903,590 and $4,110,547, respectively	61,583,894	18,576,118
Operating lease right-of-use asset	16,466,271	—
Prepaid expenses and other assets	5,701,723	431,768
Deferred rent receivable	5,716,375	1,788,266
Stock subscriptions receivable	419,684	—
Due from related party	415,835	275,464
Accrued preferred return receivable	81,018	—
Accrued income from mezzanine loan investment	72,498	—

Total assets	$750,649,852	$241,353,438

Liabilities and Equity
Liabilities
Loans payable, net of deferred financing costs of $3,798,470 and $764,753, respectively	$356,088,714	$83,380,431
Intangible liabilities, net of accumulated amortization of $2,201,745 and $1,264,464, respectively	9,285,256	7,800,852
Operating lease liability	16,466,271	—
Distributions payable	6,311,100	1,595,148
Restricted reserves	3,932,628	200,487
Due to related parties	2,109,833	1,438,450
Deferred revenue	1,404,670	570,362
Accrued interest payable	802,286	273,200
Accounts payable and accrued expenses	149,792	574,925
Derivative liabilities, at fair value	157,709	—

Total liabilities	396,708,259	95,833,855

Stockholders’ equity
Controlling interest
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, and 0 issued and outstanding at each December 31, 2021 and December 31, 2020	—	—
Class AX common stock, $0.01 par value per share, 10,000,000 shares authorized, and 3,441,219 and 3,458,541 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	34,412	34,585
Class TX common stock, $0.01 par value per share, 5,000,000 shares authorized, and 1,319,066 and 1,472,875 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	13,191	14,729
Class IX common stock, $0.01 par value per share, 5,000,000 shares authorized, and 1,203,025 and 1,218,108 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	12,030	12,181
Class T common stock, $0.01 par value per share, 100,000,000 shares authorized, and 555,074 and 44,884 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	5,551	449
Class S common stock, $0.01 par value per share, 20,000,000 shares authorized, and 4,362 and 1,567 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	44	16
Class D common stock, $0.01 par value per share, 60,000,000 shares authorized, and 275,596 and 39,281 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	2,756	393
Class I common stock, $0.01 par value per share, 200,000,000 shares authorized, and 2,707,306 and 160,013 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	27,073	1,600
Additional paid-in capital	238,954,331	161,040,483
Retained earnings/accumulated deficit and cumulative distributions	(30,111,852)	(17,735,594)
Accumulated other comprehensive income/(loss)	(15,771)	—

Total controlling interest	208,921,765	143,368,842
Non-controlling interests in subsidiaries	145,019,828	2,150,741

Total stockholders’ equity	353,941,593	145,519,583

Total liabilities and stockholders’ equity	$750,649,852	$241,353,438

The accompanying notes are an integral part of these consolidated financial statements

CANTOR FITZGERALD INCOME TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the	For the
	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Revenues:
Rental revenues	$30,225,535	$12,278,188
Preferred return income	953,926	943,338
Income from mezzanine loan investment	1,017,379	1,006,466
Other property operating revenues	4,148,797	1,478,214

Total revenues	36,345,637	15,706,206

Operating expenses (income):
General and administrative expenses	1,578,878	149,133
Depreciation and amortization	16,311,832	6,518,670
Management fees	2,843,044	1,809,171
Property operating expenses	9,667,741	1,595,471

Total operating expenses	30,401,495	10,072,445
Other income (expense):
Income/(loss) from investments in real estate-related assets	(95,813)	—
Interest income	10,511	57,479
Interest expense	(8,795,368)	(3,938,745)

Total other income (expense)	(8,880,670)	(3,881,266)

Net income (loss)	(2,936,528)	1,752,495
Net income (loss) attributable to non-controlling interest	(2,239,407)	(12,645)

Net income (loss) attributable to common stockholders	$(697,121)	$1,765,140

Weighted average shares outstanding	7,811,955	5,991,018

Net income (loss) per common share—basic and diluted	$(0.09)	$0.29

The accompanying notes are an integral part of these consolidated financial statements.

CANTOR FITZGERALD INCOME TRUST, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the	For the
	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Net income (loss)	$(2,936,528)	$1,752,495
Other comprehensive income (loss)
Unrealized gain (loss) on derivative instruments	(157,709)	—

Comprehensive income (loss)	(3,094,237)	1,752,495

Amounts attributable to noncontrolling interests
Net income (loss)	(2,239,407)	(12,645)
Unrealized gain (loss) on derivative instruments	(141,938)	—

Comprehensive income (loss) attributable to noncontrolling interests	(2,381,345)	(12,645)

Comprehensive income (loss) attributable to common stockholders	$(712,892)	$1,765,140

The accompanying notes are an integral part of these consolidated financial statements.

CANTOR FITZGERALD INCOME TRUST, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Controlling Interest
																Retained Earnings/ Accumulated Deficit and Cumulative
	Common Stock														Additional		Accumulated Other	Non-	Total
	Class AX		Class TX		Class IX		Class I		Class T		Class D		Class S		Paid-In		Comprehensive	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Distributions	Income/(loss)	interest	Equity
Balance as of January 1, 2020	3,158,796	$31,580	1,327,819	$13,278	853,734	$8,537	—	$—	—	$—	—	$—	—	$—	$135,507,823	$(10,543,287)	$—	$3,038,918	$128,056,849
Common stock	377,318	3,781	153,033	1,531	362,238	3,622	159,581	1,596	44,884	449	39,256	393	1,566	16	28,324,265	—	—	—	28,335,653
Common stock repurchased	(154,701)	(1,547)	(38,325)	(383)	(21,017)	(210)	—	—	—	—	—	—	—	—	(5,058,871)	—	—	—	(5,061,011)
Distribution reinvestment	77,128	771	30,348	303	23,153	232	432	4	—	—	25	—	1	—	3,176,825	—	—	—	3,178,135
Offering costs, commissions and fees	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(909,559)	—	—	—	(909,559)
Net income (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,765,140	—	(12,645)	1,752,495
Distributions declared on common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,957,447)	—	—	(8,957,447)
Non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(875,532)	(875,532)

Balance as of December 31, 2020	3,458,541	$34,585	1,472,875	$14,729	1,218,108	$12,181	160,013	$1,600	44,884	$449	39,281	$393	1,567	$16	$161,040,483	$(17,735,594)	$—	$2,150,741	$145,519,583

	Controlling Interest
	Common Stock														Additional	Retained Earnings/ Accumulated Deficit and Cumulative Distributions	Accumulated Other	Non-	Total
	Class AX		Class TX		Class IX		Class I		Class T		Class D		Class S		Paid-In		Comprehensive	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital		Income/(loss)	interest	Equity
Balance as of January 1, 2021	3,458,541	$34,585	1,472,875	$14,729	1,218,108	$12,181	$160,013	$1,600	$44,884	$449	$39,281	$393	1,567	$16	$161,040,483	$(17,735,594)	—	$2,150,741	$145,519,583
Common stock	126,710	1,267	(126,811)	(1,268)	—	—	2,533,229	25,332	508,120	5,081	237,685	2,376	2,789	28	80,467,206	—	—	—	80,500,022
Common stock repurchased	(222,440)	(2,224)	(58,754)	(588)	(42,321)	(423)	—	—	—	—	(3,746)	(37)	—	—	(7,976,985)	—	—	—	(7,980,257)
Distribution reinvestment	78,408	784	31,756	318	27,238	272	14,064	141	2,070	21	2,376	24	6	—	3,786,535	—	—	—	3,788,095
Offering costs, commissions and fees	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,054,011)	—	—	—	(1,054,011)
Net income (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(697,121)	—	(2,239,407)	(2,936,528)
Distributions declared on common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,679,137)	—	—	(11,679,137)
Designated derivatives, fair value adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(15,771)	(141,938)	(157,709)
Acquired or syndicated ownership interests	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,691,103	—	—	—	2,691,103
Non-controlling interests	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	145,250,432	145,250,432

Balance as of December 31, 2021	3,441,219	$34,412	1,319,066	$13,191	1,203,025	$12,030	2,707,306	$27,073	555,074	$5,551	275,596	$2,756	4,362	$44	$238,954,331	$(30,111,852)	$(15,771)	$145,019,828	$353,941,593

The accompanying notes are an integral part of these consolidated financial statements.

CANTOR FITZGERALD INCOME TRUST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(2,936,528)	$1,752,495
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,642,727	6,595,531
Loss from investments in real estate-related assets	95,813	—
Amortization of above-market lease intangibles	134,097	30,295
Amortization of below-market lease intangibles	(924,998)	(847,890)
Changes in assets and liabilities:
Proceeds from investments in real estate-related assets	412,801	6,760
(Increase) in deferred rent receivable	(3,928,109)	(562,403)
(Increase) in accrued preferred return receivable	(81,018)	—
(Increase) in accrued income from mezzanine loan investment	(72,498)	—
(Increase) in due from related party	(140,371)	(275,464)
(Increase)/decrease in prepaid expenses and other assets	(5,269,955)	29,483
Increase in due to related parties	1,350,821	43,634
Increase in deferred revenue	834,308	9,306
Increase in restricted reserves	3,732,141	167,363
(Decrease)/increase in accounts payable and accrued expenses	(425,133)	44,412
Increase in distribution payable	420,449	—
Increase in accrued interest payable	529,086	—

Net cash provided by operating activities	10,373,633	6,993,522

Cash flows from investing activities:
Acquisition of real estate	(128,443,281)	—
Purchase of interest in real estate-related assets	—	(7,573,700)

Cash used in investing activities	(128,443,281)	(7,573,700)

Cash flows from financing activities:
Borrowings under credit facility	28,850,000	—
Proceeds from issuance of common stock, net	77,661,566	27,074,677
Distributions	(7,489,752)	(5,638,039)
Payments from redemptions of common stock	(7,294,935)	(4,546,882)
Non-controlling interest distributions	(1,598,378)	(89,749)
Syndicated ownership interest	16,807,073	—
Payment of deferred financing costs	(3,364,612)	—

Net cash provided by financing activities	103,570,962	16,800,007

Net (decrease)/increase in cash and cash equivalents	(14,498,686)	16,219,829
Cash and cash equivalents, at beginning of period	$33,524,830	$17,305,001

Cash and cash equivalents, at end of period	$19,026,144	$33,524,830

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,003,646	$3,861,884

Non-cash investing and financing activities:
Distribution reinvestment	$3,788,095	$3,178,135

Distributions payable	$649,294	$927,056

Assumption of loans payable in conjunction with acquisitions of real estate	$246,892,000	$—

Acquired non-controlling interests	$136,627,054	$—

The accompanying notes are an integral part of these consolidated financial statements.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Business Purpose

Cantor Fitzgerald Income Trust, Inc., formerly known as Rodin Global Property Trust, Inc. (the “Company”) was formed on February 2, 2016 as a Maryland corporation that has elected and qualified to be taxed as a real estate investment trust (“REIT”) for United States (“U.S.”) federal income tax purposes beginning with the taxable year ending December 31, 2017. The Company’s consolidated financial statements include Cantor Fitzgerald Income Trust Operating Partnership, L.P., formerly known as Rodin Global Property Trust Operating Partnership, L.P. (the “Operating Partnership”) and its operating subsidiaries. Substantially all of the Company’s business is conducted through the Operating Partnership, a Delaware partnership formed on February 11, 2016. The Company is the sole general and a limited partner of the Operating Partnership. Unless the context otherwise requires, the “Company” refers to the Company and the Operating Partnership. The Company currently operates its business in one reportable segment, which focuses on investing in and managing income-producing commercial properties and other real estate-related assets.

On February 2, 2016, the Company was capitalized with a $200,001 investment by the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”) through the purchase of 8,180 Class A shares. In addition, a wholly owned subsidiary of CFI, Cantor Fitzgerald Income Trust OP Holdings, LLC, formerly known as Rodin Global Property Trust OP Holdings, LLC (the “Special Unit Holder”), has invested $1,000 in the Operating Partnership and has been issued a special class of limited partnership units (“Special Units”), which is recorded as a non-controlling interest on the consolidated balance sheet as of December 31, 2021. The Company registered with the Securities and Exchange Commission (“SEC”) an offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in the Company’s primary offering (the “Primary Offering”) and up to $250 million in shares pursuant to its distribution reinvestment plan (the “DRP”, and together with the Primary Offering, the “Initial Offering”). On May 18, 2017, the Company satisfied the minimum offering requirement as a result of CFI’s purchase of $2.0 million in Class I shares (the “Minimum Offering Requirement”). On March 20, 2020, the Company filed a registration statement on Form S-11 with the SEC for a proposed second public offering (the “Follow-On Offering”). Subsequently, on July 31, 2020, the Company terminated the Primary Offering but is continuing to offer up to $50.0 million of common stock pursuant to the DRP. On August 10, 2020, the SEC declared the Follow-On Offering effective. In the Follow-On Offering, the Company is offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursuant to the DRP. On July 30, 2020, the Company, amended its charter (as amended, the “Charter”) to redesignate its currently issued and outstanding Class A shares of common stock, Class T shares of common stock and Class I shares of common stock as “Class AX Shares,” “Class TX Shares” and “Class IX Shares,” respectively. In addition, on July 30, 2020, as set forth in the Charter, the Company has reclassified the authorized but unissued portion of its common stock into four additional classes of common stock: Class T Shares, Class S Shares, Class D Shares, and Class I Shares. The Class AX shares, Class TX shares and Class IX shares generally have the same rights, including voting rights, as the Class T shares, Class S shares, Class D shares and Class I shares that the Company is offering pursuant to the Follow-On Offering (Refer to Note 8 – Stockholders’ Equity).

Upon commencement of the Follow-On Offering, on August 10, 2020, the Company began operating as a non-exchange traded perpetual-life REIT instead of operating as a REIT of finite duration. In connection with the determination to operate as a perpetual-life REIT, the Company’s board of directors has determined to update the Company’s investment strategy. Prior to the commencement of the Follow-On Offering, the Company’s investment strategy was focused primarily on the acquisition of single-tenant net leased commercial properties located in the United States, United Kingdom and other European countries, as well as origination and investment in loans related to net leased commercial properties. Currently, the Company intends to invest in a diversified portfolio of income-producing commercial real-estate and debt secured by commercial real estate located primarily in the United States. The Company will seek to invest: (a) at least 80% of its assets in properties and real estate-related debt; and (b) up to 20% of its assets in real estate-related securities.

As of December 31, 2021, the Company owned the following investments:

•	A retail property located in Grand Rapids, Michigan (the “GR Property”).

•	An office property located in Fort Mill, South Carolina (the “FM Property”).

•	An office property located in Columbus, Ohio (the “CO Property”).

•	A flex industrial property located in Lewisville, TX (the “Lewisville Property”).

•

A controlling interest (15.96%) in a Delaware Statutory Trust, CF Net Lease Portfolio IV DST (the “DST”), which owns seven properties (individually, a “DST Property” and collectively, the “DST Properties”).

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•

CF Albertsons Lancaster, LLC (the “Pennsylvania SPE”), which made a preferred equity investment (the “Lancaster PE”) through a joint venture agreement to purchase a cold storage and warehouse distribution facility located in Denver, Pennsylvania (the “PA Property”).

•

CF Albertsons Chicago, LLC (the “Illinois SPE”), which originated a fixed rate, subordinate mezzanine loan (the “Chicago Jr Mezz”) for the acquisition of a cold storage and warehouse distribution facility located in Melrose Park, Illinois (the “IL Property”).

•	A majority interest (75%) in a joint venture with an unrelated third party (the “Battery Street SF JV”) that owns an office property located in San Francisco, California (the “SF Property”).

•	An industrial property located in Phoenix, Arizona (the “Buchanan Property”).

•	Interests (15%) in a Delaware Statutory Trust, CF Station Multifamily DST (the “Station DST”), which owns a multifamily residential property located in Irving, Texas (the “Station Property”).

•

An interest (80.26%) in an affiliated joint venture that owns a majority interest (97%) in a multifamily property located in Carrolton, Texas (the “Keller Property”) through a joint venture (the “Keller JV”) with an unrelated third party.

•

A controlling interest (25%) in a Delaware Statutory Trust, CF Summerfield Multifamily DST (the “Summerfield DST”), which owns a multifamily residential property located in Landover, MD (the “Summerfield Property”).

•	An industrial property located in Cleveland, OH (the “Madison Ave Property”).

•

A controlling interest (10%) in a Delaware Statutory Trust, (the “Valencia DST”), which owns a life sciences laboratory and research office property located in Valencia, California (the “Valencia Property”).

•	An office property located in Cupertino, CA (the “De Anza Property”).

•	A controlling interest of (10%) in a Delaware Statutory Trust, (the “Kacey DST”), which owns a multifamily residential property located in Kingwood, Texas (the “Kacey Property”).

•	A controlling interest of (10%) in a Delaware Statutory Trust, (the “Industry DST”), which owns a multifamily residential property located in Columbus, OH (the “Industry Property”).

The Company is externally managed by Cantor Fitzgerald Income Advisors, LLC, formerly known as Rodin Global Property Advisors, LLC (the “Advisor”), a Delaware limited liability company and wholly owned subsidiary of CFI. CFI is a wholly owned subsidiary of CFIM Holdings, LLC, which is a wholly owned subsidiary of Cantor Fitzgerald, L.P. (“CFLP”).

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying consolidated financial statements contain all adjustments and eliminations, consisting only of normal recurring adjustments necessary for a fair presentation in conformity with U.S. GAAP. Certain reclassifications have been made to previously reported amounts to conform to the current presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet. Management believes that the estimates utilized in preparing the consolidated financial statements are reasonable. As such, actual results could differ from those estimates.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and any single member limited liability companies or other entities which are consolidated in accordance with U.S. GAAP. The Company consolidates variable interest entities (“VIEs”) where it is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All intercompany balances are eliminated in consolidation.

Variable Interest Entities

The Company determines if an entity is a VIE in accordance with guidance in Accounting Standards Codification (“ASC”) Topic 810, Consolidation. For an entity in which the Company has acquired an interest, the entity will be considered a VIE if both of the following characteristics are not met: 1) the equity investors in the entity have the characteristics of a controlling financial interest and 2) the equity investors’ total investment at risk is sufficient to finance the entity’s activities without additional subordinated financial support. The Company makes judgments regarding the sufficiency of the equity at risk based first on a qualitative analysis, then a quantitative analysis, if necessary. A qualitative analysis is generally based on a review of the design of the entity, including its control structure and decision-making abilities, and also its financial structure. In a quantitative analysis, the Company would incorporate various estimates, including estimated future cash flows, assumed hold periods and capitalization or discount rates.

If an entity is determined to be a VIE, the Company then determines whether to consolidate the entity as the primary beneficiary. The primary beneficiary has both (i) the power to direct the activities that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the entity.

The Company evaluates all of its investments in real estate-related assets to determine if they are VIEs utilizing judgments and estimates that are inherently subjective. If different judgments or estimates were used for these evaluations, it could result in differing conclusions as to whether or not an entity is a VIE and whether or not to consolidate such entity. As of December 31, 2021, and December 31, 2020, the Company concluded that it had investments in VIEs. Refer to Note 10 – Variable Interest Entities for additional information.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company will not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party. The Company performs ongoing reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework, and vice versa.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less.

Deferred Rent Receivable

Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the terms of the leases on the FM Property, the CO Property, the Lewisville Property, the SF Property, the Buchanan Property, the DST, the Madison Ave Property, the Valencia Property, and the De Anza Property, in accordance with ASC Topic 842, Leases. As of December 31, 2021, and December 31, 2020, Deferred rent receivable was $5,716,375 and $1,788,266, respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist primarily of prepaid operating expenses and reimbursements due from tenants.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investment in Real Estate, net

Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the costs of acquisition, including certain acquisition-related expenses, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance costs are expensed as incurred. The Company accounts for its acquisitions (or disposals) of assets or businesses in accordance with ASC Topic 805, Business Combinations.

Upon the acquisition of real estate properties, the Company allocates the purchase price to acquired tangible assets, consisting of land, buildings and improvements, and to identified intangible assets and liabilities, consisting of the value of above-market leases, below-market leases, and in-place leases, based in each case on their respective fair values. The Company utilizes independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and buildings). The information in the appraisal, along with any additional information available to the Company’s management, is used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.

The Company considers the period of future benefit of each respective asset to determine its appropriate useful life. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Description	Depreciable Life
Buildings	39 years
Site improvements	Over lease term
Intangible lease assets and liabilities	Over lease term

The determination of the fair values of the real estate assets and liabilities acquired requires the use of assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could materially impact the Company’s results of operations.

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, the Company assesses the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. No impairment losses were recorded during the year ended December 31, 2021 or December 31, 2020 after the Company assessed the recoverability of its assets. As of December 31, 2021 and December 31, 2020, no impairment losses have been identified.

Investments in Real Estate-Related Assets

Mezzanine Loan Investment

The Company has made a mezzanine loan investment through the Illinois SPE. Mezzanine loan investments are generally intended to be held for investment and, accordingly, are carried at cost, net of unamortized fees, premiums, discounts and unfunded commitments. Mezzanine loan investments that are deemed to be impaired are carried at amortized cost less a loss reserve, if deemed appropriate. Mezzanine loan investments for which the Company does not have the intent to hold the investment for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mezzanine loan investments are considered impaired when, based on current information and events, it is probable that the Company will not be able to collect principal and income from mezzanine loan amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loss reserves on a periodic basis. Significant judgment of management is required in this analysis. The Company considers the estimated net recoverable value of the mezzanine loan investment as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the mezzanine loan investment, a loss reserve is recorded with a corresponding charge to provision for losses. The loss reserve for each mezzanine loan investment is maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition is suspended for a mezzanine loan investment at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired mezzanine loan investment is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired mezzanine loan investment is not in doubt, contractual income from mezzanine loan is recorded as income from mezzanine loan when received, under the cash basis method until an accrual is resumed when the mezzanine loan investment becomes contractually current, and performance is demonstrated to be resumed. A mezzanine loan investment is written off when it is no longer realizable and/or legally discharged. No impairment losses were recorded during the year ended December 31, 2021, or December 31, 2020 after the Company assessed the recoverability of its assets. As of December 31, 2021 and December 31, 2020, no impairment losses have been identified.

Preferred Equity Investment

The Company has made a preferred equity investment in the Pennsylvania SPE, an entity that holds commercial real estate. Preferred equity investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized fees, premium, discount and unfunded commitments. Preferred Equity investments that are deemed to be impaired are carried at amortized cost less a loss reserve, if deemed appropriate. Preferred equity investments where the Company does not have the intent to hold the investment for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

Preferred equity investments are considered impaired when, based on current information and events, it is probable that the Company will not be able to collect principal and preferred return income amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loss reserves on a periodic basis. Significant judgment of management is required in this analysis. The Company considers the estimated net recoverable value of the preferred equity investment as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the preferred equity investment, a loss reserve is recorded with a corresponding charge to provision for losses. The loss reserve for each preferred equity investment is maintained at a level that is determined to be adequate by management to absorb probable losses.

Income recognition is suspended for a preferred equity investment at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired preferred equity investment is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired preferred equity investment is not in doubt, contractual preferred return income is recorded as preferred return income when received, under the cash basis method until an accrual is resumed when the preferred return investment becomes contractually current, and performance is demonstrated to be resumed. A preferred return investment is written off when it is no longer realizable and/or legally discharged. No impairment losses were recorded during the year ended December 31, 2021 or December 31, 2020 after the Company assessed the recoverability of its assets. As of December 31, 2021, and December 31, 2020, no impairment losses have been identified.

Unconsolidated Equity Method Investments

The Company performs consolidation analysis in accordance with ASC Topic 810, Consolidation, as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies. The Company has determined, as a result of its analysis, that it is not the primary beneficiary of its investment in the Station DST, and therefore has not consolidated the entity. The

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Company has accounted for its investment in the Station DST, which is controlled and managed by CFI, under the equity method of accounting, and included within Investments in real estate-related assets on the Company’s consolidated balance sheet. In accordance with ASC Topic 323, Investments-Equity Method and Joint Ventures, the Company is able to exercise significant influence over this investee. Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entity is recorded in accordance with the terms of the governing documents. An allocation of net income (loss) may differ from the stated ownership percentage interest in such entity as a result of preferred returns and allocation formulas, if any, as described in such governing documents. Investments in real estate-related assets are periodically reviewed for impairment based on projected cash flows from the underlying investment. If an impairment is identified, the carrying value of the investment will be reduced to the anticipated recoverable amount. As of December 31, 2021 and December 31, 2020, no impairment has been identified.

Deferred Financing Costs

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan on a straight-line basis, which approximates the effective interest method. The carrying value of the deferred financing costs as of December 31, 2021 and December 31, 2020 was $3,798,470 and $764,753, respectively, which is net of accumulated amortization of $488,937 and $158,042, respectively, and recorded as an offset to the related debt. For the years ended December 31, 2021 and December 31, 2020, amortization of deferred financing costs was $330,895 and $76,861, respectively, and is included in Interest expense on the accompanying consolidated statements of operations.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the life of the respective leases.

Preferred return income from the Company’s preferred equity investment is recognized when earned and accrued based on the outstanding investment balance.

Income from mezzanine loan investment is recognized when earned and accrued based on the outstanding loan balance.

Derivative Instruments

The Company records all derivatives on the consolidated balance sheets at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in foreign operations. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment (or for derivatives that do not qualify as hedges), any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statements of operations. If a derivative is designated and qualifies for cash flow hedge accounting treatment, the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) in the consolidated statements of comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a change in derivative fair value is immediately recorded in earnings.

Stock Subscriptions Receivable

As prescribed by ASC Topic 505, Equity, Stock subscriptions receivable represent the purchase of common stock for which the Company has not yet received payment from the purchaser. As of December 31, 2021 and December 31, 2020, Stock subscriptions receivable were $419,684 and $0, respectively. The amounts of outstanding Stock subscriptions receivable as of December 31, 2021 were received by the Company during January 2022.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due from Related Party

Due from related party includes amounts owed to the Company by CFI pursuant to the terms of the sponsor support agreement for the reimbursement of selling commissions and dealer manager fees, as well as other amounts from the Advisor, which at December 31, 2021 and December 31, 2020 was $415,835 and $275,464, respectively. Due to the termination of the Primary Offering, there was no Sponsor Support (as defined below in Note 9 – Related Party Transactions) outstanding at December 31, 2021.

Deferred Revenue

Deferred revenue represents unearned rent received in advance from tenants at certain of the Company’s properties, which at December 31, 2021 and December 31, 2020 was $1,404,670 and $570,362, respectively.

Distribution Payable

Distribution payable is comprised of amounts of distributions declared by the Company but not yet paid and accrued distributions relating to the Performance Participation Allocation (as defined below in Note 8 – Stockholder’s Equity).

Also included within distribution payable is $420,449 due to certain specific affiliates, including the Sponsor, who are entitled to distributions based on their indirect equity interest in the Summerfield DST (as further described in Note 9 – Related Party Transactions). As of December 31, 2021, return of capital distributions were and are derived from net escrow break proceeds from the syndication of the Summerfield DST beneficial interest offering, with the related proceeds held and reported in cash and cash equivalents on the accompanying consolidated balance sheet.

As of December 31, 2021 and December 31, 2020 the aggregate total amount of distribution payable reported by the Company was $6,311,100 and $1,595,148, respectively.

Restricted Reserves

Restricted reserves is comprised of amounts received from tenants at certain of the Company’s properties for recoverable property operating expenses to be paid by the Company on behalf of the tenants, pursuant to the terms of the respective lease arrangements, which at December 31, 2021 and December 31, 2020 was $3,932,628 and $200,487, respectively.

Other Property Operating Revenues

Other property operating revenues include tenant reimbursement income and revenues received from tenants to cover utilities and other amenities. The tenant reimbursement income is derived from certain property operating expenses, including real estate taxes and insurance, among others, that are paid by the Company and are reimbursed by the tenants of the Company’s properties pursuant to the terms of the respective leases. These reimbursements and other revenues received from tenants are reflected as Other property operating revenues in the accompanying consolidated statements of operations, which, for the year ended December 31, 2021 and December 31, 2020 was $4,148,797 and $1,478,214, respectively.

Property Operating Expenses

Certain property operating expenses, including real estate taxes and insurance, among others, are paid by the Company and may be reimbursed by the tenants of the Company’s properties pursuant to the terms of the respective leases. These expenses incurred are reflected as Property operating expenses in the accompanying consolidated statements of operations, which for the year ended December 31, 2021 and December 31, 2020 was $9,667,741 and $1,595,471, respectively.

Due to Related Parties

Due to related parties is comprised of amounts contractually owed by the Company for various services provided to the Company from related parties, which at December 31, 2021 and December 31, 2020 was $2,109,833 and $1,438,450, respectively (See Note 9 – Related Party Transactions).

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Organization and Offering Costs

The Advisor has agreed to pay, on behalf of the Company, all organizational and offering costs (including legal, accounting, and other costs attributable to the Company’s organization and offering, but excluding upfront selling commissions, dealer manager fees and distribution fees) (“O&O Costs”) through the first anniversary of the date on which the Company satisfied the Minimum Offering Requirement, which was May 18, 2018 (the “Escrow Break Anniversary”). After the Escrow Break Anniversary, the Advisor, in its sole discretion, may pay some or all of the additional O&O Costs incurred, but is not required to do so. To the extent the Advisor pays such additional O&O Costs, the Company is obligated to reimburse the Advisor subject to the 1% Cap (as defined below). Following the Escrow Break Anniversary, the Company began reimbursing the Advisor for payment of O&O Costs on a monthly basis, which continued through the period ended May 18, 2021; provided, however, that the Company was not obligated to pay any amounts that as a result of such payment would cause the aggregate payments for O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross proceeds from all the Company’s public offerings (the “1% Cap”), as of such payment date. Any amounts not reimbursed in any period shall be included in determining any reimbursement liability for a subsequent period. As of December 31, 2021, the Advisor has continued to pay all O&O Costs on behalf of the Company.

As of December 31, 2021, and December 31, 2020, the Advisor has incurred O&O Costs on the Company’s behalf of $11,460,817 and $9,946,509, respectively. As of December 31, 2021, and December 31, 2020, the Company is obligated to reimburse the Advisor for O&O Costs in the amount of $100,391 and $312,284, respectively, which is included within Due to related parties in the accompanying consolidated balance sheets. As of December 31, 2021, and December 31, 2020, organizational costs of $90,675 and $90,675, respectively, were expensed, and offering costs of $2,314,366 and $1,551,287, respectively, were charged to stockholders’ equity. As of December 31, 2021, and December 31, 2020, the Company has made reimbursement payments of $2,304,650 and $1,329,678, respectively, to the Advisor for O&O Costs incurred.

Income Taxes

The Company has elected and qualified to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income share ownership, minimum distribution and other requirements are met. To qualify as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. The Company may also be subject to certain state, and local taxes. If the Company fails to meet these requirements, it will be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders.

The Company provides for uncertain tax positions based upon management’s assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. Management is required to determine whether a tax position is more likely than not to be sustained upon examination by tax authorities, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Because assumptions are used in determining whether a tax benefit is more likely than not to be sustained upon examination by tax authorities, actual results may differ from the Company’s estimates under different assumptions or conditions. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in “Provision for income taxes” in the consolidated statement of operations.

Earnings Per Share

Basic net income (loss) per share of common stock is determined by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is determined by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period, including common stock equivalents. As of December 31, 2021, and December 31, 2020, there were no material common stock equivalents that would have a dilutive effect on net income (loss) per share for common stockholders. All classes of common stock are allocated net income (loss) at the same rate per share.

For the years ended December 31, 2021 and December 31, 2020, basic and diluted net income per share was $(0.09) and $0.29, respectively.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recently Adopted Accounting Pronouncements

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The guidance is part of the FASB’s disclosure framework project, whose objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements. The ASU eliminates, amends and adds certain disclosure requirements for fair value measurements. The FASB concluded that these changes improve the overall usefulness of the footnote disclosures for financial statement users and reduce costs for preparers. The new standard will become effective for the Company beginning January 1, 2020 and early adoption is permitted for eliminated and modified fair value measurement disclosures. Certain disclosures are required to be applied prospectively and other disclosures need to be adopted retrospectively in the period of adoption. As permitted by the transition guidance in the ASU, the Company early adopted, eliminated and modified disclosure requirements as of September 30, 2018. The early adoption of this guidance did not have an impact on the Company’s consolidated financial statements. The additional disclosure requirements were adopted by the Company beginning January 1, 2020, and the adoption of these fair value measurement disclosures did not have an impact on the Company’s consolidated financial statements. See Note 13 — Fair Value Measurements for additional information.

In October 2018, the FASB issued ASU No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. The guidance was issued in response to stakeholders’ observations that Topic 810, Consolidation, could be improved in the areas of applying the VIE guidance to private companies under common control and in considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. The Company adopted the standard on its effective date beginning January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

New Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires financial assets that are measured at amortized cost to be presented, net of an allowance for credit losses, at the amount expected to be collected over their estimated life. Expected credit losses for newly recognized financial assets, as well as changes to credit losses during the period, are recognized in earnings. For certain purchased financial assets with deterioration in credit quality since origination (“PCD assets”), the initial allowance for expected credit losses will be recorded as an increase to the purchase price. Expected credit losses, including losses on off-balance-sheet exposures such as lending commitments, will be measured based on historical experience, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, to clarify that operating lease receivables accounted for under ASC 842, Leases, are not in the scope of the new credit losses guidance, and, instead, impairment of receivables arising from operating leases should be accounted for in accordance with ASC 842, Leases. In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. The ASU makes changes to the guidance introduced or amended by ASU No. 2016-13 to clarify the scope of the credit losses standard and address guidance related to accrued interest receivable balances, recoveries, variable interest rates and prepayments, among other issues. In addition, in May 2019, the FASB issued ASU No. 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief. The amendments in this ASU allow entities, upon adoption of ASU No. 2016-13, to irrevocably elect the fair value option for financial instruments that were previously carried at amortized cost and are eligible for the fair value option under ASC 825-10, Financial Instruments: Overall. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842) Effective Dates. Pursuant to this ASU, the effective date of the new credit losses standard was deferred, and the new credit impairment guidance will become effective for the Company on January 1, 2023, under a modified retrospective approach, and early adoption is permitted. In addition, in November 2019, the FASB issued ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses. The amendments in this ASU require entities to include certain expected recoveries of the amortized cost basis previously written off, or expected to be written off, in the allowance for credit losses for PCD assets; provide transition relief related to troubled debt restructurings; allow entities to exclude accrued interest amounts from certain required disclosures; and clarify the requirements for applying the collateral maintenance practical expedient. The amendments in ASUs No. 2018-19, 2019-04, 2019-05, 2019-10 and 2019-11 are required to be adopted concurrently with the guidance in ASU No. 2016-13. The Company plans to adopt the standards on January 1, 2023. Management is continuing to implement the new credit losses guidance, including the assessment of the impact of the new guidance on the Company’s consolidated financial statements. Given the objective of the new standard, it is generally expected allowances for credit losses for the financial instruments within its scope would increase, however, the amount of any change will be dependent on the composition and quality of the Company’s portfolios at the adoption date as well as economic conditions and forecasts at that time.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force). These amendments improve current guidance by reducing diversity in practice and increasing comparability of the accounting for the interactions between these codification topics as they pertain to certain equity securities, investments under the equity method of accounting and forward contracts or purchased options to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option. The new standard will become effective for the Company beginning January 1, 2022 and will be applied prospectively. Early adoption is permitted. Management is currently evaluating the impact of the new guidance on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-03, Codification Improvements to Financial Instruments. This ASU makes narrow-scope amendments related to various aspects pertaining to financial instruments and related disclosures by clarifying or improving the Codification. Certain guidance became effective for the Company for annual periods beginning January 1, 2020, and the adoption of this guidance did not have a material impact on the Company’s consolidated financial statements. The guidance related to credit losses will be effective for the Company on January 1, 2023. Early adoption is permitted. Management is currently evaluating the impact of the new credit losses guidance on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The guidance is designed to provide relief from the accounting analysis and impacts that may otherwise be required for modifications to agreements (e.g., loans, debt securities, derivatives, and borrowings) necessitated by reference rate reform as entities transition away from LIBOR and other interbank offered rates to alternative reference rates. This ASU also provides optional expedients to enable companies to continue to apply hedge accounting to certain hedging relationships impacted by reference rate reform. Application of the guidance is optional and only available in certain situations. The ASU is effective upon issuance and generally can be applied through December 31, 2022. In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848): Scope. The amendments in this standard are elective and principally apply to entities that have derivative instruments that use an interest rate for margining, discounting, or contract price alignment that is modified as a result of reference rate reform (referred to as the “discounting transition”). The standard expands the scope of ASC 848, Reference Rate Reform and allows entities to elect optional expedients to derivative contracts impacted by the discounting transition. Similar to ASU No. 2020-04, provisions of this ASU are effective upon issuance and generally can be applied through December 31, 2022. Management is evaluating and planning for adoption of the new guidance, including forming a cross-functional LIBOR transition team to determine the Company’s transition plan and facilitate an orderly transition to alternative reference rates, and continuing its assessment on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The standard is expected to reduce complexity and improve comparability of financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The ASU also enhances information transparency by making targeted improvements to the related disclosures guidance. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The new standard will become effective for the Company beginning January 1, 2024, can be applied using either a modified retrospective or a fully retrospective method of transition and early adoption is permitted. Management is currently evaluating the impact of the new guidance on the Company’s consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-10, Codification Improvements. The standard amends the Codification by moving existing disclosure requirements to (or adding appropriate references in) the relevant disclosure sections. The ASU also clarifies various provisions of the Codification by amending and adding new headings, cross-referencing, and refining or correcting terminology. The new standard will become effective for the Company beginning January 1, 2022 and can be applied using either a modified retrospective or a fully retrospective method of transition. Management is currently evaluating the impact of the new guidance on the Company’s consolidated financial statements.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 – Investment in Real Estate

Investment in real estate, net consisted of the following at December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020
Building and building improvements	$545,727,805	$140,185,153
Land	82,236,434	23,195,885

Total	627,964,239	163,381,038
Accumulated depreciation	(18,256,155)	(8,590,986)

Investment in real estate, net	$609,708,084	$154,790,052

As of December 31, 2021, the Company owned interests in 20 real properties as described below:

Portfolio	Ownership Percentage	Location	Number of Properties	Square Feet	Remaining Lease Term(1)		Annualized Rental Income(2)		Acquisition Date	Purchase Price(3)
Walgreens Grand Rapids (“GR Property”)	100%	Grand Rapids, MI	1	14,552	10.6 years		$	500,000	July 2017	$	7,936,508
CF Net Lease Portfolio IV DST (“DST Properties”)	15.96%	Various	7	103,537	14.9 years		$	2,442,728	September 2017	$	35,706,642
Daimler Trucks North America Office Building (“FM Property”)	100%	Fort Mill, SC	1	150,164	7.0 years		$	2,670,638	February 2018	$	40,000,000
Alliance Data Systems Office Building (“CO Property”)	100%	Columbus, OH	1	241,493	10.7 years		$	3,362,844	July 2018	$	46,950,000
Hoya Optical Labs of America (“Lewisville Property”)	100%	Lewisville, TX	1	89,473	6.5 years		$	937,060	November 2018	$	14,120,000
Williams Sonoma Office Building (“SF Property”)	75%	San Francisco, CA	1	13,907	0.0 years	(5)	$	0	September 2019	$	11,600,000
Martin Brower Industrial Buildings (“Buchanan Property”)	100%	Phoenix, AZ	1	93,302	10.2 years		$	1,083,444	November 2019	$	17,300,000
Multifamily Residential Property (“Keller Property”)	77.85%	Carrolton, TX	1	255,627	multiple	(4)	$	4,647,552	February 2021	$	56,500,000
Multifamily Residential Property (“Summerfield Property”)	25%	Landover, MD	1	452,876	multiple	(4)	$	9,590,592	March 2021	$	115,500,000
Amazon Last Mile Cleveland (“Madison Ave Property”)	100%	Cleveland, OH	1	168,750	9.3 years		$	1,555,254	May 2021	$	30,800,000
Valencia California (“Valencia Property”)	10%	Santa Clarita, CA	1	180,415	14.0 years		$	5,323,193	July 2021	$	92,000,000
De Anza Plaza Office Buildings (“De Anza Property”)	100%	Cupertino, CA	1	83,959	9.6 years		$	4,206,056	July 2021	$	63,750,000
Multifamily Residential Property (“Kacey Property”)	10%	Kingwood, TX	1	296,991	multiple	(4)	$	5,080,188	November 2021	$	67,000,000
Multifamily Residential Property (“Industry Property”)	10%	Columbus, OH	1	187,678	multiple	(4)	$	4,890,864	December 2021	$	81,000,000

(1)

Reflects number of years remaining until the tenant’s first termination option. On March 9, 2021, the tenant (Walgreens) of the DST waived the lease termination option and extended the first-term lease maturity by five years to November 30, 2036.

(2)	Reflects the average annualized rental income for the lease(s). Annualized rental income for Keller Property and Summerfield Property is based on full occupancy.

(3)	Reflects the contract purchase price at 100% ownership as opposed to adjusted for current ownership percentage as applicable.

(4)	Indicates individual tenant leases (with a 1-year average lease term) for the multifamily residential properties.

(5)	The lease with William Sonoma expired on December 31, 2021. As of March 28, 2022, the SF Property is vacant.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Intangibles

The amortization of acquired above-market and/or below-market leases is recorded as an adjustment to Rental revenue on the consolidated statements of operations. For the years ended December 31, 2021 and December 31, 2020, the net amount of such amortization was included as an increase to rental income of $790,901 and $817,595, respectively.

The amortization of in-place leases is recorded as an adjustment to Depreciation and amortization expense on the consolidated statements of operations. For the year ended December 31, 2021 and December 31, 2020, the net amount of such amortization was $6,571,803 and $2,203,322, respectively.

The amortization of tax abatement on property improvements is recorded as an adjustment to Depreciation and amortization expense on the consolidated statements of operations. For the year ended December 31, 2021 and December 31, 2020, the net amount of such amortization was $87,143 and $0, respectively.

As of December 31, 2021, and December 31, 2020, the gross carrying amount and accumulated amortization of the Company’s intangible assets consisted of the following:

	December 31, 2021	December 31, 2020
Intangible assets:
In-place lease intangibles	$55,734,750	$22,234,766
Above-market lease intangibles	2,112,734	451,899
Tax abatement on property improvements intangibles	14,640,000	—

Total intangible assets	72,487,484	22,686,665
Accumulated amortization:
In-place lease amortization	(10,577,580)	(4,005,777)
Above-market lease amortization	(238,867)	(104,770)
Tax abatement on property improvements amortization	(87,143)	—

Total accumulated amortization	(10,903,590)	(4,110,547)

Intangible assets, net	$61,583,894	$18,576,118

The estimated future amortization on the Company’s intangible assets for each of the next five years and thereafter as of December 31, 2021 is as follows:

Year	In-place Lease Intangibles	Above-market Lease Intangibles	Tax Abatement on Property Improvements	Total
2022	8,223,973	196,378	1,045,714	9,466,065
2023	4,781,868	196,378	1,045,714	6,023,960
2024	4,583,118	196,378	1,045,714	5,825,210
2025	4,583,118	196,378	1,045,714	5,825,210
2026	3,835,240	196,378	1,045,714	5,077,332
Thereafter	19,149,853	891,977	9,324,287	29,366,117

	$45,157,170	$1,873,867	$14,552,857	$61,583,894

As of December 31, 2021, and December 31, 2020, the gross carrying amount and accumulated amortization of the Company’s Intangible liabilities consisted of the following:

	December 31, 2021	December 31, 2020
Intangible liabilities:
Below-market lease intangibles	$11,487,001	$9,065,316
Accumulated amortization:
Below-market lease amortization	(2,201,745)	(1,264,464)

Intangible liabilities, net	$9,285,256	$7,800,852

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The estimated future amortization on the Company’s intangible liabilities for each of the next five years and thereafter as of December 31, 2021 is as follows:

Year	Below-market Lease Intangibles
2022	$882,036
2023	$882,036
2024	$882,036
2025	$882,036
2026	$790,908
Thereafter	$4,966,204

$9,285,256

Note 5 - Five Year Minimum Rental Payments

The estimated future minimum rents the Company expects to receive for the GR Property, FM Property, CO Property, Lewisville Property, the DST Properties, SF Property, Buchanan Property, Madison Ave Property, Valencia Property, and De Anza Property for each of the next five years and thereafter through the end of the primary term as of December 31, 2021 is as follows:

Year	GR Property	FM Property	CO Property	Lewisville Property	DST Properties	Buchanan Property	Madison Ave Property	Valencia Property	DeAnza Property	Total
2022	500,000	2,611,352	3,251,284	915,933	2,305,756	1,034,857	1,305,120	4,392,159	3,752,089	20,068,550
2023	500,000	2,663,909	3,286,073	943,411	2,305,756	1,075,458	1,459,361	4,523,923	3,864,652	20,622,543
2024	500,000	2,716,467	3,321,234	943,411	2,305,756	1,079,150	1,495,845	4,659,641	3,980,591	21,002,095
2025	500,000	2,770,526	3,356,771	971,713	2,320,167	1,079,150	1,533,241	4,799,430	4,067,880	21,398,878
2026	500,000	2,826,087	3,392,689	971,713	2,421,044	1,079,150	1,571,572	4,943,413	4,179,206	21,884,874
Thereafter	2,750,000	5,823,359	20,179,665	1,472,145	25,332,819	5,859,316	7,133,650	51,727,285	20,800,037	141,078,276

Total	$5,250,000	$19,411,700	$36,787,716	$6,218,326	$36,991,298	$11,207,081	$14,498,789	$75,045,851	$40,644,455	$246,055,216

Note 6 - Investments in Real Estate-Related Assets

Preferred Equity Investment – Denver, PA

On January 2, 2019, the Company, through the Operating Partnership, made a preferred equity investment, together with a subsidiary of CFI. The Company’s initial investment of $4,779,353 was made through the Pennsylvania SPE, in which, as of January 2, 2019, the Company owned 40.5% of the membership interests and CFI owned 59.5% of the membership interests.

The Pennsylvania SPE entered into a joint venture agreement (the “Pennsylvania JV”) with a subsidiary of USRA Net Lease III Capital Corp (“USRA”). The Company and CFI, by and through the Pennsylvania SPE, invested $11,805,000 of capital in the Pennsylvania JV. The Pennsylvania JV is the sole member of an entity that purchased the PA Property for a purchase price of $117,050,000. The acquisition of the PA Property was also financed by a mortgage loan in the amount of $76,732,500 (the “PA Mortgage Loan”) provided by Goldman Sachs Mortgage Company (the “PA Mortgage Lender”). In connection with entering into the Pennsylvania JV, CF Real Estate Holdings, LLC, an affiliate of CFI (“CFREH”), entered into a Back-Up Indemnification Agreement (the “CFREH Indemnification Agreement”) with USRA, whereby CFREH agreed to indemnify USRA and certain of its affiliates from certain claims that may be asserted by the PA Mortgage Lender to the extent that such claims are caused by CFREH, the Pennsylvania SPE, or any of their affiliates.

The PA Property is 100% leased to New Albertsons L.P., which is a subsidiary of Albertsons Companies Inc. (“Albertsons”), which serves as the guarantor of the lease (the “PA Property Lease”). The PA Property Lease is a net lease whereby the tenant is responsible for operating expenses, real estate taxes, utilities, repairs, maintenance and capital expenditures, in addition to its obligation to pay base rent.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent to January 2, 2019, the Company purchased additional membership interests in the Pennsylvania SPE from CFI totaling $7,025,647, bringing the Company’s total investment in the Pennsylvania SPE to $11,805,000 and the Company’s interest in the Pennsylvania SPE to 100%. Accordingly, on December 24, 2019, the Company entered into a Back-Up Indemnification Agreement, whereby the Company assumed all of the past, present and future obligations and liabilities of CFREH under the CFREH Indemnification Agreement, and CFREH was released of such obligations. As of the date hereof, there are no outstanding claims or obligations under the CFREH Indemnification Agreement.

Based on the Company’s consolidation analysis, which was performed in accordance with ASC Topic 810, Consolidation as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Pennsylvania SPE.

Mezzanine Loan – Melrose Park, IL

On January 2, 2019, the Company, through the Operating Partnership, made a mezzanine loan investment, together with CFI. The Company’s initial investment of $5,099,190 was made through the Illinois SPE, in which, as of January 2, 2019, the Company owned 40.5% of the membership interests and CFI owned 59.5% of the membership interests.

The Illinois SPE originated a fixed rate, subordinate mezzanine loan in the amount of $12,595,000 to Chicago Grocery Mezz B, LLC, which is owned and controlled by USRA, for the acquisition of the IL Property for a contract purchase price of $124,950,000.

The IL Property is 100% leased to New Albertsons L.P., which is a subsidiary of Albertsons, which serves as the guarantor of the lease (the “IL Property Lease”). The IL Property Lease is a net lease whereby the tenant is responsible for operating expenses, real estate taxes, utilities, repairs, maintenance and capital expenditures, in addition to its obligation to pay base rent.

Subsequent to January 2, 2019, the Company purchased additional membership interests in the Illinois SPE from CFI totaling $7,495,810, bringing the Company’s total investment in the Illinois SPE to $12,595,000 and the Company’s interest in the Illinois SPE to 100%. Subject to the limitations in the Company’s charter, the purchase price for any membership interests purchased from CFI was equal to CFI’s purchase price in exchange for such membership interests.

Based on the Company’s consolidation analysis, which was performed in accordance with ASC Topic 810, Consolidation as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Illinois SPE.

Station DST Interests

On November 25, 2020, the Company acquired, through the Operating Partnership, beneficial interests (the “Station Interests”) in the Station DST, for a purchase price of $7.6 million. The Station Interests were acquired in a private placement offering managed by an affiliate of CFI. The Station Interests held represent 15% of the Station DST.

On October 29, 2020, the Station DST acquired the fee simple interest in a 444-unit apartment community located in Irving, Texas (the “Station DST Property”), for a total purchase price of $106 million. The purchase price was comprised of $47.1 million in equity and $58.9 million in proceeds from a mortgage loan. At December 31, 2021, the Station DST Property is 93.23% occupied. As part of the acquisition, the Station DST received an appraisal of the Station DST Property as of September 15, 2020 with an appraised value of $107.4 million. This appraisal was conducted by a third-party licensed appraiser and was based upon the income approach (a direct capitalization analysis) and sales comparison approach.

The value of the Station Interests was based upon the Station DST Property appraisal, the fair market value of the mortgage loan encumbering the Station DST Property as of November 30, 2020, the other tangible assets and liabilities of the Station DST such as cash and reserves, each reflecting the Company’s ownership interest in the Station DST (15%).

Based on the Company’s consolidation analysis, the Company determined itself not to be the primary beneficiary of the Station DST and has therefore accounted for as investment in the Station DST under the equity method of accounting in accordance with ASC 323. The Company’s consolidation analysis was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The results of operations for the Company’s investments in real estate-related assets for the year ended December 31, 2021 and December 31, 2020 are summarized below:

	For the Year Ended December 31,
Station DST	2021	2020
Revenues	$6,740,511	$626,008
Operating expenses	(4,892,015)	(306,039)
Other expenses, net	(1,663,519)	(1,143,705)

Net income (loss)	$184,977	$(823,736)

Net income (loss) attributable to the Company(1)	$(95,814)	$—

Note: (1)

Represents the Company’s allocable share of net income based on the Company’s ownership interest in the underlying investment in real estate-related assets and is included within Income from investments in real-estate related assets on the Company’s consolidated statements of operations.

Note 7 – Loans Payable

On July 11, 2017, in connection with the purchase of the GR Property (refer to Note 3 – Investment in Real Estate), a wholly owned subsidiary of the Operating Partnership entered into a loan agreement (the “GR Loan”) with UBS AG with an outstanding principal amount of $4,500,000. The GR Loan provides for monthly interest payments which accrue through the 10th of each month. The GR Loan bears interest at an initial fixed rate of 4.11% per annum through the anticipated repayment date, July 6, 2027, and thereafter at a revised interest rate of 3.00% per annum plus the greater of the initial interest rate or the 10 year swap yield through the maturity date June 30, 2032.

On February 1, 2018, in connection with the purchase of the FM Property (refer to Note 3 – Investment in Real Estate), the FM Property SPE entered into a loan agreement (the “FM Loan”) with UBS AG with an outstanding principal amount of $21,000,000. The FM Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.43% per annum through the anticipated repayment date, February 6, 2028 (the “FM Anticipated Repayment Date”), and thereafter at revised rate of 3.00% per annum plus the greater of the initial interest rate or the 10 year swap yield as of the first business day after the FM Anticipated Repayment Date.

On July 31, 2018, in connection with the purchase of the CO Property (refer to Note 3 – Investment in Real Estate), the CO Property SPE entered into a loan agreement (the “CO Loan”) with a related party, CCRE, with an outstanding principal amount of $26,550,000. The CO Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.94% per annum through the anticipated repayment date, August 6, 2028 (the “CO Anticipated Repayment Date”), and thereafter at an increased rate of 2.50% per annum plus the greater of the initial interest rate or the 10 year swap yield as of the first business day after the CO Anticipated Repayment Date.

On November 15, 2016, in connection with the purchase of the DST Properties, (refer to Note 3 — Investment in Real Estate), the DST entered into a loan agreement (the “DST Loan”) with Citigroup Global Markets Realty Corp. with an outstanding principal amount of $22,495,184. The DST Loan provides for monthly interest payments and bears interest at an initial fixed rate of 4.59% per annum through anticipated repayment date, December 1, 2026 (the “DST Anticipated Repayment Date”), and thereafter at an increased rate of 3.00% per annum plus the greater of the initial interest rate or the 10 year swap yield as of the first business day after the DST Anticipated Repayment Date.

On November 26, 2019, in connection with the purchase of the Buchanan Property (refer to Note 3 – Investment in Real Estate), the Buchanan Property SPE entered into a loan agreement (the “Buchanan Loan”) with Goldman Sachs Bank USA with an outstanding principal amount of $9,600,000. The Buchanan Loan provides for monthly interest payments and bears interest at an initial fixed rate of 3.52% per annum through the anticipated repayment date, December 1, 2029 (the “Buchanan Anticipated Repayment Date”), and thereafter at revised rate of 2.50% per annum plus the greater of the initial interest rate or the 10 year swap yield as of the first business day after the Buchanan Anticipated Repayment Date.

On February 25, 2021, in connection with the purchase of the Keller Property, an indirect subsidiary of the Operating Partnership, 3221 Keller Springs Road Owner, LLC (the “Keller SPE”), entered into a loan agreement (the “Keller Loan”) with CBRE Multifamily Capital, Inc. (the “Keller Lender”) with an outstanding principal amount of $31,277,000. The Loan provides for monthly interest payments and bears interest at an initial floating rate of 2.203% per annum (which will fluctuate monthly), through the maturity date of March 1, 2031. One year after the effective date of the Keller Loan, the Keller SPE has the option to convert the Keller Loan to a 7-year or 10-year fixed rate loan, subject to the conditions set forth in the loan agreement (the “Keller Loan Agreement”). Prior to the funding of the Keller Loan, the Company entered into a rate capitalization agreement with SMBC Capital Markets, Inc., (the “Cap

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Seller”), in which the Cap Seller agrees to make payments to the Company commencing on February 25, 2021 until March 1, 2024. Under the terms of the rate capitalization agreement, the Cap Seller is obligated to make payments to the Company in the event that 30-Day Average SOFR exceeds the capitalization rate (the “Cap Rate”), of 1.24%. After one year, the Keller SPE may voluntarily prepay all or a portion of the unpaid principal balance of the Keller Loan and all accrued interest thereon and other sums due under the Keller Loan, provided that the Company provides the Keller Lender with prior notice of such prepayment and a prepayment premium of 1% of the principal being prepaid.

On March 26, 2021, in connection with the purchase of the Summerfield Property, the Summerfield DST entered into a loan agreement (the “Summerfield Loan”) with Arbor Private Label, LLC for an outstanding amount of $76,575,000. The Summerfield Loan provides for monthly interest payments and bears a fixed interest rate of 3.650% per annum, through the maturity date of April 1, 2031.

On July 7, 2021, in connection with the purchase of the Valencia Property, the Valencia DST entered into a loan agreement (the “Valencia Loan”) with The Northern Trust Company (the “Valencia Lender”) for an outstanding amount of $55,200,000. The Valencia Loan provides for monthly interest payments and bears interest on (i) one hundred ninety-five basis points (1.95%) or (ii) the sum of Auto LIBOR plus the Rate Margin of (1.95%), through the maturity date of July 8, 2031. Prior to the funding of the Valencia Loan, the Company entered into an interest rate swap agreement with The Northern Trust Company (the “Valencia Swap Counterparty”) which calls for the Company to pay a fixed rate of 3.39% per annum on the swap (the “Valencia Swap”) with a notional of $55,200,000 in exchange for a variable rate of LIBOR plus 195 basis points to be paid by the Valencia Swap Counterparty.

On November 4, 2021, in connection with the purchase of the Kacey Property, the Kacey DST entered into a loan agreement (the “Kacey Loan”) with Arbor Private Label, LLC (the “Kacey Lender”) for an outstanding principal amount of $40,640,000. The Kacey Loan provides for monthly interest payments and bears a fixed interest rate of 3.536% per annum, through the maturity date of December 1, 2031.

On December 6, 2021, in connection with the purchase of the Industry Property, the Industry DST entered into a loan agreement (the “Industry Loan”) with Arbor Private Label, LLC (the “Industry Lender”) for an outstanding principal amount of $43,200,000. The Industry Loan provides for monthly interest payments and bears a fixed interest rate of 3.357% per annum, through the maturity date of January 1, 2032.

Credit Facility – Citizens Bank

On July 23, 2021, the Company, the Operating Partnership (the “Credit Facility Borrower”), the Lewisville Property SPE, the Madison Ave Property SPE and the De Anza Property SPE, pursuant to a credit facility agreement (the “Credit Facility Agreement”) with Citizens Bank, N.A., (the, “Facility Lender”), entered into a senior secured revolving credit facility (the “Citizens Facility”) for an aggregate principal amount of $100 million. The Credit Facility Agreement provides the Credit Facility Borrower with the ability from time to time to increase the size of the aggregate commitment made under the agreement by an additional $100.0 million up to a total of $200 million, subject to receipt of lender commitments and other conditions. The Citizens Facility matures on July 23, 2024, and may be extended pursuant to two one-year extension options, subject to continuing compliance with the financial covenants and other customary conditions and the payment of an extension fee. At the Credit Facility Borrower’s election, borrowings under the Credit Facility Agreement will be charged interest based on (i) LIBOR multiplied by a statutory reserve rate plus a margin ranging from 1.75% to 2.25%, or (ii) an alternative base rate plus a margin ranging from 0.75% to 1.25%, depending on the Company’s loan to value ratio. Borrowings under the Credit Facility Agreement are available for general corporate purposes, including but not limited to the acquisition and operation of permitted investments. As of December 31, 2021, the amounts outstanding under the Citizen Facility were approximately $28.8 million with an interest rate of 2.34%, secured by the Lewisville Property, the Madison Ave Property and the De Anza Property.

Borrowings under the Credit Facility Agreement are guaranteed by the Company and certain of its subsidiaries. The Credit Facility Agreement requires the maintenance of certain corporate financial covenants, including covenants concerning: (i) consolidated net worth; (ii) consolidated fixed charge coverage ratio; (iii) consolidated total leverage ratio; (iv) minimum liquidity; and (v) permitted indebtedness, as well as certain collateral pool financial covenants.

As of December 31, 2021, and December 31, 2020, the Company’s Loans payable balance was $356,088,714 and $83,380,431, net of deferred financing costs, respectively. As of December 31, 2021, and December 31, 2020, deferred financing costs were $3,798,470 and $764,753, net of accumulated amortization of $488,937 and $158,042, respectively, which has been accounted for within Interest expense on the consolidated statements of operations.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Information on the Company’s Loans payable as of December 31, 2021 and December 31, 2020 is as follows:

Description	December 31, 2021
	GR Property	FM Property	CO Property	DST Property	Buchanan Property	Keller Springs Property	Summerfield Property	Valencia Property	Credit Facility	Kacey Property	Industry Property	Total
Principal amount of loans	$4,500,000	$21,000,000	$26,550,000	$22,495,184	$9,600,000	$31,277,000	$76,575,000	$55,200,000	$28,850,000	$40,640,000	$43,200,000	$359,887,184
Less: Deferred financing costs, net of accumulated amortization of $488,937	(45,290)	(129,773)	(186,338)	(252,090)	(74,520)	(305,751)	(203,088)	(849,750)	(927,108)	(374,663)	(450,099)	$(3,798,470)

Loans payable, net of deferred financing costs and amortization	$4,454,710	$20,870,227	$26,363,662	$22,243,094	$9,525,480	$30,971,249	$76,371,912	$54,350,250	$27,922,892	$40,265,337	$42,749,901	$356,088,714

Description	December 31, 2020
	GR Property	FM Property	CO Property	DST Properties(1)	Buchanan Property	Keller Springs Property	Summerfield Property	Valencia Property	Credit Facility	Kacey Property	Industry Property	Total
Principal amount of loans	$4,500,000	$21,000,000	$26,550,000	$22,495,184	$9,600,000	$—	$—	$—	$—	$—	$—	$84,145,184
Less: Deferred financing costs, net of accumulated amortization of $158,042	(53,485)	(148,297)	(203,743)	(277,618)	(81,610)	—	—	—	—	—	—	(764,753)

Loans payable, net of deferred financing costs and amortization	$4,446,515	$20,851,703	$26,346,257	$22,217,566	$9,518,390	$—	$—	$—	$—	$—	$—	$83,380,431

For the years ended December 31, 2021 and December 31, 2020, the Company incurred $8,464,472 and $3,861,884, respectively, of interest expense, which is included within Interest expense on the consolidated statements of operations. As of December 31, 2021, and December 31, 2020, $802,286 and $273,200 respectively, was unpaid and is recorded as accrued interest payable on the Company’s consolidated balance sheets. All of the unpaid interest expense accrued as of December 31, 2021 and December 31, 2020 was paid during January 2022 and January 2021, respectively.

Also included within Interest expense on the consolidated statements of operations is amortization of deferred financing costs, which, for the years ended December 31, 2021 and December 31, 2020, was $330,895 and $76,861, respectively.

The following table presents the future principal payments due under the Company’s loan agreements as of December 31, 2021:

Year	Amount
2022	—
2023	—
2024	28,850,000
2025	—
2026	—
Thereafter	331,037,184

Total	$359,887,184

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 – Stockholders’ Equity

Initial Public Offering

On October 17, 2016, the Company filed a registration statement with the SEC on Form S-11 in connection with the Initial Offering of up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in its Primary Offering and up to $250 million in shares pursuant to its DRP. The registration statement was subsequently declared effective on March 23, 2017. On May 18, 2017, the Company satisfied the Minimum Offering Requirement for the Initial Offering as a result of CFI’s purchase of $2.0 million in Class I shares. On March 20, 2020, the Company filed a second registration statement on Form S-11 with the SEC for the Follow-On Offering. Subsequently, on July 31, 2020, the Company terminated the Primary Offering but is continuing to offer up to $50.0 million of common stock pursuant to the DRP pursuant to a Registration Statement on Form S-3. On August 10, 2020, the SEC declared the Follow-On Offering effective. In the Follow-On Offering, the Company is offering up to $1 billion in shares of common stock in a primary offering on a best efforts basis and $250 million in shares of common stock to be issued pursued to the DRP. Additionally, on July 30, 2020, the Company amended its charter (as amended, the “Charter”) to redesignate its issued and outstanding classes of common stock. As described in the Company’s Second Articles of Amendment to Second Articles of Amendment and Restatement, the Company has redesignated its currently issued and outstanding Class A shares of common stock, Class T shares of common stock and Class I shares of common stock as “Class AX Shares,” “Class TX Shares” and “Class IX Shares,” respectively. This change has not impacted the rights associated with the Class A shares. Class T shares and Class I Shares. In addition, on July 30, 2020, as set forth in the Charter, the Company has reclassified the authorized but unissued portion of its common stock into four additional classes of common stock: Class T Shares, Class S Shares, Class D Shares, and Class I Shares.

As of December 31, 2021, the Company’s total number of authorized shares was 400,000,000, consisting of 10,000,000 of Class AX authorized common shares, 5,000,000 of Class TX authorized common shares 5,000,000 of Class IX authorized common shares, 100,000,000 of Class T authorized common shares, 20,000,000 of Class S authorized common shares, 60,000,000 of Class D authorized common shares, and 200,000,000 of Class I authorized common shares. The Class AX Shares, Class D Shares, Class I Shares, Class IX Shares, Class S Shares, Class T Shares and Class TX Shares have the same voting rights and rights upon liquidation, although distributions are expected to differ due to the distribution fees payable with respect to Class D Shares, Class S Shares, Class T Shares and Class TX Shares, which will reduce distributions to the holders of such classes of shares.

CFI has paid a portion of selling commissions and all of the dealer manager fees (“Sponsor Support”), up to a total of 4.0% of gross offering proceeds from the sale of Class AX Shares and Class TX Shares, and up to a total of 1.5% of gross offering proceeds from the sale of Class IX Shares, incurred in connection with the Initial Offering. Selling commissions and dealer manager fees are presented net of Sponsor Support on the Company’s consolidated statements of stockholders’ equity. The Company will reimburse Sponsor Support (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the Advisory Agreement (as defined below) by the Company or by the Advisor. In each such case, the Company will only reimburse CFI after the Company has fully invested the proceeds from the Initial Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital.

The Company also has 50 million shares of preferred stock, $0.01 par value, authorized. No shares of preferred stock are issued or outstanding.

Cantor Fitzgerald & Co. (the “Dealer Manager”), a related party, provided dealer manager services in connection with the Initial Offering and, subsequently, the Follow-On Offering, together (the “Offerings”). The Offerings are best efforts offerings, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in each of the Offerings, but will use its best efforts to sell the shares of common stock. The Company has entered into the dealer manager agreement with the Dealer Manager in connection with the Initial Offering (the “IPO Dealer Manager Agreement”) and, on August 10, 2020, upon commencement of the Follow-On Offering, has entered into the dealer manager agreement with the Dealer Manager (the “Follow-On Dealer Manager Agreement,” and, collectively with the IPO Dealer Manager Agreement, the “Dealer Manager Agreements”) pursuant to which the Dealer Manager was designated as the dealer-manager for the Follow-On Offering.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2021, the Company had sold 9,497,468 shares of its common stock (consisting of 3,433,039 Class AX Shares, 1,319,066 Class TX Shares and 1,203,025 Class IX Shares, 2,707,306 Class I Shares, 555,074 Class T Shares, 275,596 Class D Shares and 4,362 Class S Shares) in the Offerings for aggregate net proceeds of $231,691,080. As of December 31, 2020, the Company had sold 6,387,089 shares of its common stock (consisting of 3,450,361 Class AX Shares, 1,472,875 Class TX Shares, 1,218,108 Class IX Shares, 160,013 Class I Shares, 44,884 Class T Shares, 39,281 Class D Shares and 1,567 Class S Shares) in the Offerings for aggregate net proceeds of $156,649,126.

Distributions

The Company’s board of directors has authorized, and the Company has declared, distributions through August 31, 2020 in an amount equal to $0.004253787, and for the period September 1, 2020 through April 1, 2022 in an amount equal to $0.004234973 per day (or approximately $1.55 on an annual basis) per each share of common stock, less, for holders of certain classes of shares, the distribution fees that are payable with respect to such classes of shares as further described in the applicable prospectus. The distributions are payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

To ensure that the Company has sufficient funds to cover cash distributions authorized and declared during the Initial Offering, the Company and CFI entered into a distribution support agreement, as amended (the “Distribution Support Agreement”). The terms of the agreement provide that in the event that cash distributions exceed modified funds from operations (“MFFO”), defined as a supplemental measure to reflect the operating performance of a non-traded REIT, for any calendar quarter through the termination of the Primary Offering, CFI shall purchase Class IX Shares from the Company in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement). On August 10, 2020, the Company and CFI entered into Second Amended and Restated Distribution Support Agreement (the “Amended Distribution Support Agreement”) to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I Shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement and any shares purchased by CFI pursuant to the Distribution Support Agreement in the Initial Offering). As of December 31, 2021, CFI’s remaining obligation pursuant to the Amended Distribution Support Agreement is limited to $1,867,720.

As of December 31, 2021, and December 31, 2020, the Company has declared distributions of $30,781,216 and $19,102,079, respectively, of which $1,210,652 and $809,365, respectively, was unpaid as of the respective reporting dates and has been recorded as distributions payable on the accompanying consolidated balance sheets. All of the unpaid distributions as of December 31, 2021, and December 31, 2020 were paid during January 2022 and January 2021, respectively. As of December 31, 2021 and December 31, 2020, distributions reinvested pursuant to the Company’s DRP were $10,252,165 and $6,464,069, respectively.

Redemptions

Stockholders are eligible to have their shares repurchased by the Company pursuant to the Amended SRP (as defined below).

In connection with the Follow-On Offering, the Company’s board of directors approved the second amendment and restatement of the Company’s share repurchase program (the “Amended SRP”) on July 27, 2020 and effective August 31, 2020. Repurchases of shares under the Amended SRP are made on a monthly basis. Subject to the limitations of and restrictions provided for in the Amended SRP, and subject to funds being available, shares repurchased under the Amended SRP are repurchased at the transaction price in effect on the date of repurchase, which, generally will be a price equal to the NAV per share applicable to the class of shares being repurchased and most recently disclosed by the Company in a public filing with the SEC. Under the Amended SRP, the Company may repurchase during any calendar month shares of its common stock whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is 2% of the aggregate NAV as of the last calendar day of the previous month and during any calendar quarter whose aggregate value (based on the repurchase price per share in effect when the repurchase is effected) is up to 5% of the Company’s aggregate NAV as of the last calendar day of the prior calendar quarter.

There is no minimum holding period for shares under the Amended SRP and stockholders may request that the Company redeem their shares at any time. However, shares that have not been outstanding for at least one year will be redeemed at 95% of the redemption price that would otherwise apply to the class of shares being redeemed; provided, that, the period that shares were held prior to being converted into shares of different class will count toward the total hold period for such shares. The Company intends to waive the 5% holding discount with respect to the repurchase of shares acquired pursuant to its distribution reinvestment plan and shares issued as stock dividends. In addition, upon request, the Company intends to waive the 5% holding discount in the case of the death or disability of a stockholder.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended December 31, 2021, the Company repurchased 327,261 shares in the amount of $7,980,257. During the year ended December 31, 2020, the Company repurchased 214,043 shares in the amount of $5,061,011.

Non-controlling Interest

Special Unit Holder

The Special Unit Holder has invested $1,000 in the Operating Partnership, and has been issued a special class of limited partnership units as part of the overall consideration for the services to be provided by the Advisor. In addition, the Special Unit Holder is entitled to receive a performance participation distribution from the Operating Partnership, subject to certain terms and calculations as defined within the amended Operating Partnership agreement. Such allocation (the “Performance Participation Allocation”) is paid in cash annually and accrued monthly. As of December 31, 2021, the Special Unit Holder is entitled to $4,679,996 pursuant to the Performance Participation Allocation. The Performance Participation Allocation has been included as a component of Distributions payable on the accompanying consolidated balance sheet. The Special Unit Holder investment in the Operating Partnership, including the Performance Participation Allocation, have been recorded as components of Non-controlling interests in subsidiaries on the consolidated balance sheets as of December 31, 2021 and December 31, 2020, respectively.

GSR Interest in the SF Property SPE

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the SF Property SPE. Accordingly, the Company has consolidated the SF Property SPE. As of December 31, 2021, the Company’s ownership interest in the SF Property SPE was 75%, and GSR’s interest was 25%. GSR’s total ownership interest of $2,869,350 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Non-controlling interest in Keller Property SPE

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Keller Property SPE. Accordingly, the Company has consolidated the Keller Property SPE. As of December 31, 2021, the Company’s ownership interest in the Keller Property SPE was 77.85%, and other parties’ interest was 22.15%. The other parties’ total ownership interest of $5,572,053 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Non-controlling interest in Summerfield DST

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Summerfield DST. Accordingly, the Company has consolidated the Summerfield DST. As of December 31, 2021, the Company’s ownership interest in the Summerfield DST was 25%, and other parties’ interest was 75%. The other parties’ total ownership interest of $31,260,194 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

In connection with the acquisition of the Summerfield Property, a wholly owned subsidiary of the Operating Partnership entered a joint venture (the “Summerfield MT JV”) between the wholly owned subsidiary of the Operating Partnership and affiliates of Hamilton Zanze (“HZ”). As of December 31, 2021, the Company’s ownership interest in the Summerfield MT JV was 90%, and HZ’s interest was 10%. HZ’s total ownership interest of $94,383 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Non-controlling interest in Valencia DST

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Valencia DST. Accordingly, the Company has consolidated the Valencia DST. As of December 31, 2021, the Company’s ownership interest in the Valencia DST was 10% and other parties’ interest was 90%. The other parties’ total ownership interest of $34,785,590 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-controlling interest in Kacey DST

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Kacey DST. Accordingly, the Company has consolidated the Kacey DST. As of December 31, 2021, the Company’s ownership interest in the Kacey DST was 10% and other parties’ interest was 90%. The other parties’ total ownership interest of $24,849,959 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

In connection with the acquisition of the Kacey Property, a wholly owned subsidiary of the Operating Partnership entered a joint venture (the “Kacey MT JV”) between the wholly owned subsidiary of the Operating Partnership and affiliates of CAF Capital Partners (“CAF”). As of December 31, 2021, the Company’s ownership interest in the Kacey MT JV was 92.5%, and CAF’s interest was 7.5%. CAF’s total ownership interest of $98,712 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Non-controlling interest in Industry DST

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the Industry DST. Accordingly, the Company has consolidated the Industry DST. As of December 31, 2021, the Company’s ownership interest in the Industry DST was 10% and other parties’ interest was 90%. The other parties’ total ownership interest of $35,743,894 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

In connection with the acquisition of the Industry Property, a wholly owned subsidiary of the Operating partnership entered a joint venture (the “Industry MT JV”) between the wholly owned subsidiary of the Operating Partnership and affiliates of BH Equities, LLC (“BH”). As of December 31, 2021, the Company’s ownership interest in the Industry MT JV was 90% and BH’s interest was 10%. BH’s total ownership interest of $92,321 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Non-controlling interest in CF Net Lease Portfolio IV DST

On November 23, 2021, the Company, through the Operating Partnership and CF Net Lease Portfolio IV DST (the “DST”) entered into a managing broker-dealer agreement, (the “DST Dealer Manager Agreement”), with the Dealer Manager, pursuant to which the Dealer Manager agreed to conduct a private placement offering, (the “DST Offering”), of up to $21,620,000 of the DST’s beneficial interests representing 100% of the interests to third party investors on a “best efforts” basis. As of December 31, 2021, the DST has received gross proceeds of $18,169,799 from the DST Offering.

Based on the Company’s consolidation analysis, which was performed in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies, management has determined that the Company is the primary beneficiary of the DST. Accordingly, the Company has consolidated the DST. As of December 31, 2021, the Company’s ownership interest in the DST was 15.96% and other parties’ interest was 84.04%. The other parties’ total ownership interest of $14,332,369 has been recorded as a component of Non-controlling interests in subsidiaries on the Company’s consolidated balance sheet as of December 31, 2021.

Note 9 – Related Party Transactions

Keller Property SPE

During the year ended December 31, 2021, the Company, through the Operating Partnership entered the Keller Member JV, with an affiliate of CFI, CF Keller Holdings LLC (the “Keller Holdings”), to indirectly acquire 97% interests in the Keller Property for a purchase price of $56,500,000. The Company owns 80.26% interests and Keller Holdings owns 19.74% interests in the Keller Member JV. The remaining 3% interests in the Keller Property is owned by CAF, an unrelated third party. As of December 31, 2021, the Company’s interest in the Keller Property SPE was 77.85%. As of December 31, 2021 the Company has consolidated the Keller Property SPE in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

Summerfield DST Interests

During the year ended December 31, 2021, the Company, through the Operating Partnership, entered into an agreement with Cantor Realty Fund III, LLC (“Cantor Realty Fund III”), an affiliate of CFI, to acquire 25% of the Summerfield DST interests in the Summerfield Property through CF Summerfield DST Holder, LLC (the “Summerfield DST Holder”) for a purchase price of $115,500,000, exclusive of closing costs. As of December 31, 2021, the Company purchased additional interests of $2,611,899 in the Summerfield DST Holder increasing the Company’s ownership interest to 100%. As of December 31, 2021, the remaining 75% of the Summerfield DST interests were held by third party investors through a syndicated offering. As of December 31, 2021, the Company has a controlling interest in the Summerfield DST and the Company has consolidated the Summerfield DST in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2021, the sponsor of the Summerfield DST initiated an offering to syndicate its interest to third party investors. As of December 31, 2021, the Summerfield DST has received proceeds of $35,239,483 from the syndication, $34,819,034 of which have been distributed in accordance with the preference defined in the operating agreement. The remaining syndication proceeds of $420,449 to be distributed has been recorded within distribution payable in the accompanying consolidated balance sheet.

Madison Ave Property SPE

During the year ended December 31, 2021, the Company, through the Operating Partnership, acquired, together with a subsidiary of CFI, the Madison Ave Property for a purchase price of $30,800,000, exclusive of closing costs. As of December 31, 2021, the Company’s interest in the Madison Ave Property SPE is 100%. As of December 31, 2021, the Company has consolidated the Madison Ave Property SPE in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

Valencia DST Interest

During the year ended December 31, 2021, the Company, through the Operating Partnership, entered into an agreement with an affiliate of CFI, CF Valencia Life Sciences Depositor, LLC (the “Valencia Depositor”), to acquire the Valencia DST for a purchase price of $92,000,000, exclusive of closing costs. As of December 31, 2021, the Operating Partnership owns 10% of the interests in the Valencia DST and Valencia Depositor owns the remaining 90% of interests in the Valencia DST. As of December 31, 2021, the Company has a controlling interest in the Valencia DST and the Company has consolidated the Valencia DST in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

Kacey DST Interest

During the year ended December 31, 2021, the Company, through the Operating Partnership, together with CFI and Cantor Realty Fund III, LLC, an affiliate of CFI, acquired interests in a Delaware Statutory Trust, the Kacey DST which purchased the Kacey Property for a purchase price of $67,000,000, exclusive of closing costs. As of December 31, 2021, the Company, through CF Kacey DST Holder, LLC (the “Kacey DST Holder”) owns 10% of interests in the Kacey DST. As of December 31, 2021, the remaining 90% of the Kacey DST interests were held by CF Kacey Depositor, LLC. As of December 31, 2021, the Company has a controlling interest in the Kacey DST and the Company has consolidated the Kacey DST in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

Industry DST Interest

During the year ended December 31, 2021, the Company, together with CFI and Cantor Realty Fund III, LLC, an affiliate of CFI, acquired interests in a Delaware Statutory Trust, the Industry DST which purchased the Industry Property for a purchase price of $81.0 million, exclusive of closing costs. As of December 31, 2021, the Company, through CF Industry DST Holder, LLC (the “Industry DST Holder”) owns 10% of the interests in the Industry DST. As of December 31, 2021, the remaining 90% of the Industry DST interests were held by CF Industry Depositor, LLC. As of December 31, 2021, the Company has a controlling interest in the Industry DST and the Company has consolidated the Industry DST in accordance with ASC 810 as described in the “Variable Interest Entities” section of Note 2 — Summary of Significant Accounting Policies.

CF Net Lease Portfolio IV DST Offering

On November 23, 2021, the Company, through the Operating Partnership entered into the DST Dealer Manager Agreement, with the Dealer Manager for the DST Offering, pursuant to which the DST Dealer Manager agreed to conduct the DST Offering.

Amended DST Trust Agreement

In connection with the DST Offering, on November 23, 2021, CF Net Lease Portfolio Depositor, the Operating Partnership, CF Net Lease Portfolio Manager IV, LLC (the “DST Manager”), and Delaware Trust Company entered into an amended and restated trust agreement of CF Net Lease Portfolio IV DST, (the “Amended DST Trust Agreement”). The DST Manager will continue to be engaged to act as the manager of the DST.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Station DST Interests

During the year ended December 31, 2021, the Company, through the Operating Partnership, acquired the Station Interests in the Station DST, a Delaware statutory trust, which is controlled and managed by CFI, for a purchase price of $7,573,700. As of December 31, 2021, the Company’s interest in the Station DST was 15%. The Company accounts for its investment in the Station DST under the equity method of accounting, as described in “Note 6—Investment in Real Estate-Related Assets”.

Amended Operating Partnership Agreement

On August 10, 2020, the Company entered into the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amended Operating Partnership Agreement”), between the Company, as general partner, and the Special Unit Holder, in order to reflect: (i) that the operating partnership units have been redesignated and reclassified to correspond to the classes of the Company’s common stock, consisting of Class AX, Class D, Class I, Class IX, Class S, Class T and Class TX operating partnership units; (ii) the elimination of the incentive fee payable to the Special Unit Holder in connection with a liquidity event or certain other events; and (iii) that, so long as the Amended Advisory Agreement (as defined below) has not been terminated, the Special Unit Holder is entitled to the Performance Participation Allocation as defined and described above.

Fees and Expenses

The Company and the Advisor entered into an amended and restated advisory agreement, dated as of June 29, 2018, as amended by amendment no. 1 (“Amendment No. 1”) to amended and restated advisory agreement, dated and effective as of September 28, 2019 (the “Advisory Agreement”). On June 26, 2019, the Company’s board of directors approved the renewal of the Advisory Agreement upon terms identical to those in effect for an additional one-year term commencing on June 29, 2019 through June 29, 2020. The purpose of Amendment No. 1 was to amend the monthly asset management fee from one-twelfth of 1.25% of the cost of the Company’s investments at the end of the month to one twelfth of 1.20% of the Company’s most recently disclosed NAV. On August 10, 2020, the Company entered into the Second Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with the Advisor and the Operating Partnership. Under the Amended Advisory Agreement, acquisition and disposition fees, including specified property management and oversight fees and refinancing coordination fees, previously payable to the Advisor under the prior advisory agreement were eliminated, although the Advisor continues to be entitled to reimbursement for acquisition and disposition expenses. Under the Amended Advisory Agreement, the Advisor will continue to be paid a fixed asset management fee equal to 1.20% of NAV per annum payable monthly. Further, under the Amended Advisory Agreement, the 1% Cap for reimbursement will be calculated based on 1% of gross offering proceeds from all of the Company’s public offerings (including the Initial Offering) as of such payment date. On August 10, 2021, the Amended Advisory Agreement was renewed for an additional one-year term through August 10, 2022, upon terms identical to those in effect. Pursuant to the Amended Advisory Agreement, and subject to certain restrictions and limitations, the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying, originating, acquiring and managing investments on behalf of the Company. For providing such services, the Advisor receives the following fees and reimbursements from the Company.

Organization and Offering Expenses. The Company will reimburse the Advisor and its affiliates for O&O Costs it incurs on the Company’s behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fee and the other O&O Costs borne by the Company to exceed 15% of gross offering proceeds of each Offering as of the date of the reimbursement. If the Company raises the maximum offering amount in the Offerings and under the DRP, the Company estimates O&O Costs (other than upfront selling commissions, dealer manager fees and distribution fees), in the aggregate, to be 1% of gross offering proceeds of the Offerings. These O&O Costs include all costs (other than upfront selling commissions, dealer manager fees and distribution fees) to be paid by the Company in connection with the initial set up of the organization of the Company as well as the Offerings, including legal, accounting, printing, mailing and filing fees, charges of the transfer agent, charges of the Advisor for administrative services related to the issuance of shares in the Offerings, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of the Advisor for costs in connection with preparing supplemental sales materials.

The Advisor has agreed to pay for all of the O&O Costs on the Company’s behalf (other than selling commissions, dealer manager fees and distribution fees) through the Escrow Break Anniversary. After the Escrow Break Anniversary, the Advisor, in its sole discretion, may pay some or all of the additional O&O Costs incurred, but is not required to do so. To the extent the Advisor pays such additional O&O Costs, the Company is obligated to reimburse the Advisor subject to the 1% Cap. Following the Escrow Break Anniversary, the Company began reimbursing the Advisor for such costs on a monthly basis, which continued through May 18, 2021; provided that the Company was not obligated to reimburse any amounts that as a result of such payment would cause the aggregate payments for O&O Costs paid to the Advisor to exceed the 1% Cap as of such reimbursement date.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2021, and December 31, 2020, the Advisor had incurred 11,460,817 and $9,946,509, respectively, of O&O Costs (other than upfront selling commissions, dealer manager fees and distribution fees) on behalf of the Company. The amount of the Company’s obligation is limited to the 1% Cap less any reimbursement payments made by the Company to the Advisor for O&O Costs incurred, which, at December 31, 2021 and December 31, 2020, is $100,391 and $312,284, respectively, and is included within Due to related parties in the accompanying consolidated balance sheets. As of December 31, 2021, and December 31, 2020, organizational costs of $90,675 and $90,675, respectively, were expensed and offering costs of $2,314,366 and $1,551,287, respectively, were charged to stockholders’ equity. As of December 31, 2021, and December 31, 2020, the Company has made reimbursement payments of $2,304,650 and $1,329,678, respectively, to the Advisor for O&O Costs incurred. As of December 31, 2021, the Advisor has continued to pay all O&O Costs on behalf of the Company.

Asset Management Fees. Asset management fees are due to the Advisor. Asset management fees payable to the Advisor prior to September 2019 consisted of monthly fees equal to one-twelfth of 1.25% of the cost of the Company’s investments at the end of each month. Asset management fees payable to the Advisor as of September 2019 consist of monthly fees equal to one twelfth of 1.20% of the Company’s most recently disclosed NAV.

For the years ended December 31, 2021 and December 31, 2020, the Company incurred asset management fees of $2,166,136 and $1,663,624, respectively. The asset management fee related to the month of December 2021 of $223,602 is unpaid as of December 31, 2021 and has been included within Due to related parties on the consolidated balance sheet. The amount of asset management fees incurred by the Company during the applicable period is included in the calculation of the limitation of operating expenses pursuant to the 2%/25% Guidelines (as defined and described below).

Other Operating Expenses. Effective April 1, 2018, the Advisory Agreement (i) includes limitations with regards to the incurrence of and additional limitations on reimbursements of operating expenses and (ii) clarifies the reimbursement and expense timing and procedures, including potential reimbursement of unreimbursed operating expenses.

Pursuant to the terms of the Advisory Agreement (which subsequently were incorporated into the Amended Advisory Agreement as defined above), the Company is obligated to reimburse the Advisor for certain operating expenses. Beginning October 1, 2018, the Company was subject to the limitation that it generally may not reimburse the Advisor for any amounts by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in the Advisory Agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period (the “2%/25% Guidelines”). If the Company’s independent directors determine that all or a portion of such amounts in excess of the limitation are justified based on certain factors, the Company may reimburse amounts in excess of the limitation to the Advisor. In addition, beginning on October 1, 2018, the Company may request any operating expenses that were previously reimbursed to the Advisor in prior or future periods in excess of the limitation to be remitted back to the Company. The Company reimbursed $1,004,539 of the operating expense reimbursement obligation to the Advisor in January 2019. As of December 31, 2021, the Company has accrued but not reimbursed $1,234,253 in operating expenses pursuant to the Advisory Agreement, which represents the current operating expense reimbursement obligation to the Advisor.

The Advisory Agreement provides that, subject to other limitations on the incurrence and reimbursement of operating expenses contained in the Advisory Agreement, operating expenses which have been incurred and paid by the Advisor will not become an obligation of the Company unless the Advisor has invoiced the Company for reimbursement, which will occur in a quarterly statement and accrued for in the respective period. The Advisor will not invoice the Company for any reimbursement if the impact of such would result in the Company’s incurrence of an obligation in an amount that would result in the Company’s net asset value per share for any class of shares to be less than $25.00. The Company may, however, incur and record an obligation to reimburse the Advisor, even if it would result in the Company’s net asset value per share for any class of shares for such quarter to be less than $25.00, if the Company’s board of directors determines that the reasons for the decrease of the Company’s net asset value per share below $25.00 were unrelated to the Company’s obligation to reimburse the Advisor for operating expenses.

In addition, the Advisory Agreement provides that all or a portion of the operating expenses, which have not been previously paid by the Company or invoiced by the Advisor may be in the sole discretion of the Advisor: (i) waived by the Advisor, (ii) reimbursed to the Advisor in any subsequent quarter or (iii) reimbursed to the Advisor in connection with a liquidity event or termination of the Advisory Agreement, provided that the Company has fully invested the proceeds from its initial public offering and the stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above and the limitations and the approval requirements relating to the 2%/25% Guidelines.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reimbursable operating expenses include personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in the Advisory Agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services. The Company is not obligated to reimburse the Advisor for costs of such employees of the Advisor or its affiliates to the extent that such employees (A) perform services for which the Advisor receives acquisition fees or disposition fees or (B) serve as executive officers of the Company.

As of December 31, 2021, the total amount of unreimbursed operating expenses was $12,728,245. This includes operating expenses incurred by the Advisor on the Company’s behalf which have not been invoiced to the Company and also amounts invoiced to the Company by the Advisor but not yet reimbursed (“Unreimbursed Operating Expenses”). The amount of operating expenses incurred by the Advisor during the year ended December 31, 2021 which were not invoiced to the Company amounted to $1,659,279.

Property Management Fees. If the Company will engage the Advisor or an affiliate to serve as a property manager with respect to a particular property, the Company will generally pay market rate property management fees. For the years ended December 31, 2021 and December 31, 2020, the Company incurred property management fees of $676,908 and $145,547, respectively. The property management fee incurred during the month of December 2021 of $63,873 was unpaid as of December 31, 2021 and has been included within Due to related parties on the consolidated balance sheet.

Leasing Commissions. If the Advisor or an affiliate is the Company’s primary leasing agent, then the Company will pay customary leasing fees in amount that is usual and customary in that geographic area for that type of property. As of December 31, 2021, and December 31, 2020, no such amounts have been incurred by the Company.

Selling Commissions, Dealer Manager Fees and Distribution Fees

The Dealer Manager is a registered broker-dealer affiliated with CFI. The Company entered into the Dealer Manager Agreements with the Dealer Manager and is obligated to pay various commissions and fees with respect to the Class AX, Class TX, Class IX, Class T, Class S, Class D and Class I Shares distributed in the Offerings. CFI has paid a portion of the selling commissions and all of the dealer manager fees as Sponsor Support, up to a total of 4% of gross offering proceeds from the sale of Class AX Shares and Class TX Shares, as well as 1.5% of Class IX Shares, incurred in connection with the Initial Offering. The Company will reimburse Sponsor Support (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the Amended Advisory Agreement by the Company or by the Advisor. In each such case, the Company only will reimburse CFI after the Company has fully invested the proceeds from the Initial Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

As of December 31, 2021, the likelihood, probability and timing of each of the possible occurrences or events listed in the preceding sentences (i) and (ii) in the above paragraph are individually and collectively uncertain. Additionally, whether or not the Company will have fully invested the proceeds from Initial Offering and also whether the Company’s stockholders will have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compound annual pre-tax return on such invested capital at the time of any such occurrence or event is also uncertain. As of December 31, 2021, and December 31, 2020, CFI has paid Sponsor Support totaling $5,374,526 and $5,374,526, respectively, which will be subject to reimbursement by the Company to CFI in the event of these highly conditional circumstances.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following summarizes the fees payable to the Dealer Manager:

Distribution Fees. Under the Dealer Manager Agreements, distribution fees are payable to the Dealer Manager with respect to the Company’s Class TX Shares, Class T Shares, Class S Shares and Class D Shares, all or a portion of which may be re-allowed by the Dealer Manager to participating broker-dealers. Under the IPO Dealer Manager Agreement, the distribution fees for Class TX Shares accrue daily and are calculated on outstanding Class TX Shares issued in the Primary Offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class TX Share in the Primary Offering, or (ii) if the Company is no longer offering Class TX Shares in a public offering, the most recently published per share NAV of Class TX Shares. Under the Follow-On Dealer Manager Agreement, the Company has agreed to pay the Dealer Manager (a) with respect to the Class T Shares and Class S Shares, a distribution fee in an annual amount equal to 0.85% of the aggregate NAV of the outstanding Class T Shares and Class S Shares, as applicable, and (b) with respect to the Class D Shares, a distribution fee in an annual amount equal to 0.25% of the aggregate NAV of the outstanding Class D Shares. The distribution fees are payable monthly in arrears and are paid on a continuous basis from year to year. For the years ended December 31, 2021 and December 31, 2020, the Company paid distribution fees of $354,932 and $302,031, respectively. As of December 31, 2021 and December 31, 2020, the Company has incurred a liability of $267,284 and $734,830, respectively, which is included within Due to related parties on the consolidated balance sheets, $34,119 and $26,686, respectively, of which was due as of December 31, 2021 and December 31, 2020 and paid during January 2022 and January 2021, respectively.

Selling Commissions. Selling commissions payable to the Dealer Manager in the Initial Offering consisted of (i) up to 1% of gross offering proceeds paid by CFI for Class AX Shares and Class TX Shares and, (ii) up to 5% and 2% of gross offering proceeds from the sale of Class AX Shares and Class TX Shares, respectively. No selling commissions were payable with respect to Class IX Shares. Selling commissions in the Follow-On Offering consist of 3% and 3.5% of gross offering proceeds from the sale of Class T Shares and Class S Shares, respectively. All or a portion of such selling commissions may be re-allowed to participating broker-dealers. No selling commissions will be payable with respect to Class D and Class I shares. For the years ended December 31, 2021 and December 31, 2020, the Company incurred $341,640 and $646,770 of selling commissions, respectively, which is included within Additional paid-in capital on the consolidated balance sheets. At December 31, 2021 and December 31, 2020, $1,182,925 and $1,182,925 of Sponsor Support, respectively, has been recorded and $1,182,925 and $1,182,925, respectively, has been reimbursed by CFI. No Sponsor Support payment was due at December 31, 2021, as Sponsor Support ended with the termination of the Primary Offering.

Dealer Manager Fees. Dealer manager fees payable to the Dealer Manager in the Initial Offering consisted of up to 3.0% of gross offering proceeds from the sale of Class AX Shares and Class TX Shares sold in the Primary Offering and up to 1.5% of gross offering proceeds from the sale of Class IX Shares sold in the Primary Offering, all of which were paid by CFI. A portion of such dealer manager fees may be re-allowed to participating broker-dealers as a marketing fee. Dealer Manager fees payable to the Dealer Manager in the Follow-On Offering consist of up to 0.5% of gross offering proceeds from the sale of Class T Shares sold in the primary portion of the Follow-On Offering. No dealer manager fees will be payable with respect to Class S Shares, Class D Shares and Class I Shares. For the years ended December 31, 2021 and December 31, 2020, the Company recorded $61,908 and $530,894 of dealer manager fees, respectively, which is included within Additional paid-in capital on the consolidated balance sheets. As of December 31, 2021, and December 31, 2020, all of the Sponsor Support related to dealer manager fees has been recorded and $4,191,601 and $4,191,601, respectively, has been reimbursed by CFI. No Sponsor Support payment was due at December 31, 2021, as Sponsor Support ended with the termination of the Primary Offering.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the above mentioned fees and expenses incurred by the Company and amounts of investment funding due by the Company for the year ended December 31, 2021:

		Due to related parties as of	Year ended December 31, 2021		Due to related parties as of
Type of Fee or Reimbursement	Financial Statement Location	December 31, 2020	Incurred	Paid	December 31, 2021
Management Fees
Asset management fees	Management fees	$150,028	$2,166,136	$2,092,562	$223,602
Property management and oversight fees	Management fees	37,055	676,908	650,090	63,873
Organization, Offering and Operating Expense Reimbursements
Operating expenses(1)	General and administrative expenses	204,253	1,030,000	—	1,234,253
Organization expenses(2)	General and administrative expenses	17,879	—	17,879	—
Admin Fees(2)	General and administrative expenses	—	18,000	—	18,000
Offering costs(2)	Additional paid-in capital	294,405	763,027	957,041	100,391
Commissions and Fees
Selling commissions and dealer manager fees, net	Additional paid-in capital	—	403,547	403,547	—
Distribution fees(3)	Additional paid-in capital	734,830	(112,614)	354,932	267,284
Investment Funding
Distribution due(4)	Additional paid-in capital	—	—	—	202,430

Total		$1,438,450	$4,945,004	$4,476,051	$2,109,833

Note:

(1) As of December 31, 2021, the Advisor has incurred, on behalf of the Company, a total of $12,728,245 in Unreimbursed Operating Expenses, including a total of $1,659,279 for the year ended December 31, 2021 for which the Advisor has not invoiced the Company for reimbursement. The total amount of Unreimbursed Operating Expenses may, in future periods, be subject to reimbursement by the Company pursuant to the terms of the Advisory Agreement.

(2) As of December 31, 2021, the Advisor has incurred, on behalf of the Company, a total of $11,460,817 of O&O Costs, of which the Company’s obligation is limited to $100,391, pursuant to the 1% Cap.

(3) The incurred amount reflects the change in accrual.

(4) Reflects distribution amount owed by the Company to the CF Keller Holdings LLC.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the above mentioned fees and expenses incurred by the Company for the year ended December 31, 2020:

		Due to related parties as of	Year ended December 31, 2020		Due to related parties as of
Type of Fee or Reimbursement	Financial Statement Location	December 31, 2019	Incurred	Paid	December 31, 2020
Management Fees
Asset management fees	Management fees	$123,179	$1,663,624	$1,636,775	$150,028
Property management and oversight fees	Management fees	20,269	145,547	128,761	37,055
Organization, Offering and Operating Expense Reimbursements
Operating expenses(1)	General and administrative expenses	204,253	—	—	204,253
Organization expenses(2)	General and administrative expenses	71,162	444	53,727	17,879
Offering costs(2)	Additional paid-in capital	718,499	264,083	688,177	294,405
Commissions and Fees
Selling commissions and dealer manager fees, net	Additional paid-in capital	—	528,442	528,442	—
Distribution fees	Additional paid-in capital	919,819	117,042	302,031	734,830

Total		$2,057,181	$2,719,182	$3,337,913	$1,438,450

Note:

(1) As of December 31, 2020, the Advisor has incurred, on behalf of the Company, a total of $10,038,966 in Unreimbursed Operating Expenses, including a total of $2,594,741 for the year ended December 31, 2020 for which the Advisor has not invoiced the Company for reimbursement. The total amount of Unreimbursed Operating Expenses may, in future periods, be subject to reimbursement by the Company pursuant to the terms of the Advisory Agreement.

(2) As of December 31, 2020, the Advisor has incurred, on behalf of the Company, a total of $9,946,509 of O&O Costs, of which the Company’s obligation is limited to $312,284, pursuant to the 1% Cap.

Investment by CFI

CFI initially invested $200,001 in the Company through the purchase of 8,180 Class AX Shares at $24.45 per share. CFI may not sell any of these shares during the period it serves as the Company’s sponsor. Neither the Advisor nor CFI currently has any options or warrants to acquire any of the Company’s shares.

As of December 31, 2021, CFI has invested $4,782,281 in the Company through the purchase of 191,337 shares (8,180 Class AX Shares for an aggregate purchase price of $200,001 and 183,157 Class IX Shares for an aggregate purchase price of $4,582,280). CFI purchased 125,157 of the Class IX Shares in the amount of $3,132,280 pursuant to the Distribution Support Agreement, which provides that in certain circumstances where the Company’s cash distributions exceed the Company’s modified funds from operations, CFI will purchase up to $5.0 million of Class IX Shares (including the $2.0 million of shares purchased in order to satisfy the Minimum Offering Requirement) at the then current offering price per Class IX Share net of dealer manager fees to provide additional cash to support distributions to the Company’s stockholders. On August 10, 2020, the Company and CFI entered into the Amended Distribution Support Agreement to ensure that the Company has a sufficient amount of funds to pay cash distributions to stockholders during the Follow-On Offering. Pursuant to the Amended Distribution Support Agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I Shares from the Company in the Follow-On Offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the Minimum Offering Requirement and any shares purchased by CFI pursuant to the Distribution Support Agreement in the Initial Offering).

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sponsor Support

The Company’s sponsor, CFI, is a Delaware limited liability company and an affiliate of CFLP. CFI has paid a portion of selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class AX Shares and Class TX Shares, as well as 1.5% of gross offering proceeds from the sale of Class IX Shares, incurred in connection with the Initial Offering. The Company will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of the Company’s common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of the Company’s assets or any similar transaction or any transaction pursuant to which a majority of the Company’s board of directors then in office are replaced or removed, or (ii) upon the termination of the Amended Advisory Agreement by the Company or by the Advisor. In each such case, the Company only will reimburse CFI after the Company has fully invested the proceeds from the Initial Offering and the Company’s stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital. As of December 31, 2021, CFI has paid Sponsor Support totaling $5,374,526.

Note 10 - Variable Interest Entities

As of December 31, 2021, and December 31, 2020, certain VIEs have been identified. In regard to the Company’s investment in the SF Property, the Keller Property, the Summerfield Property, the Valencia Property, the Kacey Property, the DST, and the Industry Property, the Company has determined itself to be the primary beneficiary because the Company has a significant variable interest in and control over the SF Property, Keller Property, and a controlling interest in the Summerfield Property, the Valencia Property, the Kacey Property, the DST and the Industry Property. Therefore, the Company has consolidated the SF Property, the Keller Property, the Summerfield Property, the Valencia Property, the Kacey Property, the DST and the Industry Property. In regard to the Company’s investment in the Station DST, the Company has determined itself not to be the primary beneficiary, because the Company does not have a significant variable interest in and control over the Station DST. Therefore, the Company has not consolidated the Station DST. The Company’s maximum exposure to loss from its interest in an unconsolidated VIE as of December 31, 2021 is $7,058,326, related to its investment in a real estate-related asset, the Station DST. Refer to Note 6—Investments in Real Estate-Related Assets for additional information.

Note 11 – Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of capital stock, acquisition and disposition decisions and certain other responsibilities. In the event that the Advisor is unable or unwilling to provide such services, the Company would be required to find alternative service providers.

Note 12 – Commitments and Contingencies

Ground Leases

In association with the De Anza Property, the Company, indirectly through the De Anza Property SPE entered two ground lease agreements with unrelated third parties to lease the land where the De Anza property is located. The ground leases have an average term of 60 years and require incremental increases, as defined in ground lease agreements, in lease payments, based on consumer price index (“CPI”).

For lessees, the lease accounting standard ASC 842, Leases requires the lessee to recognize the assets and liabilities that arise from the leases. A lessee can classify a lease as either a finance lease or operating lease based on meeting certain criteria under ASC 842. In connection with the accounting standard, the Company is required to determine the incremental borrowing rate that is used as the discount rate in calculating the present value of lease payments for the duration of the lease term to measure the lease asset, Right-of-Use Asset (“ROU”) and lease liability. Given the extended lease term, estimating the incremental borrowing rate requires significant judgment from the Company. The Company has determined that the two ground leases qualify as operating leases. As of December 31, 2021 and December 31, 2020, the Company has $16,466,271 of ROU and $0, respectively and $16,466,271 and $0 lease liability, respectively. Under the new guidance, for the year ended of December 31, 2021, the Company has recognized lease expense of $272,166, and is included within the accompanying consolidated statements of operations.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table reflects the base cash rental payments due from the Company as of December 31, 2021:

Year	Future Base Rent Payments
2022	653,198
2023	653,198
2024	653,198
2025	653,198
2026	653,198
Thereafter	35,900,353

Total	$39,166,343

Litigation and Regulatory Matters

As of December 31, 2021 and December 31, 2020, the Company was not subject to litigation nor was the Company aware of any material litigation pending against it. The Company has entered into customary guaranty agreements (the “Guaranty Agreements”) in connection with the financing of certain specific investments, including the acquisition of the GR Property, the FM Property, the Buchanan Property, the CO Property, and the Summerfield Property as further described in Note 7 — Loans Payable. Pursuant to the Guaranty Agreements, the Company has guaranteed any losses or liabilities that the lenders may incur as a result of the occurrence of certain enumerated bad acts as defined in the Guaranty Agreements. The Company has also guaranteed the repayment of obligations and indebtedness due to the lenders upon the occurrence of certain enumerated events as defined in the Guaranty Agreements. Additionally, in regards to the GR Property, the FM Property, the Buchanan Property, the CO Property, and the Summerfield Property the Company has also agreed to indemnify the lenders against certain environmental liabilities.

As of December 31, 2021, the Company’s liability under these arrangements is not quantifiable and the potential for the Company to be required to make payments under the Guaranty Agreements is remote. Accordingly, no contingent liability is recorded in the Company’s consolidated balance sheet for these arrangements.

Risks and Uncertainties

Financial instruments that potentially subject the Company to concentrations of credit risk include Cash and cash equivalents. At times, balances with any one financial institution may exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company believes it mitigates this risk by investing its cash with high-credit quality financial institutions.

Concentrations of credit risk arise when a number of tenants are engaged in similar business activities, or activities in the same geographic region, or have similar economic features that would cause their ability to meet contractual obligations, including those to the Company, to be similarly affected by changes in economic conditions. The Company is subject to tenant, geographic and industry concentrations. Any downturn of the economic conditions in one or more of these tenants, states or industries could result in a material reduction the Company’s cash flows or material losses to the Company. The Company believes it mitigates this risk by employing a comprehensive set of controls around acquisitions which include detailed due diligence of all lessees. In addition, the Company monitors published credit ratings of its tenants, when available.

Additionally, the full extent of the impact and effects of the ongoing outbreak of the coronavirus (COVID-19) on the future financial performance of the Company, as a whole, and, specifically, on its investments, lessees of real estate properties owned and borrowers on its loan and preferred equity interests, are uncertain at this time. The impact will depend on future developments, including, among other factors, the duration and spread of the outbreak, along with related travel advisories and restrictions, the recovery time of the disrupted supply chains, the consequential staff shortages, and production delays, and the uncertainty with respect to the accessibility of additional liquidity or to the capital markets. COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas, present uncertainty and risk with respect to the Company’s performance, financial condition, results of operations and cash flows.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. The Company is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on the Company’s business. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for the Company to obtain additional funds. Any of the abovementioned factors could affect the Company’s business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this Annual Report on Form 10-K.

Note 13 – Fair Value Measurements

Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, there is a hierarchal framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the market place, including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:

Level 1 measurement — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.

Level 2 measurement — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.

Level 3 measurement — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

The following describes the methods the Company uses to estimate the fair value of the Company’s financial assets and liabilities:

Investment in real estate, net — The fair value is estimated by utilizing the income approach to value, using a direct capitalization analysis and discounted cash flow analysis, as well as a sales comparison approach where deemed applicable. As of December 31, 2021, and December 31, 2020, the estimated fair value of the Company’s Investment in real estate, net was $718,790,000 and $179,370,000, respectively. The Company has not elected the fair value option to account for its Investment in real estate, net.

Investments in real estate-related assets — The fair value of the Pennsylvania SPE and the Illinois SPE is estimated by discounting the expected cash flows based on the market interest and preferred return rates for similar loans and preferred equity investments to the Company’s investments. The fair value of the Company’s interest in the Station DST was based upon the Station DST Property appraisal, the fair market value of the mortgage loan encumbering the Station DST Property as of December 31, 2021, and the other tangible assets and liabilities of the Station DST such as cash and reserves, each reflecting the Company’s ownership interest in the Station DST (15%). As of December 31, 2021, and December 31, 2020, the estimated fair value of the Company’s Investments in real estate-related assets was $35,121,327 and $32,738,630 respectively. The Company has not elected the fair value option to account for its Investments in real estate-related assets.

Loans payable — The fair value is estimated by discounting the expected cash flows based on estimated borrowing rates available to the Company as of the measurement date. The current period liabilities’ carrying and fair values exclude net deferred financing costs. These financial instruments are valued using Level 2 inputs. As of December 31, 2021 and December 31, 2020, the estimated fair value of the Company’s loans payable was $357,212,043 and $86,521,068, respectively (excluding deferred financing costs). The Company has not elected the fair value option, and as such has accounted for its debt using the amortized cost method.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other financial instruments — The Company considers the carrying value of its Cash and cash equivalents to approximate its fair value because of the short period of time between its origination and its expected realization as well as its highly-liquid nature. Due to the short-term maturity of this instrument, Level 1 inputs are utilized to estimate the fair value of this financial instrument.

Note 14 – Derivative Instruments

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, interest rate caps, and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and costs associated with the Company’s operating and financial structure. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management.

The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its related parties may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

On July 6, 2021, in connection with the Valencia Loan, the Company entered the Valencia Swap which calls for the Company to pay a fixed rate of 3.39% per annum on a notional amount of $55,200,000 in exchange for a variable rate of LIBOR plus 195 basis points to be paid by the Valencia Swap Counterparty. The Valencia Swap became effective on July 7, 2021 and is set to expire on July 7, 2031. See Note 7 – Loans Payable for further details.

Additionally, in conjunction with the Keller Loan, the Company entered into an interest rate cap agreement for a notional amount of $31,277,000. See Note 7 – Loans Payable for further details. The fair value of this interest rate cap is insignificant and is included with other assets on the consolidated balance sheet as of December 31, 2021.

The table below presents the fair value of the Company’s derivative financial instrument as well as its classification on the consolidated balance sheet as of December 31, 2021 and December 30, 2021

	Balance Sheet Location	December 31, 2021	December 31, 2020
Derivatives designated as hedging instruments:
Interest rate “pay-fixed” swap	Derivative liabilities, at fair value	$157,709	$—

Cash Flow Hedges

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

The changes in the fair value of derivatives designated and that qualify as cash flow hedges are recorded in accumulated other comprehensive loss (“AOCI”) and are subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the year ended December 31, 2021, an amount of $318,289 was reclassified into earnings and has been recorded within Interest expense in the accompanying consolidated statement of operations.

As of December 31, 2021 the Company had the following derivatives that were designated as cash flow hedges of interest rate risk:

	December 31, 2021
Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Swaps	1	55,200,000

Non-designated Hedge

These derivatives are used to manage the Company’s exposure to interest rate movements, but do not meet the strict hedge accounting requirements to be classified as hedging instruments or derivatives that the Company has not elected to treat as hedges for purposes of administrative ease. Changes in the fair value of derivatives not designated in hedging relationships are recorded directly in earnings. The Company recorded an immaterial loss on non-designated hedging relationships as of December 31, 2021. The Company did not have any such derivatives as of December 31, 2020.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table details the Company’s interest rate derivative not designated as a hedge.

	December 31, 2021
Interest Rate Derivative	Number of Instruments	Notional Amount
Interest Rate Cap	1	31,277,000

Credit Risk-Related Contingent Features

The agreements the Company has with the Company’s derivative counterparties contain cross-default provisions that could trigger a declaration of default on the Company’s derivative obligations if the Company defaults, or is capable of being declared in default, on certain of the Company’s indebtedness. At December 31, 2021, the Company had not been declared in default on any of its derivative obligations. The estimated fair value of the Company’s derivatives in a net liability position was $40,102 and $0 at December 31, 2021 and December 31, 2020, respectively.

Note 15 – Subsequent Events

CO Property Sublease

The tenant of the CO Property (“Alliance Data Systems”) has subleased all 233,573 rentable square feet of the building located at the CO Property to Upstart Network, Inc. (“Upstart”), an affiliate of Upstart Holdings Inc (NASDAQ: UPST). The terms of the sublease, which commences on or about January 1, 2022, and includes a term of 92 months with renewal rights extending up to the lease maturity of the existing lease. As part of the sublease transaction, Alliance Data Systems will invest approximately $5.8 million into building improvements including a new café, gym, conference areas and employee amenities. Alliance Data Systems will remain as guarantor under the master lease

Mars Petcare – Dry/Cold Storage Facility – Columbus, Ohio

On March 11, 2022, the Company through the Operating Partnership, acquired an industrial dry/cold storage facility (the “Fisher Rd Property”) located in Columbus, OH at a contract purchase price of $58 million, exclusive of closing costs. The property is triple net leased to Mars Petcare, US, Inc.

The Fisher Rd Property was acquired with proceeds from the Offerings of $8.6 million and a $50 million advance on the Citizens Facility.

3596 Alpine Avenue, LLC Lease Extension

On March 14, 2022, the Company, and its indirect, wholly-owned subsidiary, the GR Property SPE, entered into an agreement with Walgreen Co. to extend the non-cancelable term of Walgreen’s lease on the property. The agreement confirms Walgreen’s waiver of a termination option thereby extending the non-cancelable term of the lease by five years to July 31, 2037. In addition, the full term of the lease has been extended by five years to July 31, 2087.

Under the terms of the agreement, Walgreen Co. received $900,000 from the Company in exchange for the waiver of a termination right by the tenant. The GR Property is currently encumbered by a single UBS AG loan with an anticipated repayment date of July 6, 2027. The lease extension increases the Company’s overall portfolio weighted average lease term from 9.2 years to 9.4 years of March 14, 2022.

Common Stock Repurchases

Subsequent to December 31, 2021, the Company received and completed 20 eligible repurchase requests for a total of 40,006 shares in the amount of $1,029,484.

Status of the Offerings

As of March 25, 2022, the Company had sold an aggregate of 11,441,888 shares of its common stock (consisting of 3,610,131 Class AX Shares, 1,132,974 Class TX Shares, 1,209,492 Class IX Shares, 735,856 Class T Shares, 377,559 Class D Shares, 4,363 Class S Shares, and 4,371,513 Class I Shares) in the Offerings resulting in net proceeds of $281,286,956 to the Company as payment for such shares.

CANTOR FITZGERALD INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Distributions

As authorized by the board of directors of the Company, on March 1, 2022, the Company declared the following distributions for each class of the Company’s common stock as rounded to the nearest three decimal places ($1.55 on an annual basis):

Gross Distribution
Class T Shares	$0.1189
Class S Shares	$0.1189
Class D Shares	$0.1189
Class I Shares	$0.1189
Class AX Shares	$0.1189
Class TX Shares	$0.1189
Class IX Shares	$0.1189

The net distributions for each class of common stock (which represents the gross distributions described above less the distribution fee for the applicable class of common stock as described in the Company’s applicable prospectus) are payable to stockholders of record immediately following the close of business on February 28, 2022 and will be paid on or about March 7, 2022. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Some or all of the cash distributions may be paid from sources other than cash flow from operations.

APPENDIX A-2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K/A

(Amendment No. 1)

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2021

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

Commission File Number 000-56043

Cantor Fitzgerald Income Trust, Inc.

(Exact name of Registrant as specified in its Charter)

Maryland	81-1310268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Securities registered pursuant to section 12(g) of the Act: Common Stock, $0.01 par value share.

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    YES  ☐    NO  ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    YES  ☐    NO  ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files).    YES  ☒    NO  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    YES  ☐    NO  ☒

The aggregate market value of the common stock held by non-affiliates of the Registrant: No established market exists for the Registrant’s common stock. As of April 25, 2022, the registrant had 3,632,867 Class AX shares, 1,211,608 Class IX shares, 1,098,623 Class TX shares, 5,035,400 Class I shares, 378,435 Class D shares, 806,788 Class T shares and 5,857 Class S shares of $0.01 par value common stock outstanding.

Auditor Firm Id: 42	Auditor Name: Ernst & Young LLP	Auditor Location: New York, NY, US

EXPLANATORY NOTE

Cantor Fitzgerald Income Trust, Inc. (the “Company,” “we,” “us,” or “our”) is filing this Amendment No. 1 on Form 10-K/A (this “Amendment No. 1”) to amend our Annual Report on Form 10-K for the year ended December 31, 2021, originally filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2022 (the “Original Form 10-K”), to include the information required by Items 10 through 14 of Part III of Form 10-K. This information was previously omitted from the Original Form 10-K in reliance on General Instruction G(3) to Form 10-K, which permits the information in the above-referenced items to be incorporated in the Form 10-K by reference to our definitive proxy statement if such statement is filed no later than 120 days after our fiscal year-end. We are filing this Amendment No. 1 to provide the information required in Part III of Form 10-K because a definitive proxy statement containing such information will not be filed by us within 120 days after the end of the fiscal year covered by the Form 10-K. The reference on the cover of the Original Form 10-K to the incorporation by reference to portions of our definitive proxy statement into Part III of the Original Form 10-K is hereby deleted.

In accordance with Rules 12b-15 and 13a-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have also amended Part IV, Item 15 to include currently dated certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 from our principal executive officer and principal financial officer. Because no financial statements have been included in this Amendment No. 1 and this Amendment No. 1 does not contain or amend any disclosure with respect to Items 307 and 308 of Regulation S-K, paragraphs 3, 4 and 5 of the certifications have been omitted. Similarly, because no financial statements have been included in this Amendment No. 1, certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 have been omitted. Except as described above, this Amendment No. 1 does not amend any other information set forth in the Original Form 10-K, and we have not updated disclosures included therein to reflect any subsequent events. This Amendment No. 1 should be read in conjunction with the Original Form 10-K and with our other filings made with the SEC subsequent to the filing of the Original Form 10-K.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Our directors and executive officers are set forth below.

	Age	Positions
Howard W. Lutnick	60	Chairman of the Board of Directors, Chief Executive Officer and President
John C. Griffin	65	Director, Chief Financial Officer and Treasurer
Arthur F. Backal	60	Independent Director
John M. Matteson	57	Independent Director
Dean Palin	53	Independent Director
Christopher Milner	55	President

Howard W. Lutnick. Mr. Lutnick has served as our Chairman and Chief Executive Officer since February 2017. Mr. Lutnick also has served as the Chief Executive Officer of our advisor since February 2017. He joined Cantor in 1983 and was named President and Chief Executive Officer in 1991 and Chairman in 1996. Mr. Lutnick has served as the Chairman and Chief Executive Officer of Rodin Income Trust, Inc. since February 2017 and as its President since January 2018. In addition, he served as Chief Executive Officer of Rodin Income Advisors, LLC since May 2017. Mr. Lutnick is also the Chairman of Newmark Group, Inc. (which operates as Newmark Knight Frank), one of the world’s leading real estate advisory firms. He joined Cantor in 1983 and was named President and Chief Executive Officer in 1991 and Chairman in 1996. Mr. Lutnick is also the Chairman and Chief Executive Officer of BGC Partners, Inc., a leading global brokerage company servicing the financial and real estate markets. Mr. Lutnick holds a degree in economics from Haverford College. He is a member of the boards of the Zachary and Elizabeth M. Fisher Center for Alzheimer’s Disease Research at Rockefeller University, National September 11 Memorial & Museum, and The Partnership for New York City. Mr. Lutnick received the Department of the Navy’s Distinguished Public Service Award, the highest honor granted by the Navy to non-military personnel. We believe that Mr. Lutnick’s extensive experience supports his appointment to our board of directors.

Christopher A. Milner. Mr. Milner has served as our and our advisor’s President since May of 2020. Mr. Milner has also served as the Head of Commercial Real Estate Investment Management at Cantor Fitzgerald, L.P. since March 2013 and has served as senior portfolio manager of Resolution Recovery Partners Manager, LLC, an institutional fund managed by an affiliate of our sponsor, since August 2015. In May of 2019 Mr. Milner became a member of the investment committee of the manager for Cantor Silverstein Opportunity Zone Trust, Inc., a fund that is co-sponsored by our sponsor. Additionally, Mr. Milner became a member of the board of the Institute for Portfolio Alternatives in October of 2019. Previously, Mr. Milner spent 14 years at BlackRock and was a co-founder of its Commercial Real Estate Debt business. Mr. Milner was Global Head of CRE Debt and President of the Carbon Capital series of private real estate debt funds as well as a member of BlackRock’s Corporate Leadership Committee, the Real Estate Executive Committee and the Global Real Estate Investment Committee. Prior to joining BlackRock in 1997, Mr. Milner was responsible for origination, underwriting and securitization of all commercial mortgage conduit loan production at PNC and was also a member of the PNC M&A team which acquired BlackRock and Midland Loan Services in 1995 and 1998, respectively. Mr. Milner received an MBA in finance with a concentration in real estate from Indiana University and a Bachelor of Arts degree in economics from DePauw University.

John C. Griffin. Mr. Griffin has served as our director, Chief Financial Officer and Treasurer since January 2021. Mr. Griffin has also served as our advisor’s Chief Financial Officer and Treasurer since January 2021. He has also served as Chief Financial Officer, Treasurer and director of Rodin Income Trust, Inc, as Chief Financial Officer and Treasurer of Rodin Income Advisors, LLC and as co-Chief Financial Officer of Cantor Silverstein Opportunity Zone Trust, Inc., a private fund that is co-sponsored by our sponsor, Cantor Fitzgerald Investors, LLC (“CFI”), since January 2021. Mr. Griffin has served as Managing Director of our dealer manager and finance head of Cantor’s Commercial Real Estate Investment Management division since April 2017 and as Chief Financial Officer and Investment Committee member of Resolution Recovery Partners LP, an institutional fund managed by an affiliate of our sponsor, CFI, since August 2014. At Cantor, Mr. Griffin oversees a range of functions, most notably, comprehensive accounting and operational control for Cantor sponsored real estate funds. Mr. Griffin has more than 40 years of professional experience in the commercial real estate sector and financial services industry. Prior to joining Cantor, Mr. Griffin served as Chief Financial Officer and Chief Administrative Officer of Ranieri Real Estate Partners LP from 2012 to 2014 and at various positions within Deutsche Bank for approximately 14 years, including most recently as Chief Administrative Officer of the Global Commercial Real Estate business. Mr. Griffin holds a FINRA FINOP 28 License. He received his B.S. in Economics and Finance from Cornell University. We believe that Mr. Griffin’s extensive experience in the financial services industry supports his appointment to our board of directors.

Independent Directors

Arthur F. Backal. Mr. Backal has been one of our independent directors since February 2017. Mr. Backal founded and has served as the President and Chief Executive Officer of Backal Hospitality Group, LLC, a premier New York-based hospitality and event services company, since December 2007. Mr. Backal also founded and has served as the President of State of the Art Enterprises, Inc., a premier New York-based full-service event planning company, since November 2002. Prior to founding Backal Hospitality Group and State of the Art Enterprises, Mr. Backal focused on the New York hospitality industry, holding various positions with a number of hotels in New York City, including the Plaza, the Pierre, the Helmsley Palace and the St. Regis. Mr. Backal holds a Bachelor of Arts in Hospitality Business from Michigan State University. We believe that Mr. Backal’s extensive experience in business management supports his appointment to our board of directors.

4

John M. Matteson. Mr. Matteson has been one of our independent directors since February 2017. Mr. Matteson is the Founder of The Matteson Companies, or TMC, a Boston-based real estate investment and development company, which he founded in June 2014. At TMC, Mr. Matteson has been responsible, in partnership with GFI Partners, a Boston-based real estate advisor, for acquiring investments, ranging from projects such as net leased warehouse and warehouse development to office and residential development, totaling over $1.2 billion in gross asset value. Prior to forming TMC, Mr. Matteson spent eleven years from September 2004 to June 2014 as the Regional Director of the Archon Group, a Goldman Sachs Company, managing Goldman Sachs’ Boston real estate division, where he was responsible for investing over $2 billion of the firm’s equity nationally, focusing on Boston, New York City and Chicago. Mr. Matteson is a graduate of the University of Wisconsin – Madison where he received a Bachelor of Science in Economics. We believe that Mr. Matteson’s extensive real estate investment experience supports his appointment to our board of directors.

Dean Palin. Mr. Palin has been one of our independent directors and our audit committee financial expert since February 2017. Mr. Palin has served as a Principal of Palin Enterprises, a national real estate organization that oversees a major portfolio of residential, commercial and industrial properties located across the country from New York to California, since 1990. Mr. Palin’s work with Palin Enterprises focuses on the development, including new construction and rehabilitation, and management and leasing of residential, commercial and industrial complexes. During the past 10 years, Mr. Palin has expanded Palin Enterprises’ residential development portfolio with new developments in Brooklyn, Queens and Long Beach, New York. Palin Enterprises owns and operates over five million square feet of industrial space. In addition, over the past 20 years, Mr. Palin has partnered with, operated and invested in many New York City restaurants. Mr. Palin holds a Bachelor of Science in Business from the Boston University School of Management. We believe that Mr. Palin’s extensive experience in real estate and business management supports his appointment to our board of directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. A copy of our code of ethics may be obtained, free of charge, by sending a written request to 110 East 59th Street, New York, NY 10022, Attention: Chief Financial Officer.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. Our audit committee is comprised of Arthur F. Backal, John M. Matteson and Dean Palin with Mr. Palin serving as the Chairman of our audit committee and our audit committee financial expert.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be discussed pursuant to SEC regulations.

Item 11. Executive Compensation

Executive Officer Compensation

Although we have executive officers who manage our operations, we have no direct employees. Our advisor, Cantor Fitzgerald Income Advisors, LLC, and the real estate professionals at our advisor, manage our day-to-day affairs and our portfolio of income-producing commercial properties and other real estate-related assets.

Non-Employee Director Compensation

We compensate each of our independent directors with an annual retainer of $20,000, with the chairman of the audit committee receiving an additional annual retainer of $5,000. In addition, we pay independent directors for attending board and committee meetings $1,000 in cash for each board and committee meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director. Notwithstanding the foregoing arrangement, each of our independent directors receives a minimum of $25,000 annually for service on our board of directors.

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The following table sets forth the compensation earned by our directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash	Total
Arthur F. Backal	$27,000	$27,000
John M. Matteson	27,000	27,000
Dean Palin	32,000	32,000

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters*

Stock Ownership

The following table shows, as of April 25, 2022, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Cantor Fitzgerald Investors, LLC(1) (2)	191,337	1.57%
Howard W. Lutnick	191,337	1.57%
Christopher A. Milner	110	*
John Griffin	—	—
Paul Pion**	—	—
Arthur F. Backal	—	—
John M. Matteson	—	—
Dean Palin	—	—

All directors and executive officers as a group	191,447	1.57%

Note:

*	Less than 1.0%
**	Mr. Pion has resigned from his position of director and chief financial officer of the Company effective as of January 2021.
(1)	The address of this beneficial owner is c/o Cantor Fitzgerald Income Trust, Inc. 110 E. 59th Street, New York, NY 10022.
(2)

Cantor Fitzgerald Investors, LLC is indirectly owned by Cantor Fitzgerald, L.P. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. Mr. Lutnick controls Cantor Fitzgerald, L.P. through his ownership of CF Group Management, Inc.

Long-Term Incentive Plan Information

The following table summarizes information, as of December 31, 2021, relating to our long-term incentive plan pursuant to which grants of securities may be made from time-to-time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Long-Term Incentive Plans Approved by Stockholders	—	—	2,000,000
Long-Term Incentive Plans Not Approved by Stockholders	N/A	N/A	N/A

Total	—	—	2,000,000

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Securities Authorized for Issuance Under Long-Term Incentive Plan

Our long-term incentive plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalents, limited partnership interests in the operating partnership, or any other right relating to our common stock or cash; provided that our long-term incentive plan prohibits the issuance of stock appreciation rights and dividend equivalent rights unless and until our shares of common stock are listed on a national securities exchange. As required by the NASAA REIT guidelines, the maximum number of shares of our common stock that may be issued upon the exercise or grant of an award under our long-term incentive plan will not exceed in the aggregate, an amount equal to 5% of the outstanding shares of our common stock on the date of grant of any such awards. Any stock options or stock appreciation rights granted under our long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. The exercise price or base price may not be reduced, directly or indirectly, or indirectly by cancellation and regrant, without the prior approval of our stockholders. As of December 31, 2021, we have not granted any securities under our long-term incentive plan.

Item 13. Certain Relationships and Related Transactions, and Director Independence

Director Independence

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our day-to-day operations and our portfolio of preferred equity interest, mezzanine and mortgage loans secured by commercial property and other real estate-related assets, subject to the board’s supervision. Our directors have a fiduciary duty to supervise our relationship with the advisor.

Our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors but may not be fewer than three. Our charter also provides that a majority of our directors must be independent of us, our advisor and our respective affiliates except for a period of 60 days after the death, resignation or removal of an independent director pending the election of his or her successor. We currently have three independent directors on our board of directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

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Certain Relationships and Related Transactions

Fees and Expenses

Our advisor is Cantor Fitzgerald Income Advisors, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on February 11, 2016. As our advisor, Cantor Fitzgerald Income Advisors, LLC has contractual and fiduciary responsibilities to us and our stockholders. Pursuant to the advisory agreement between us and our advisor, and subject to certain restrictions and limitations, our advisor is responsible for managing our affairs on a day-to-day basis and for identifying, originating, acquiring and managing investments on our behalf. For providing such services, our advisor receives fees and reimbursements from us. The following summarizes these fees and reimbursements.

Organization and Offering Expenses. We will reimburse our advisor and its affiliates for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement does not cause the selling commissions, the dealer manager fees and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary portion of our public offerings and under the distribution reinvestment plan, we estimate organization and offering expenses (other than selling commissions and the dealer manager fee), in the aggregate, to be 1% of gross offering proceeds. These organization and offering costs include all costs (other than selling commissions. the dealer manager fee and the distribution fees) to be paid by us in connection with our public offerings, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in our public offerings, reimbursement of bona fide due diligence expenses of broker-dealers, and reimbursement of our advisor for costs in connection with preparing supplemental sales materials. Our advisor agreed to pay all of our organization and offering expenses on our behalf (other than selling commissions, dealer manager fees and distribution fees) through May 18, 2018. We began reimbursing our advisor for such costs ratably over the 36 months following May 18, 2018; provided that we will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for organization and offering costs paid by the advisor to exceed 1% of gross offering proceeds as of such payment date. For purposes of calculating our net asset value, the organization and offering costs paid by our advisor through May 18, 2018 will not be reflected in our net asset value until we reimburse the advisor for these costs. After May 18, 2018, our advisor, in its sole discretion, may pay some or all of the additional organization and offering costs incurred, but is not required to do so. To the extent our advisor pays such additional organization and offering costs, we will be obligated to reimburse the advisor subject to the 1% cap described above.

Acquisition Expenses. We do not intend to pay our advisor any acquisition fees in connection with making investments. We will, however, provide reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of in-house counsel of affiliates and other affiliated service providers that provide resources to us), costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communication expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition or origination of our investments. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses may be paid or reimbursed to the advisor or its affiliates.

Asset Management Fees. We pay our advisor a monthly asset management fee equal to one-twelfth of 1.20% of our most recently disclosed net asset value.

Performance Participation. Effective August 10, 2020, through its ownership of the special units of our operating partnership, our advisor, through a special unit holder, an affiliate of our advisor, also holds a performance participation interest in our operating partnership that entitles it to receive an allocation of our operating partnership’s total return to its capital account. Total return is defined as distributions paid or accrued plus the change in net asset value for the applicable period. Under the limited partnership agreement of our operating partnership, the annual total return will be allocated solely to the special unit holder after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between special unit holders and all other unit holders is equal to 12.5% and 87.5% respectively. Thereafter, the special unit holder will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest will be paid in cash or Class I operating partnership units, at the election of the special unit holder.

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Other Operating Expenses. We will reimburse our advisor’s costs of providing administrative services, subject to the following limitations. We generally will not reimburse our advisor for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined in our advisory agreement) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of investments for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, if our independent directors exercise their right to conclude that this excess was justified, this fact will be disclosed in writing to the holders of our shares of common stock within 60 days. If our independent directors do not determine such excess expenses are justified, our advisor is required to reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation. In addition, subject to other limitations on the incurrence and reimbursement of operating expenses contained in our advisory agreement, operating expenses which have been incurred and paid by our advisor will not become our obligation unless our advisor has invoiced us for reimbursement, which will occur in a quarterly statement and accrued for in the respective period. Our advisor will not invoice us for any reimbursement if the impact of such would result in us incurring an obligation in an amount that would result in our net asset value per share for any class of shares to be less than $25.00. We may, however, incur and record an obligation to reimburse our advisor, even if it would result in our net asset value per share for any class of shares for such quarter to be less than $25.00, if our board of directors determines that the reasons for the decrease of our net asset value per share below $25.00 were unrelated to our obligation to reimburse our advisor for operating expenses. In addition, all or a portion of the operating expenses, which have not been previously paid by us or invoiced by our advisor may be in the sole discretion of our advisor (i) waived by our advisor, (ii) reimbursed to our advisor in any subsequent quarter or (iii) reimbursed to our advisor in connection with a liquidity event or termination of the advisory agreement, provided that we have fully invested the proceeds from our offerings and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on their invested capital. Any reimbursement of operating expenses remains subject to the limitations described above, including the 2%/25% limitations and the related approval requirements. Reimbursable operating expenses include personnel and related employment costs incurred by our advisor or its affiliates in performing the services described in the advisory agreement, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services. We will not reimburse our advisor for costs of such employees of our advisor or its affiliates to the extent that such employees (A) perform services for which our advisor receives disposition fees or (B) serves as our executive officer.

Property Management and Oversight Fees. If the advisor or an affiliate is a property manager with respect to a particular property, we will generally pay market rate property management fees.

Leasing Commissions. We will pay customary leasing fees if our advisor or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.

Fees for Other Services. We may retain certain of our advisor’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, loan origination services, debt servicing, brokerage services, transaction support services (which may consist of assembling relevant information with respect to investment acquisitions and dispositions, conducting financial and market analyses, coordinating closing and post-closing procedures, coordinating of design and development works, coordinating with brokers, lawyers, accountants and other advisors, assisting with due diligence, site visits and other services), transaction consulting services and other similar operational matters. Any fees paid to our advisor’s affiliates for any such services will not reduce the asset management fee. Any such arrangements will be at market rates.

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Selling Commissions and Dealer Manager Fees

The dealer manager for our public offerings, Cantor Fitzgerald & Co., is a registered broker-dealer and is affiliated with our advisor and our sponsor. We entered into the dealer manager agreements with the dealer manager in connection with our initial public offering and our follow-on offering and are obligated to pay various commissions and fees with respect to the Class AX, Class TX, Class IX, Class T, Class S, Class D and Class I shares distributed in our public offerings. CFI has paid a portion of the selling commissions and all of the dealer manager fees, up to a total of 4% of gross offering proceeds from the sale of Class AX shares and Class TX shares, as well as 1.5% of gross offering proceeds from the sale of Class IX shares, incurred in connection with our initial public offering. We refer to this payment as sponsor support and will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing our common stock on a national securities exchange or (B) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or (ii) upon the termination of our advisory agreement by us or by our advisor. In each such case, we only will reimburse CFI after we have fully invested the proceeds from our initial public offering and our initial public stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such invested capital.

Selling Commissions. Selling commissions payable to our dealer manager in our initial public offering consisted of (i) up to 1% of gross offering proceeds paid by CFI for Class AX shares and Class TX shares and, (ii) up to 5% and 2% of gross offering proceeds from the sale of Class AX shares and Class TX shares, respectively. No selling commissions were payable with respect to Class IX shares. Selling commissions in our follow-on offering consist of 3% and 3.5% of gross offering proceeds from the sale of Class T shares and Class S shares, respectively. All or a portion of such selling commissions may be re-allowed to participating broker-dealers. No selling commissions will be payable with respect to Class D and Class I shares or with respect to shares issued pursuant to our distribution reinvestment plan.

Dealer Manager Fees. Dealer manager fees payable to our dealer manager in our initial public offering consisted of up to 3.0% of gross offering proceeds from the sale of Class AX shares and Class TX shares and up to 1.5% of gross offering proceeds from the sale of Class IX Shares, all of which were paid by CFI. A portion of such dealer manager fees may be re-allowed to participating broker-dealers as a marketing fee. Dealer manager fees payable to our dealer manager in our follow-on offering consist of up to 0.5% of gross offering proceeds from the sale of Class T shares. No dealer manager fees will be payable with respect to Class S shares, Class D shares, Class I shares or with respect to shares issues pursuant to our distribution reinvestment plan.

Distribution Fees. Under our dealer manager agreements, distribution fees are payable to our dealer manager with respect to our Class TX shares, Class T shares, Class S shares and Class D shares, all or a portion of which may be re-allowed by the dealer manager to participating broker-dealers. Under the dealer manager agreement for the initial public offering, the distribution fees for Class TX shares accrue daily and are calculated on outstanding Class TX shares issued in the primary portion of the initial public offering in an amount equal to 1.0% per annum of (i) the gross offering price per Class TX share in the primary offering, or (ii) if we are no longer offering shares in a public offering, the most recently published per share net asset value of Class TX shares. Under the dealer manager agreement for the follow-on offering, we have agreed to pay our dealer manager (a) with respect to the Class T shares and Class S shares, a distribution fee in an annual amount equal to 0.85% of the aggregate net asset value of the outstanding Class T shares and Class S shares, as applicable, and (b) with respect to the Class D shares, a distribution fee in an annual amount equal to 0.25% of the aggregate net asset value of the outstanding Class D shares. The distribution fees are payable monthly in arrears and are paid on a continuous basis from year to year.

We will cease paying distribution fees with respect to each Class TX share, including any Class TX shares issued pursuant to our distribution reinvestment plan, on the earliest to occur of the following: (i) a listing of shares of our common stock on a national securities exchange; (ii) such Class TX share no longer being outstanding; (iii) the dealer manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to all Class AX, Class TX shares and Class IX shares, would be in excess of 10% of the gross proceeds of the primary portion of the initial public offering; or (iv) the end of the month in which the transfer agent, on our behalf, determines that total underwriting compensation, including dealer manager fees, sales commissions, distribution fees and any other underwriting compensation paid to participating broker dealers with respect to the Class TX shares held by a stockholder within his or her particular account, would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class TX shares held in such account (or, in the case of shares sold through certain participating broker dealers, a lower limit as set forth in any applicable agreement between our dealer manager and a participating broker dealer in effect at the time such shares were issued to such account).

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We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which our dealer manager in conjunction with the transfer agent determines that total upfront selling commissions, dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or, in the case of Class T shares sold through certain participating broker-dealers, a lower limit as set forth in the applicable agreement between the dealer manager and a participating broker-dealer at the time such Class T shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto).

The following table summarizes the fees and expenses incurred by us and paid to our advisor and its affiliates and our dealer manager for the year ended December 31, 2021:

		Due to related parties as of December 31, 2020	Year ended December 31, 2021		Due to related parties as of December 31, 2021
Type of Fee or Reimbursement	Financial Statement Location		Incurred	Paid
Management Fees
Asset management fees	Management fees	$150,028	$2,166,136	$2,092,562	$223,602
Property management and oversight fees	Management fees	37,055	676,908	650,090	63,873
Organization, Offering and Operating Expense Reimbursements
Operating expenses(1)	General and administrative expenses	204,253	1,030,000	—	1,234,253
Organization expenses(2)	General and administrative expenses	17,879	—	17,879	—
Admin Fees(2)	General and administrative expenses	—	18,000	—	18,000
Offering costs(2)	Additional paid-in capital	294,405	763,027	957,041	100,391
Commissions and Fees
Selling commissions and dealer manager fees, net	Additional paid-in capital	—	403,547	403,547	—
Distribution fees	Additional paid-in capital	734,830	(112,614)	354,932	267,284
Investment Funding
Distribution due(3)	Additional paid-in capital	—	—	—	202,430

Total		$1,438,450	$4,945,004	$4,476,051	$2,109,833

Note:

(1) As of December 31, 2021, our advisor has incurred, on our behalf, a total of $12,728,245 in unreimbursed operating expenses, including a total of $1,659,279 for the year ended December 31, 2021 for which our advisor has not invoiced us for reimbursement. The total amount of unreimbursed operating expenses may, in future periods, be subject to reimbursement by us pursuant to the terms of the advisory agreement.

(2)

As of December 31, 2021, our advisor has incurred, on our behalf, a total of $11,460,817 of organization and offering expenses, of which our obligation is limited to $100,391, pursuant to the 1% limitation.

(3)	Reflects distribution amount owed by us to the CF Keller Holdings LLC.

Investment by Our Sponsor

Our sponsor initially invested $200,001 in us through the purchase of 8,180 Class AX shares at $24.45 per share. Our sponsor may not sell any of these shares during the period it serves as our sponsor. Neither our advisor nor our sponsor currently has any options or warrants to acquire any of our shares. Our advisor, our directors and their affiliates, including our sponsor, may not vote their shares of common stock regarding: (i) the removal of any of them; or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

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As of December 31, 2021, CFI has invested $4,782,281 in us through the purchase of 191,337 shares (8,180 Class AX shares for an aggregate purchase price of $200,001 and 183,157 Class IX shares for an aggregate purchase price of $4,582,280). CFI purchased 125,157 of the Class IX shares in the amount of $3,132,280 pursuant to a distribution support agreement, which provides that in certain circumstances where our cash distributions exceed the our modified funds from operations, CFI will purchase up to $5.0 million of Class IX shares (including the $2.0 million of shares purchased in order to satisfy the minimum offering requirement) at the then current offering price per Class IX share net of dealer manager fees to provide additional cash to support distributions to our stockholders. On August 10, 2020, we entered into the amended distribution support agreement to ensure that we have a sufficient amount of funds to pay cash distributions to stockholders during our follow-on offering. Pursuant to the amended distribution support agreement, in the event that cash distributions exceed MFFO, CFI will purchase Class I shares from us in the follow-offering in an amount equal to the distribution shortfall, up to $5 million (less the $2.0 million of shares purchased by CFI in order to satisfy the minimum offering requirement and any shares purchased by CFI pursuant to the distribution support agreement in the initial public offering).

Sponsor Support

Our sponsor, CFI, is a Delaware limited liability company and an affiliate of Cantor. Our sponsor has paid a portion of selling commissions and all of the dealer manager fees, up to a total of 4.0% of gross offering proceeds from the sale of Class AX shares and Class TX shares, as well as 1.5% of gross offering proceeds from the sale of Class IX shares, incurred in connection with our initial public offering. We will reimburse such expenses (i) immediately prior to or upon the occurrence of a liquidity event, including (A) the listing of our common stock on a national securities exchange or (B) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our directors then in office are replaced or removed, or (ii) upon the termination of the advisory agreement by us or by the advisor. In each such case, we only will reimburse the sponsor after we have fully invested the proceeds from our initial public offering and our stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a 6.0% cumulative, non-compounded annual pre-tax return on such invested capital. As of December 31, 2021, CFI has paid sponsor support totaling $5,374,526.

Keller Property SPE

During the year ended December 31, 2021, we, through our operating partnership, entered into a joint venture (the “Keller Member JV”), with an affiliate of CFI, CF Keller Holdings LLC (the “Keller Holdings”), to indirectly acquire 97% interests in multifamily property located in Carrolton, Texas (the “Keller Property”) for a purchase price of $56,500,000. We own 80.26% interests and Keller Holdings owns 19.74% interests in the Keller Member JV. The remaining 3% interests in the Keller Property is owned by CAF, an unrelated third party. As of December 31, 2021, our interest in the Keller Property SPE was 77.85%.

DST Interests

During the year ended December 31, 2021, we, through our operating partnership, entered into an agreement with Cantor Realty Fund III, LLC (“Cantor Realty Fund III”), an affiliate of CFI, to acquire 25% of interests in a Delaware Statutory Trust, CF Summerfield Multifamily DST (the “Summerfield DST”), which owns a multifamily residential property located in Landover, MD (the “Summerfield Property”) through CF Summerfield DST Holder, LLC (the “Summerfield DST Holder”). As of December 31, 2021, we purchased additional interests of $2,611,899 in the Summerfield DST Holder increasing our ownership interest to 100%. As of December 31, 2021, the remaining 75% of the Summerfield DST interests were held by third party investors through a syndicated offering.

In May 2021, the sponsor of the Summerfield DST initiated an offering to syndicate its interest to third party investors. As of December 31, 2021, the Summerfield DST has received proceeds of $35,239,483 from the syndication, $34,819,034 of which have been distributed in accordance with the preference defined in the operating agreement.

Madison Ave Property SPE

During the year ended December 31, 2021, we, through our operating partnership, acquired, together with a subsidiary of CFI, through a joint venture (“Madison Avenue SPE”), an industrial property located in Cleveland, OH (the “Madison Ave Property”) for a purchase price of $30,800,000, exclusive of closing costs. As of December 31, 2021, our interest in the Madison Ave Property SPE is 100%.

Valencia DST Interest

During the year ended December 31, 2021, we, through our operating partnership, entered into an agreement with an affiliate of CFI, CF Valencia Life Sciences Depositor, LLC (the “Valencia Depositor”), to acquire Delaware Statutory Trust (the “Valencia DST”), which owns a life sciences laboratory and research office property located in Valencia, CA. As of December 31, 2021, our operating partnership owns 10% of the interests in the Valencia DST and Valencia Depositor owns the remaining 90% of interests in the Valencia DST.

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Kacey DST Interest

During the year ended December 31, 2021, we, through our operating partnership, together with CFI and Cantor Realty Fund III, LLC, an affiliate of CFI, acquired interests in a Delaware Statutory Trust, (the “Kacey DST”), which owns a multifamily residential property in Kingwood, TX (the “Kacey Property”) for a purchase price of $67.0 million, exclusive of closing costs. As of December 31, 2021, we, through CF Kacey DST Holder, LLC (the “Kacey DST Holder”) own 10% of interests in the Kacey DST. As of December 31, 2021, the remaining 90% of the Kacey DST interests were held by CF Kacey Depositor, LLC.

Industry DST Interest

During the year ended December 31, 2021, we, together with CFI and Cantor Realty Fund III, LLC, an affiliate of CFI, acquired interests in a Delaware Statutory Trust, (the “Industry DST”), which owns multifamily residential property located in Columbus, OH (the “Industry Property”) for a purchase price of $81.0 million, exclusive of closing costs. As of December 31, 2021, we, through CF Industry DST Holder, LLC (the “Industry DST Holder”) own 10% of the interests in the Industry DST. As of December 31, 2021, the remaining 90% of the Industry DST interests were held by CF Industry Depositor, LLC.

CF Net Lease Portfolio IV DST Offering

On November 23, 2021, we, through our operating partnership and CF Net Lease Portfolio IV DST (“DST”) entered into a managing broker-dealer agreement (“DST Dealer Manager Agreement”) with Cantor Fitzgerald & Co. (the “DST Dealer Manager”), an affiliate of CFI, pursuant to which the DST Dealer Manager agreed to conduct a private placement offering (the “DST Offering”) of up to $21.6 million of the DST’s beneficial interests, representing 100% of the interests, to third party investors on a “best efforts” basis. Prior to the DST Offering we, through the operating partnership, owned 100% of the DST’s beneficial interests. In connection with the DST Offering, on November 23, 2021, CF Net Lease Portfolio Depositor, our operating partnership, CF Net Lease Portfolio Manager IV, LLC (the “DST Manager”), and Delaware Trust Company entered into an amended and restated trust agreement of CF Net Lease Portfolio IV DST (the “Amended DST Trust Agreement”). The DST Manager will continue to be engaged to act as the manager of the DST.

Station DST Interests

During the year ended December 31, 2021, we, through our operating partnership, acquired interests in Delaware Statutory Trust, CF Station Multifamily DST (the “Station DST”), which owns a multifamily residential property located in Irving, Texas. Station DST which is controlled and managed by CFI, for a purchase price of $7,573,700. As of December 31, 2021, our interest in the Station DST was 15%.

Policies Governing Related Person Transactions

In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our sponsor, our advisor, our directors or their respective affiliates. The types of transactions covered by these policies include the compensation paid to our advisor, decisions to renew our advisory agreement, acquisitions or leases of assets, mortgages and other types of loans and any other transaction in which our sponsor, our advisor or any of our directors have an interest, reimbursement of operating expenses in excess of the 2%/25% Guidelines, issuances of options and warrants and repurchases of shares. Under the restrictions, these transactions, if permitted, must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction.

Independent Directors’ Review of our Policies

As required by our charter, our independent directors have reviewed our policies, including but not limited to our policies regarding investments, leverage, conflicts of interest and investment allocation, and determined that they are in the best interests of our stockholders. Our key policies that provided the basis for such determination are summarized herein.

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Item 14. Principal Accounting Fees and Services*

Independent Auditors

During the year ended December 31, 2021, Ernst & Young LLP served as our independent auditor.

Audit and Non-Audit Fees

Aggregate fees that we were billed for the fiscal years ended December 31, 2021 and December 31, 2020 by our independent registered public accounting firm, Ernst & Young LLP, were as follows:

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit fees	$228,750	$246,150
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$228,750	$246,150

Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and review of SEC registration statements.

The audit committee of our board of directors was advised that there were no services provided by Ernst & Young LLP that were unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements that could impair Ernst & Young from maintaining its independence as our independent auditor and concluded that it was.

Audit Committee Pre-Approval Policies and Procedures

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members or a subcommittee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

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PART IV

Item 15. Exhibits, Financial Statement Schedules.

(b) Exhibits

The following exhibits are filed as part of this Amendment No. 1:

Exhibit Number	Description

31.1*	Certification by the Chief Executive Officer pursuant to 17 CFR 240.13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification by the Chief Financial Officer pursuant to 17 CFR 240.13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2022	CANTOR FITZGERALD INCOME TRUST, INC.

	By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Name	Title	Date

/s/ Howard W. Lutnick	Chief Executive Officer and Chairman of the Board of Directors	April 29, 2022
Howard W. Lutnick	(Principal Executive Officer)

/s/ John C. Griffin	Chief Financial Officer	April 29, 2022
John C. Griffin	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 29, 2022
Arthur F. Backal

*	Director	April 29, 2022
John M. Matteson

*	Director	April 29, 2022
Dean Palin

*	Signed on behalf of the named individuals by John C. Griffin under power of attorney.

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